 Table of Contents

Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-221683

Genius Brands International, Inc.

Prospectus

1,647,691 Shares

Common Stock

This prospectus relates to the sale of up to 1,647,691 shares of our common stock, par value $0.001 per share (“Common Stock”), by the selling stockholders of Genius Brands International, Inc., a Nevada corporation, named in this prospectus. The shares being offered consist of an aggregate of 1,647,691 shares (the “Shares”) of Common Stock, at an offering price of $3.90 per share. The shares offered by the prospectus were issued in connection with (i) an October 2017 Securities Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (the “Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering directly to the Investors (the “Registered Offering”) the Shares, at an offering price of $3.90 per share; and (ii) a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), under which we agreed to issue to the Investors who participated in the Registered Offering warrants (the “Warrants”) exercisable for one share of Common Stock for each Share purchased in the Registered Offering for an aggregate of 1,647,691 shares of Common Stock at an exercise price of $3.90 per share.

Our common stock is traded on the NASDAQ Capital Market, under the symbol “GNUS.” On January 30, 2018, the last reported sale price for our common stock was $2.79 per share.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

Our business and an investment in our securities involve a high degree of risk. Before making any investment in our securities, you should read and carefully consider the risks described in the “Risk Factors” section beginning on page 4 of this prospectus.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on and as of the date of this prospectus, regardless of the time of any sale of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 30, 2018

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction.

You should read this prospectus and any applicable prospectus supplement before making an investment in the securities of Genius Brands International, Inc. See “Where You Can Find More Information” for more information. You should rely only on the information contained in this prospectus or a prospectus supplement. The Company has not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any prospectus supplement, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Unless otherwise noted in this prospectus, “Genius Brands,” “Genius,” “the Company,” “we,” “us,” “our” and similar terms refer to Genius Brands International, Inc.

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

i

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. It may not contain all the information important to making an investment decision. You should read the following summary together with the more detailed information regarding our Company and the securities being sold in this offering, including “Risk Factors” and other information incorporated by reference herein.

Business Overview

Genius Brands International, Inc. (“we”, “us”, “our”, or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by industry veterans, the Company distributes its content in all formats as well as a broad range of consumer products based on its characters. In the children's media sector, the Company’s portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment including the award-winning Baby Genius; new preschool property Rainbow Rangers; preschool property debuting on Netflix Llama Llama; tween music-driven brand SpacePop; adventure comedy Thomas Edison's Secret Lab® available on public broadcast stations and the Company’s Kid Genius Carton Channel on Comcast's Xfinity on Demand, Roku, AppleTV, and Amazon Prime; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company is also co-producing an all-new adult-themed animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter.

In addition, the Company acts as licensing agent for certain brands, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include Llama Llama and Celessence Technologies.

The Company commenced operations in January 2006, assuming all the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, the Company changed its trading symbol from “PENT” to “GNUS”.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

On November 4, 2016, the Company filed a certificate to change its Articles of Incorporation to effect a reverse split on a one-for-three basis (the “2016 Reverse Split”). The 2016 Reverse Split became effective on November 9, 2016. All common stock (“Common Stock”) share and per share information in this prospectus, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the 2016 Reverse Split, unless otherwise indicated.

Our principal executive offices are located at 301 North Canon Drive, Suite 305, Beverly Hills, California 90210. Our telephone number is 310-273-4222. We maintain an Internet website at www.gnusbrands.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

1

Summary of Risk Factors

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. As of September 30, 2017, we had an accumulated deficit of $40,374,944. Additional risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary. These risks include, but are not limited to, the following:

•	We have a history of net losses and our future profitability is uncertain.

•	We may be required to raise additional funds to finance our operations; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

•	If we lose key personnel or are unable to attract and retain necessary talent, we may be unable to continue to grow and develop our business profitably.

•	Third parties may claim that we infringe their intellectual property, and we could suffer significant litigation or licensing expense as a result.

•	Raising additional funds may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

•	Trading volume in our stock is low and an active trading market for our common stock may not be available on a consistent basis to provide stockholders with adequate liquidity. Our stock price may be extremely volatile, and our stockholders could lose a significant part of their investment.

•	Concentration of ownership among our existing officers, directors and principal stockholders may prevent other stockholders from influencing significant corporate decisions and depress our stock price.

Offering of Common Stock and Concurrent Private Placement of Warrants

On October 3, 2017, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (the “Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering directly to the Investors (the “Registered Offering”), an aggregate of 1,647,691 shares (the “Shares”) of common stock, at an offering price of $3.90 per share for gross proceeds of approximately $6,425,995, before deducting the placement agent fee and related offering expenses.

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), we agreed to issue to the Investors who participated in the Registered Offering warrants (the “Warrants”) exercisable for one share of common stock for each Share purchased in the Registered Offering for an aggregate of 1,647,691 shares of Common Stock at an exercise price of $3.90 per share. Each Warrant was immediately exercisable on the date of its issuance and expire five years from that date. The Warrants and the shares of our common stock issuable upon the exercise of the Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to a registration statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. Shares of common stock underlying the Warrants are being registered for resale by the selling security holders pursuant to the Registration Statement of which this prospectus forms a part. We closed such Offerings on October 5, 2017.

2

THE OFFERING

Securities offered by the selling security holders	1,647,691

Common Stock to be outstanding after this offering, assuming exercise of all Warrants issued pursuant to the Purchase Agreement	9,850,485

Terms of the offering	The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Use of proceeds	We may receive up to approximately $6,425,995 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

Trading Market	Our common stock is quoted on the NASDAQ Capital Market under the symbol “GNUS.”

The number of shares of common stock that will be outstanding after this offering is based on 8,202,794 shares outstanding as of January 12, 2018, plus 1,647,691 shares issuable upon exercise of Warrants issued pursuant to the Purchase Agreement (which Warrants are exercisable at an exercise price of $3.90 per share), and excludes:

•	1,176,667 shares of Common Stock issuable upon conversion of 3,530 shares of Series A Convertible Preferred Stock at a conversion price of $3.00;
•	1,303,215 shares of Common Stock issuable upon exercise of outstanding stock options to purchase our Common Stock at a weighted average exercise price of $8.14 per share;
•	363,452 shares of Common Stock reserved for future issuance under our 2015 Incentive Plan and 2015 Amended Incentive Plan; and
•	2,451,698 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.74.

3

RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our financial statements and related notes thereto, before deciding to invest in our common stock. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the Securities and Exchange Commission.

RISKS RELATING TO OUR BUSINESS

We have incurred net losses since inception.

We have a history of operating losses and incurred net losses in each fiscal quarter since our inception. For the three months ended September 30, 2017, we generated net revenues of $256,501 and incurred a net loss of $1,164,406, while for the three months ended September 30, 2016, we generated net revenue of $120,486 and incurred a net loss of $1,530,900. For the nine months ended September 30, 2017, we generated net revenues of $650,723 and incurred a net loss of $3,732,183, while for the nine months ended September 30, 2016, we generated net revenue of $648,711 and incurred a net loss of $4,363,567. These losses, among other things, have had an adverse effect on our results of operations, financial condition, stockholders’ equity, net current assets and working capital.

We will need to generate additional revenue to achieve profitability. We are beginning to generate revenues derived from our existing properties, properties in production, new brands being introduced into the marketplace, and incremental revenue derived from the licensing business we manage on behalf of our clients. However, the ability to sustain these revenues and generate significant additional revenues or achieve profitability will depend upon numerous factors some of which are outside of our control.

We will need additional financing to continue our operations. If we are unable to obtain additional financing on acceptable terms, we will need to curtail or cease our development plans and operations.

As of September 30, 2017, we had approximately $3,247,402 of available cash, cash equivalents, and restricted cash. Additional funds may be required to fund operations which could be raised through the issuance of equity securities and/or debt financing. There being no assurance that any type of financing on terms acceptable to us will be available or otherwise occur. Debt financing must be repaid regardless of whether we generate revenues or cash flows from operations and may be secured by substantially all of our assets. Any equity financing or debt financing that requires the issuance of warrants or other equity securities to the lender would cause the percentage ownership by our current stockholders to be diluted, which dilution may be substantial. Also, any additional equity securities issued may have rights, preferences or privileges senior to those of existing stockholders. Any equity financing at a price below the then current conversion price of our Series A Convertible Preferred Stock will result in an adjustment to the conversion ratio, applicable to such securities, resulting in the issuance of additional shares of our Common Stock upon the conversion of our Series A Convertible Preferred Stock, which would further dilute our other stockholders.

If we are not able to obtain sufficient capital, we may then be forced to limit the scope of our operations.

We expect that as our business continues to grow we will need additional working capital. If adequate additional debt and/or equity financing is not available on reasonable terms or at all, we may not be able to continue to expand our business, and we will have to modify our business plans accordingly. These factors could have a material adverse effect on our future operating results and our financial condition.

If we reach a point where we are unable to raise needed additional funds to continue as a going concern, we could be forced to cease our activities and dissolve our company. In such an event, we will need to satisfy various creditors and other claimants, severance, lease termination and other dissolution-related obligations.

4

Our revenues and results of operations may fluctuate from period to period.

Cash flow and projections for any entertainment company producing original content can be expected to fluctuate until the animated content and ancillary consumer products are in the market and could fluctuate thereafter even when the content and products are in the marketplace. There is significant lead time in developing and producing animated content before that content is in the marketplace. Unanticipated delays in entertainment production can delay the release of the content into the marketplace. Structured retail windows that dictate when new products can be introduced at retail are also out of our control. While we believe that we have mitigated this in part by creating a slate of properties at various stages of development or production as well as representing certain established brands which contribute immediately to cash flow, any delays in the production and release of our content and products or any changes in the preferences of our customers could result in lower than anticipated cash flows.

As with our cash flows, our revenues and results of operations depend significantly upon the appeal of our content to our customers, the timing of releases of our products and the commercial success of our products, none of which can be predicted with certainty. Accordingly, our revenues and results of operations may fluctuate from period to period. The results of one period may not be indicative of the results of any future period. Any quarterly fluctuations that we report in the future may not match the expectations of market analysts and investors. This could cause the price of our Common Stock to fluctuate.

Production cost will be amortized according to the individual film forecasting methodology. If estimated remaining revenue is not sufficient to recover the unamortized production costs, the unamortized production costs will be written down to fair value. In any given quarter, if we lower our previous forecast with respect to total anticipated revenue, we would be required to adjust amortization of related production costs. These adjustments would adversely impact our business, operating results and financial condition.

Changes in the United States, global or regional economic conditions could adversely affect the profitability of our business.

A decrease in economic activity in the United States or in other regions of the world in which we do business could adversely affect demand for our products, thus reducing our revenue and earnings. A decline in economic conditions could reduce demand for and sales of our products. In addition, an increase in price levels generally, or in price levels in a particular sector, could result in a shift in consumer demand away from the animated content and consumer products we offer, which could also decrease our revenues, increase our costs, or both.

Inaccurately anticipating changes and trends in popular culture, media and movies, fashion, or technology can negatively affect our sales.

While trends in the toddler to tween sector change quickly, we respond to trends and developments by modifying, refreshing, extending, and expanding our product offerings on an on-going basis. However, we operate in extremely competitive industries where the ultimate appeal and popularity of content and products targeted to this sector can be difficult to predict. We believe our focus on “content with a purpose” serves an underrepresented area of the toddler to tween market; however, if the interest of our audience trends away from our current properties toward other offerings based on current media, movies, animated content or characters, and if we fail to accurately anticipate trends in popular culture, movies, media, fashion, or technology, our products may not be accepted by children, parents, or families and our revenues, profitability, and results of operations may be adversely affected.

We face competition from a variety of retailers that sell similar merchandise and have better resources than we do.

The industries in which we operate are competitive, and our results of operations are sensitive to, and may be adversely affected by, competitive pricing, promotional pressures, additional competitor offerings and other factors, many of which are beyond our control. Indirectly through our licensing arrangements, we compete for retailers as well as other outlets for the sale and promotion of our licensed merchandise. Our primary competition comes from competitors such as The Walt Disney Company, Nickelodeon Studios, and the Cartoon Network.

We have sought a competitive advantage by providing “content with a purpose” which are both entertaining and enriching for children and offer differentiated value that parents seek in making purchasing decisions for their children. While we do not believe that this value proposition is specifically offered by our competitors, our competitors have greater financial resources and more developed marketing channels than we do which could impact our ability, through our licensees, to secure shelf space thereby decreasing our revenues or affecting our profitability and results of operations.

5

The production of our animated content is accomplished through third-party production and animation studios around the world, and any failure of these third-parties could negatively impact our business.

As part of our business model to manage cash flows, we have partnered with a number of third-party production and animation studios around the world for the production of our new content in which these partners fund the production of the content in exchange for a portion of revenues generated in certain territories. We are reliant on our partners to produce and deliver the content on a timely basis meeting the predetermined specifications for that product. The delivery of inferior content could result in additional expenditures by us to correct any problems to ensure marketability. Further, delays in the delivery of the finished content to us could result in our failure to deliver the product to broadcasters to which it has been pre-licensed. While we believe we have mitigated this risk by aligning the economic interests of our partners with ours and managing the production process remotely on a daily basis, any failures or delays from our production partners could negatively affect our profitability.

If we fail to honor our obligations under the terms of our third-party supplier or loan agreements, our business may be adversely affected.

On January 10, 2017, we entered into an amendment of our home entertainment Distribution Agreement with Sony pursuant to which, among other things, Sony agreed to pay $1,489,583 which was owed and payable by us to DADC for certain disk manufacturing and replication services, thereby terminating the agreement with DADC.

In connection with such transaction, we (i) granted Sony home entertainment rights in territories worldwide in addition to the United States and Canada and (ii) issued Sony 301,231 shares of our Common Stock at $4.945 per share, Sony’s exclusive territory for exercising its home entertainment distribution rights under the distribution agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by Sony out of royalty payments that would otherwise be due to us under the Distribution Agreement was increased by the amount of the payment to DADC. Future cash flow from the distributed products under the distribution agreement, if any, will be impacted by the additional recoupment obligation and additional rights granted. In connection with the above issuance of our shares, we entered into a subscription agreement with Sony, effective as of January 17, 2017.

Failure to successfully market or advertise our products could have an adverse effect on our business, financial condition and results of operations.

Our products are marketed worldwide through a diverse spectrum of advertising and promotional programs. Our ability to sell products is dependent in part upon the success of these programs. If we or our licensees do not successfully market our products or if media or other advertising or promotional costs increase, these factors could have an adverse effect on our business, financial condition, and results of operations.

The failure of others to promote our products may adversely affect our business.

The availability of retailer programs relating to product placement, co-op advertising and market development funds, and our ability and willingness to pay for such programs, are important with respect to promoting our properties. In addition, although we may have agreements for the advertising and promotion of our products through our licensees, we will not be in direct control of those marketing efforts and those efforts may not be done in a manner that will maximize sales of our products and may have a material adverse effect on our business and operations.

We may not be able to keep pace with technological advances.

The entertainment industry in general, and the music and motion picture industries in particular, continue to undergo significant changes, primarily due to technological developments. Because of the rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors could have on potential revenue from, and profitability of, distributing entertainment programming. As it is also impossible to predict the overall effect these factors could have on our ability to compete effectively in a changing market, if we are not able to keep pace with these technological advances, our revenues, profitability and results from operations may be materially adversely affected.

6

Failure in our information technology and storage systems could significantly disrupt the operation of our business.

Our ability to execute our business plan and maintain operations depends on the continued and uninterrupted performance of our information technology (“IT”) systems. IT systems are vulnerable to risks and damages from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our and our vendors’ servers are potentially vulnerable to physical or electronic break-ins, including cyber-attacks, computer viruses and similar disruptive problems. These events could lead to the unauthorized access, disclosure and use of non-public information. The techniques used by criminal elements to attack computer systems are sophisticated, change frequently and may originate from less regulated and remote areas of the world. As a result, we may not be able to address these techniques proactively or implement adequate preventative measures. If our computer systems are compromised, we could be subject to fines, damages, litigation and enforcement actions, and we could lose trade secrets, the occurrence of which could harm our business. Despite precautionary measures to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data could adversely affect our ability to operate our business.

Loss of key personnel may adversely affect our business.

Our success greatly depends on the performance of our executive management team, including Andy Heyward, our Chief Executive Officer. The loss of the services of any member of our core executive management team or other key persons could have a material adverse effect on our business, results of operations and financial condition. The employment agreement of Stone Newman, our former President of Global Consumer Products, Worldwide Content Sales and Marketing, expired on July 14, 2017 and was not renewed.

Our management team currently owns a substantial interest in our voting stock.

As of December 31, 2017, our management team and Board of Directors beneficially own or control (including conversions, options or warrants exercisable or convertible within 60 days) a combined 2,528,225, or 28.9%, of our shares currently outstanding (including conversions, options or warrants exercisable or convertible within 60 days). Sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our Common Stock. Additionally, management has the ability to control any proposals submitted to shareholders, including corporate actions and board changes which may not be in accordance with the votes of other shareholders.

Litigation may harm our business or otherwise distract management.

Substantial, complex or extended litigation could cause us to incur large expenditures and could distract management. For example, lawsuits by licensors, consumers, employees or stockholders could be very costly and disrupt business.  While disputes from time to time are not uncommon, we may not be able to resolve such disputes on terms favorable to us.

Our vendors and licensees may be subject to various laws and government regulations, violation of which could subject these parties to sanctions which could lead to increased costs or the interruption of normal business operations that could negatively impact our financial condition and results of operations.

Our vendors and licensees may operate in a highly regulated environment in the US and international markets. Federal, state and local governmental entities and foreign governments may regulate aspects of their businesses, including the production or distribution of our content or products. These regulations may include accounting standards, taxation requirements (including changes in applicable income tax rates, new tax laws and revised tax law interpretations), product safety and other safety standards, trade restrictions, regulations regarding financial matters, environmental regulations, advertising directed toward children, product content, and other administrative and regulatory restrictions. While we believe our vendors and licensees take all the steps necessary to comply with these laws and regulations, there can be no assurance that they are compliant or will be in compliance in the future. Failure to comply could result in monetary liabilities and other sanctions which could increase our costs or decrease our revenue resulting in a negative impact on our business, financial condition and results of operations.

7

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete in the animated content and entertainment industry depends, in part, upon successful protection of our proprietary and intellectual property. We protect our property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited, or no, practical protection in some jurisdictions. It may be possible for unauthorized third parties to copy and distribute our productions or portions of our productions. In addition, although we own most of the music and intellectual property included in our products, there are some titles which the music or other elements are in the public domain and for which it is difficult or even impossible to determine whether anyone has obtained ownership or royalty rights. It is an inherent risk in our industry that people may make such claims with respect to any title already included in our products, whether or not such claims can be substantiated. If litigation is necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the resulting diversion of resources could have an adverse effect on our business, operating results or financial condition.

RISKS RELATING TO OUR COMMON STOCK

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock currently trades on the NASDAQ Capital Market. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock.  We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis.  It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our Common Stock.

Our Articles of Incorporation authorize us to issue up to 10,000,000 shares of blank check preferred stock. Any additional preferred stock that we issue in the future may rank ahead of our Common Stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our Common Stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of Common Stock, which could dilute the value of Common Stock to current stockholders and could adversely affect the market price, if any, of our Common Stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any additional shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

8

We do not expect to pay dividends in the future and any return on investment may be limited to the value of our Common Stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our Board of Directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because the return on investment will only occur if its stock price appreciates.

Our outstanding Series A Convertible Preferred Stock contains anti-dilution provisions that, if triggered, could cause substantial dilution to our then-existing Common Stock holders which could adversely affect our stock price.

Our outstanding Series A Convertible Preferred Stock contains anti-dilution provisions to benefit the holders thereof. As a result, if we, in the future, issue Common Stock or grant any rights to purchase our Common Stock or other securities convertible into our Common Stock for a per share price less than the then existing conversion price of the Series A Convertible Preferred Stock, an adjustment to the then current conversion price would occur. This reduction in the conversion price could result in substantial dilution to our then-existing common stockholders as well as give rise to a beneficial conversion feature reported on our statement of operations. Either or both of which could adversely affect the price of our Common Stock.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell substantial amounts of our Common Stock in the public market upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In general, under Rule 144, a non-affiliated person who has held restricted shares of our Common Stock for a period of six months may sell into the market all of their shares, subject to us being current in our periodic reports filed with the Commission.

As of December 31, 2017, approximately 5,264,197 shares of Common Stock of the 7,610,794 shares of Common Stock issued and outstanding are free trading. Additionally, as of December 31, 2017, there are 1,176,667 shares of Common Stock underlying the Series A Convertible Preferred Stock that could be sold pursuant to Rule 144. As of the same date, there are 1,553,359 shares of Common Stock underlying outstanding warrants that could be sold pursuant to Rule 144 to the extent permitted by any applicable vesting requirements. Lastly, as of December 31, 2017, there are 1,303,215 shares of Common Stock underlying outstanding options granted and 363,452 shares reserved for issuance under our Genius Brands International, Inc. Amended 2015 Incentive Plan, all of which are unregistered but will become eligible for sale in the public market to the extent permitted by any applicable vesting requirements and Rule 144 under the Securities Act.

Concentration of ownership among our existing officers, directors and principal stockholders may prevent other stockholders from influencing significant corporate decisions and depress our stock price.

Based on the number of shares outstanding as of December 31, 2017, our officers, directors and stockholders who hold at least 5% of our stock beneficially own a combined total of approximately 54.2% of our outstanding common stock, including shares of common stock subject to preferred shares, stock options, and warrants that are currently convertible or exercisable or will be convertible or exercisable within 60 days after December 31, 2017. If these officers, directors, and principal stockholders or a group of our principal stockholders act together, they will be able to exert a significant degree of influence over our management and affairs and control matters requiring stockholder approval, including the election of directors and approval of mergers, business combinations or other significant transactions. The interests of one or more of these stockholders may not always coincide with our interests or the interests of other stockholders. For instance, officers, directors, and principal stockholders, acting together, could cause us to enter into transactions or agreements that we would not otherwise consider. Similarly, this concentration of ownership may have the effect of delaying or preventing a change in control of our company otherwise favored by our other stockholders.

9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “would,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology and include, but are not limited to, statements regarding: our products; our business plan; the enforceability of our intellectual property rights; projections of market prices and costs; supply and demand for our products; future capital expenditures; our collaboration arrangements; relationships with retailers, and other business partners; ability to add new customer accounts; and future borrowings under our credit agreements. The material assumptions supporting these forward-looking statements include, among other things: our ability to obtain any necessary financing on acceptable terms; timing and amount of capital expenditures; the enforcement of our intellectual property rights; our ability to launch new products; retention of skilled personnel; continuation of current tax and regulatory regimes; current exchange rates and interest rates; and general economic and financial market conditions. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include: (1) a downturn in global economic conditions; (2) any adverse occurrence with respect to the development or marketing of our products; (3) any adverse occurrence with respect to any of our licensing or intellectual property agreements; (4) our ability to successfully launch new content and programming; (5) our ability to successfully collaborate with major partners; (6) product and content development or other initiatives by our competitors; (7) potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; (8) our ability to enforce our intellectual property rights; (9) our ability to hire and retain senior management and key employees; and (10) other factors beyond our control. Additional risks also include those described herein and in our filings with the SEC.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

10

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of securities by the selling security holders pursuant to this prospectus. We may receive up to approximately $6,425,995 in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

11

MARKET FOR OUR COMMON STOCK

Market Information

Our Common Stock began trading on the NASDAQ Capital Market under the symbol “GNUS” on November 21, 2016. Prior to that our Common Stock traded on the OTCQB of the OTC Markets Group Inc. under the same symbol.

The table below sets forth (i) for the periods during which our Company was quoted on the OTCQB, the high and low bid prices for our Common Stock as reported on the OTCQB during the periods indicated, and (ii) for the periods during which our Company has been listed on the NASDAQ Capital Market, the high and low closing prices for our Common Stock as reported by the Nasdaq Capital Market for the periods indicated.

The quotations below, as provided by OTC Markets Group, Inc., reflect inter-dealer prices and do not include retail markup, markdown or commissions. In addition, these quotations may not necessarily represent actual transactions. The bid quotations and sales prices reflect a 1-for-100 reverse stock split we effected on April 7, 2014 and a one-for-three reverse stock split we effected on November 9, 2016.

Period (Listed on The NASDAQ Capital Market)	Quarter High	Quarter Low

November 21, 2016 through December 31, 2016	$7.05	$5.20
First Quarter 2017	$5.73	$3.67
Second Quarter 2017	$4.99	$3.40
Third Quarter 2017	$4.12	$3.00
October 1, 2017 through December 31, 2017	$3.77	$2.43

Period (Quoted on OTCQB)	Quarter High	Quarter Low
First Quarter 2015	$8.22	$4.50
Second Quarter 2015	$9.30	$5.88
Third Quarter 2015	$6.60	$3.60
Fourth Quarter 2015	$4.26	$2.40
First Quarter 2016	$3.75	$1.80
Second Quarter 2016	$7.14	$3.69
Third Quarter 2016	$6.51	$5.55
October 1, 2016 through November 20, 2016	$7.13	$5.34

Stockholders

As of January 12, 2018, we had 249 stockholders of record, not including persons or entities that hold our stock in nominee or “street name” through various brokerage firms.

12

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not expect to pay any cash dividends for the foreseeable future. We intend to use future earnings, if any, in the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors, based on our financial condition, results of operations, contractual restrictions, capital requirements, business properties, restrictions imposed by applicable law and other factors our board of directors may deem relevant.

13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations, financial condition and liquidity and capital resources should be read in conjunction with our financial statements and related notes for the three and nine months ended September 30, 2017 and 2016 and for the fiscal years ended December 31, 2016 and December 31, 2015. Certain statements made or incorporated by reference in this prospectus and our other filings with the Securities and Exchange Commission, in our press releases and in statements made by or with the approval of authorized personnel constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created thereby. Forward-looking statements reflect intent, belief, current expectations, estimates or projections about, among other things, our industry, management’s beliefs, and future events and financial trends affecting us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. Although we believe the expectations reflected in any forward-looking statements are reasonable, such statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements.

Overview

The management’s discussion and analysis is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make certain estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Our Business

Genius Brands International, Inc. is a global content and brand management company that creates and licenses multimedia content. Led by industry veterans, we distribute our content in all formats as well as a broad range of consumer products based on its characters. In the children’s media sector, our portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment including the award-winning Baby Genius; new preschool property Rainbow Rangers; preschool property debuting on Netflix Llama Llama; tween music-driven brand SpacePop; adventure comedy Thomas Edison's Secret Lab®, available on public broadcast stations and our Kid Genius Cartoon Channel on Comcast's Xfinity on Demand and Roku; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. We are also co-producing an all-new adult-themed animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter.

In addition, we act as licensing agent for certain brands, leveraging our existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include Llama Llama and Celessence Technologies.

14

Recent Developments

In April 2015, we partnered with Comcast to launch the new Kid Genius Cartoon Channel on Xfinity on Demand. With Xfinity, Kid Genius Cartoon Channel is currently in over 22 million homes. In November 2016, we partnered with a leading kids’ app distributor adding Over-The-Top (“OTT”) distribution expanding the channel onto platforms such as Roku, Apple TV, Amazon Fire and Google thus reaching an additional 40 million homes. Our plans are to continue this roll-out through the end of 2017 by adding additional reach with the goal of being in over 80 million homes.

In September 2017, we announced that we had partnered with Amazon Prime to launch Kid Genius Cartoon Channel Plus, a subscription video on demand channel available to the approximately 80 million subscribers to Amazon Prime for $3.99 per month. In December 2017, we announced the launch of a second children’s content destination on the Xfinity On Demand Platform featuring our Baby Genius ® programming. The new Baby Genius destination complements our existing Kid Genius Cartoon Channel on Xfinity on Demand.

In January 2018, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we agreed to sell approximately $1,800,000 of common stock and warrants to such investors (the “January 2018 Private Placement”). Under the January 2018 Private Placement, we issued and sold warrants to purchase 592,000 shares of our Common Stock at an exercise price of $3.00 per share. The closing of the sale of these securities under the January 2018 Agreement occurred on January 10, 2018. In connection with the January 2018 Private Placement, we issued to Chardan Capital Markets, LLC, as placement agent, warrants to purchase 93,000 shares of common stock at an exercise price of $3.00 per share.

Results of Operations

Three Months Ended September 30, 2017 and 2016

Our summary results for the three months ended September 30, 2017 and 2016 are below.

Revenues

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Change	%Change
Licensing & Royalties	$94,430	$85,660	$8,770	10%
Television & Home Entertainment	155,003	34,826	120,177	345%
Advertising Sales	7,008	–	7,008	N/A
Product Sales	60	–	60	N/A
Total Revenue	$256,501	$120,486	$136,015	113%

Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands for which we act as a licensing agent. During the three months ended September 30, 2017 compared to September 30, 2016, this category increased $8,770 or 10% primarily due to increases in revenues from our SpacePop property.

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television, VOD, or SVOD in domestic and international markets and the sale of DVDs for home entertainment through our partners. Fluctuations in Television & Home Entertainment revenue occur period over period based on the achievement of revenue recognition criteria such as the start of a license period and the delivery of the content to the customer. During the three months ended September 30, 2017 compared to September 30, 2016, Television & Home Entertainment revenue increased $120,177 or 345% primarily due to licensing activity related to our Thomas Edison’s Secret Lab and SpacePop properties.

Advertising sales are generated on the Kid Genius Cartoon Channel in the form of either flat rate promotions or advertising impressions served. Advertising sales increased by $7,008 during the three months ended September 30, 2017 due to advertising impressions served, campaigns, and promotions with no similar activity in the prior period as we had not yet begun to monetize our growing base of homes served.

Product sales represent physical products in which we hold intellectual property rights such as trademarks and copyrights to the characters and which are manufactured and sold by us directly. During the three months ended September 30, 2017, product sales associated with Warren Buffett’s Secret Millionaire Club increased by $60 compared to the three months ended September 30, 2016 due to a lack of similar product offerings in the prior period.

15

Expenses

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Change	% Change
Marketing and Sales	$86,715	$220,627	$(133,912)	-61%
Direct Operating Costs	186,226	44,220	142,006	321%
General and Administrative	1,150,147	1,389,360	(239,213)	-17%
Total Operating Expenses	$1,423,088	$1,654,207	$(231,119)	-14%

Marketing and sales expenses decreased $133,912 for the three months ended September 30, 2017 compared to the prior year period primarily due to increased promotional spending in the prior period related to the launch of SpacePop.

Direct operating costs include costs of our product sales, non-capitalizable film costs, film and television cost amortization expense, and participation expense related to agreements with various animation studios, post-production studios, writers, directors, musicians or other creative talent with which we are obligated to share net profits of the properties on which they have rendered services. During the three months ended September 30, 2017, we recorded film and television cost amortization expense of $29,848 and participation expense of $11,996 compared to prior period expenses of $23,011 and $0, respectively. These increases are related to increased Television & Home Entertainment revenue related to Thomas Edison’s Secret Lab and SpacePop in the current period compared to the prior period. The balance of the direct operating costs includes certain post production costs and content delivery expenses without comparable activity in the prior period.

General and administrative expenses consist primarily of salaries, employee benefits, share-based compensation related to stock options, insurance, rent, depreciation and amortization as well as other professional fees related to finance, accounting, legal and investor relations. General and administrative costs for three months ended September 30, 2017 decreased $239,213 compared to the same period in 2016. This change resulted primarily from decreases in share-based compensation expense of $250,443 offset by modest increases of $34,023 in salaries and wages.

Nine months Ended September 30, 2017 and 2016

Our summary results for the nine months ended September 30, 2017 and 2016 are below.

Revenues

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016	Change	% Change
Licensing & Royalties	$365,993	$347,128	$18,865	5%
Television & Home Entertainment	263,142	285,433	(22,291)	-8%
Advertising Sales	13,027	–	13,027	N/A
Product Sales	8,561	16,150	(7,589)	-47%
Total Revenue	$650,723	$648,711	$2,012	0%

Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands for which we act as a licensing agent. During the nine months ended September 30, 2017 compared to September 30, 2016, this category increased $18,865 or 5% primarily due to increases in revenues from our SpacePop property.

16

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television, VOD, or SVOD in domestic and international markets and the sale of DVDs for home entertainment through our partners. Fluctuations in Television & Home Entertainment revenue occur period over period based on the achievement of revenue recognition criteria such as the start of a license period and the delivery of the content to the customer. During the nine months ended September 30, 2017 compared to September 30, 2016, Television & Home Entertainment revenue decreased $22,291 or 8%. During the nine months ended September 30, 2016, we recognized revenue from numerous licenses of our Thomas Edison’s Secret Lab Property. In the current period, there were fewer licenses of Thomas Edison’s Secret Lab offset by increased licensing activity related to our SpacePop property.

Advertising sales are generated on the Kid Genius Cartoon Channel in the form of either flat rate promotions or advertising impressions served. Advertising sales increased by $13,027 during the nine months ended September 30, 2017 due to advertising impressions served campaigns, and promotions with no similar activity in the prior period as we had not yet begun to monetize our growing base of homes served.

Product sales represent physical products in which we hold intellectual property rights such as trademarks and copyrights to the characters and which are manufactured and sold by us directly. During the nine months ended September 30, 2017, product sales associated with Warren Buffett’s Secret Millionaire Club decreased by $7,589 (47%) compared to the nine months ended September 30, 2016 due to a different product offering and price point as compared to that period in the prior year.

Expenses

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016	Change	% Change
Marketing and Sales	$361,761	$686,577	$(324,816)	-47%
Direct Operating Costs	254,243	252,688	1,555	1%
General and Administrative	3,772,643	4,325,703	(553,060)	-13%
Total Operating Expenses	$4,388,647	$5,264,968	$(876,321)	-17%

Marketing and sales expenses decreased $324,816 for the nine months ended September 30, 2017 compared to the prior year period primarily due to modest decreases in spending related to sponsorships and promotions during the quarter pursuant to our SpacePop marketing plan as well as fees paid to a consultant for execution of a distribution contract in the prior period without similar activity in the current period.

Direct operating costs include costs of our product sales, non-capitalizable film costs, film and television cost amortization expense, and participation expense related to agreements with various animation studios, post-production studios, writers, directors, musicians or other creative talent with which we are obligated to share net profits of the properties on which they have rendered services. The de minimus increases in direct operating costs in the nine months ended September 30, 2017 compared to the prior period reflect the related increases in total revenue over the same period.

General and administrative expenses consist primarily of salaries, employee benefits, share-based compensation related to stock options, insurances, rent, depreciation and amortization as well as other professional fees related to finance, accounting, legal and investor relations. General and administrative costs for nine months ended September 30, 2017, decreased $553,060 compared to the same period in 2016. This change resulted from decreases in share-based compensation expense of $722,772 offset by increases in professional fees of $117,449, salaries and wages of $40,375, and bad debt expense of $16,730. Fluctuations in other general and administrative expenses comprise the balance of the variance.

17

Year Ended December 31, 2016 and 2015

Our summary results for the years ended December 31, 2016 and 2015 are below.

Revenues

	Year Ended December 31, 2016	Year Ended December 31, 2015	Change	% Change
Licensing & Royalties	$469,527	$492,134	$(22,607)	-5%
Television & Home Entertainment	356,150	400,676	(44,526)	-11%
Advertising Sales	27,330	–	27,330	N/A
Product Sales	13,868	15,173	(1,305)	-9%
Total Revenue	$866,875	$907,983	$(41,108)	-5%

Licensing and royalty revenue includes items for which we license the rights to our copyrights and trademarks of our brands and those of the brands for which we act as a licensing agent. During the year ended December 31, 2016 compared to December 31, 2015, this category decreased $22,607 or 5% primarily due to the transition from one distribution partner to another.

Television & Home Entertainment revenue is generated from distribution of our properties for broadcast on television, VOD, or SVOD in domestic and international markets and the sale of DVDs for home entertainment through our partners. During the year ended December 31, 2016, Television & Home Entertainment revenue decreased $44,526 or 11% compared to the year ended December 31, 2015, primarily due to deliveries of Thomas Edison’s Secret Lab commencing in the third quarter of 2015 without comparable activity in the latter half of 2016.

Advertising sales are generated on the Kid Genius Cartoon Channel in the form of either flat rate promotions or advertising impressions served. Advertising sales increased by $27,330 during the year ended December 31, 2016, compared to zero revenue in the prior period as we began to monetize our growing base of homes served.

Product sales represent physical products including DVDs and CDs in which we hold intellectual property rights such as trademarks and copyrights to the characters and which are manufactured and sold by us either directly at wholesale to retail stores or online retailers. During the year ended December 31, 2016, product sales decreased by $1,305 or 9% compared to the year ended December 31, 2015.

Total Expenses

	Year Ended December 31, 2016	Year Ended December 31, 2015	Change	% Change
Marketing and Sales	$1,035,128	$420,399	$614,729	146%
Direct Operating Costs	279,217	200,418	78,799	39%
General and Administrative	6,017,391	3,823,510	2,193,881	57%
Total Expenses	$7,331,736	$4,444,327	$2,887,409	65%

Marketing and sales expenses increased $614,729 for the year ended December 31, 2016 compared to the year ended December 31, 2015 primarily due to promotional and branding activity related to the June 2016 debut of SpacePop on YouTube and in preparation for its launch at retail locations in the fourth quarter of 2016 as well as an increase in trade show expenses related to our promotion of our brands at MIPCOM in the Fall of 2016.

18

Direct operating costs include costs of our product sales, unamortizable post-production costs, film and television cost amortization expense, and participation expense related to agreements with various animation studios, post-production studios, writers, directors, musicians or other creative talent with which we are obligated to share net profits of the properties on which they have rendered services. During the year ended December 31, 2016, we recorded film and television cost amortization expense of $167,788 and participation expense of $17,238 compared to prior period expenses of $127,552 and $0, respectively. These increases are primarily due to our continued exploitation of Thomas Edison’s Secret Lab.

General and administrative expenses consist primarily of salaries, employee benefits, share-based compensation related to stock options, insurances, rent, depreciation and amortization as well as other professional fees related to finance, accounting, legal and investor relations. General and administrative costs for the year ended December 31, 2016 increased $2,193,881 compared to the same period in 2015. This increase includes: (i) increases in share-based compensation expense of $1,549,878 related to the grant of options to officers, directors, employees and consultants in the fourth quarter of 2015 and in 2016; (ii) increases in salaries and related expenses of $209,711 associated with several critical hires in various functions including the President of the Kid Genius Cartoon Channel; (iii) increases in investor relations expense of $198,230; and (iv) increases in professional fees of $61,309 related to the up-listing to the NASDAQ Capital Market from OTCQB. Fluctuations in other general and administrative expenses make up the balance of the increase.

Other Income / (Expense)

	Year Ended December 31, 2016	Year Ended December 31, 2015	Change	% Change
Other Income	$6,651	$18,870	$(12,219)	-65%
Interest Expense	(2,675)	(2,576)	(99)	4%
Interest Expense - Related Parties	(8,503)	(24,757)	16,254	-66%
Gain / (Loss) on Distribution Contracts	258,103	115,811	142,292	123%
Gain / (Loss) on Impairment of Assets	(1,850)	(7,500)	5,650	-75%
Gain / (Loss) on Deferred Financing Costs	–	(9,313)	9,313	-100%
Unrealized Gain (Loss) on Foreign Currency Translation	–	(37,313)	37,313	-100%
Net Other Income (Expense)	$251,726	$53,222	$198,504	373%

Other income (expense) represents non-operating income and expense such as interest expense and the gain or loss on certain transactions as well as unrealized foreign currency translation adjustments related to certain contracts denominated in foreign currency. For the year ended December 31, 2016, other income totaled $251,726 compared to $53,222 in the prior period. This $198,504 increase was primarily due to the $275,000 settlement of a distribution agreement with limited comparable activity in the prior period.

Liquidity and Capital Resources

Working Capital

As of September 30, 2017, we had current assets of $3,989,900, including cash, cash equivalents, and restricted cash of $3,247,402, and current liabilities of $2,126,844, including certain trade payables of $925,000 of which we dispute the claim, resulting in working capital of $1,863,056, compared to a working capital deficit of $479,404 as of December 31, 2016.

Increases in working capital were the result of two transactions:

•

On January 10, 2017, we entered into an amendment of our home entertainment distribution agreement with Sony pursuant to which, among other things, Sony paid DADC $1,489,583 which was the total sum owed and payable by us to DADC.

•	On February 9, 2017, we entered into the Private Transaction for which we received gross proceeds of $3,866,573 from the exercise of the Original Warrants.

19

Credit Facility

On August 8, 2016, Llama Productions LLC, our wholly-owned subsidiary, closed a $5,275,000 multiple draw-down, secured, non-recourse, non-revolving credit facility (the “Facility”) with Bank Leumi USA to produce our animated series Llama Llama (the “Series”). The Series is configured as fifteen half-hour episodes comprised of thirty 11-minute programs anticipated to be delivered to Netflix in the fourth quarter of 2017. The Facility is secured by the license fees we will receive from Netflix for the delivery of the Series as well as our copyright in the Series. The Facility has a term of 40 months and has an interest rate of either Prime plus 1% or one, three, or six-month LIBOR plus 3.25%. As a condition of the loan agreement with Bank Leumi, we deposited $1,000,000 into a cash account to be used solely for the production of the series.

Comparison of Cash Flows for the Nine Months Ended September 30, 2017 and 2016

Our total cash, cash equivalents, and restricted cash were $3,247,402 and $3,642,667 at September 30, 2017 and 2016, respectively.

	September 30, 2017	September 30, 2016	Change
Cash used in operations	$(5,029,810)	$(1,885,328)	$(3,144,482)
Cash used in investing activities	(47,361)	(7,192)	(40,169)
Cash provided by financing activities	5,436,652	347,567	5,089,085
Increase (decrease) in cash	$359,481	$(1,544,953)	$1,904,434

During the nine months ended September 30, 2017, our primary sources of cash were the $3,866,573 in gross proceeds from the Private Transaction coupled with the $2,034,728 in proceeds from the Llama Llama production facility. During the comparable period in 2016, our primary source of cash was the $2,000,000 advance from the Sony Distribution Agreement. During both periods, these funds were primarily used to fund operations including the continued investment in our film and television assets as well as marketing support for our brands.

Operating Activities

Cash used in operating activities for the nine months ended September 30, 2017 was $5,029,810 as compared to cash used in operating activities of $1,885,328 during the prior period. The use of cash in the current period is based on the operating results discussed above as well as increases in film and television costs of $1,880,811 related to the development and production of SpacePop, Llama Llama, and Rainbow Rangers. The cash used in operating activities in the prior period resulted primarily from the $2,000,000 advance from the Sony Distribution Agreement offset by our operating results and increases in film and television costs of $754,770 related to the production of SpacePop and Llama Llama.

Investing Activities

Cash used in investing activities for the nine months ended September 30, 2017 was $47,361 for the enhancement of our information technology infrastructure as compared to a use of $7,192 during the comparable period for the development of certain intangible assets.

Financing Activities

Cash generated from financing activities for the nine months ended September 30, 2017 was $5,436,652 as compared to $347,567 generated in the comparable period in 2016. During the nine months ended September 30, 2017, the sources of cash generated from financing activities were the $3,866,573 in gross proceeds from the Private Transaction coupled with the $2,034,728 in proceeds from the Llama Llama production facility. During the nine months ended September 30, 2016, cash generated from financing activities included $100,000 from the exercise of certain warrants outstanding as well as $237,567 in proceeds from the Llama Llama production facility.

20

Comparison of Cash Flows for the Years Ended December 31, 2016 and 2015

Our total cash, cash equivalents, and restricted cash was $2,887,921 and $5,187,620 at December 31, 2016 and 2015, respectively. The change in cash is as follows:

	Year Ended December 31, 2016	Year Ended December 31, 2015	Change
Cash used in operations	$(3,716,277)	$(3,396,581)	$(319,696)
Cash used in investing activities	(11,494)	(294,207)	282,713
Cash provided by financing activities	1,428,072	4,577,309	(3,149,237)
Increase (decrease) in cash and cash equivalents	$(2,299,699)	$886,521	$(3,186,220)

During the year ended December 31, 2016, our primary source of cash was the $2.0 million advance from Sony in the first quarter of 2016 coupled with financing activities including the proceeds from the exercise of warrants as well as proceeds from the Llama Llama production facility. During the comparable period in 2015, our primary source of cash was financing activity including the collection of the second payment related to a long-term, exclusive supply chain services contract. During both periods, these funds were primarily used to fund operations including the continued investment in our film and television assets as well as marketing support for our brands.

Operating Activities

Cash used in operating activities for the year ended December 31, 2016 was $3,716,277 as compared to a use of $3,396,581 during the prior period, representing additional cash used by operating activities of $319,696 based on the operating results discussed above as well as the receipt of the $2.0 million advance from Sony offset by film and television costs related to the development and production of SpacePop, Llama Llama, Rainbow Rangers, and Stan Lee’s Cosmic Crusaders.

Investing Activities

Cash used in investing activities for the year ended December 31, 2016 was $11,494 as compared to a use of $294,207 for the comparable period in 2015, representing a decrease in cash used in investing activities of $282,713. This decrease is primarily the result of approximately $180,000 spent on leasehold improvements in our leased office space in the first quarter of 2015 and as well as the development expenditures for certain intangible assets without comparable activity in 2016.

Financing Activities

Cash generated from financing activities for the year ended December 31, 2016 was $1,428,072 as compared to $4,577,309 generated in the comparable period in 2015 representing a decrease of $3,149,237.

During the first quarter of 2014, we entered into a long-term, exclusive supply chain services agreement in which we agreed to order a minimum level of disk replication, packaging and distribution services for our content across all physical media. As consideration for these minimum order levels, we received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015. Additionally, during the fourth quarter of 2015, we conducted a private placement with certain accredited investors pursuant to which it sold an aggregate of 1,443,362 shares of its Common Stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 1,443,362 shares of Common Stock for a purchase price of $3.00 per share and associated warrant for net proceeds of $3,872,782.

During the year ended December 31, 2016, cash generated from financing activities related to $110,000 received from the exercise of certain outstanding warrants as well as draw-downs on the Llama production facility.

21

Capital Expenditures

As of September 30, 2017, we do not have any material commitments for capital expenditures.

Critical Accounting Policies

Our accounting policies are described in the notes to the financial statements. Below is a summary of the critical accounting policies, among others, that management believes involve significant judgments and estimates used in the preparation of its financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc., its wholly-owned subsidiaries A Squared and Llama Productions as well as its interest in Stan Lee Comics, LLC (“Stan Lee Comics”). All significant inter-company balances and transactions have been eliminated in consolidation.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with FASB ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. We complete the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary method is discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill or indefinite lived intangible assets in future periods.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. In accordance with FASB ASC 350 Intangible Assets, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

Film and Television Costs

We capitalize production costs for episodic series produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. We expense all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

22

We capitalize production costs for films produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. We evaluate our capitalized production costs annually and limit recorded amounts by our ability to recover such costs through expected future sales.

Additionally, for both episodic series and films, from time to time, we develop additional content, improved animation and bonus songs/features for our existing content. After the initial release of the film or episodic series, the costs of significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred.

Revenue Recognition

We recognize revenue in accordance with FASB ASC 926-605 Entertainment-Films - Revenue Recognition. Accordingly, we recognize revenue when (i) persuasive evidence of a sale with a customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

Our licensing and royalty revenue represents revenue generated from license agreements that are held in conjunction with third parties that are responsible for collecting fees due and remitting to us our share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees. Licensing income that we recognize as an agent is in accordance with FASB ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, our revenue is our gross billings to our customers less the amounts we pay to suppliers for their products and services.

We sell advertising on our Kid Genius channel in the form of either flat rate promotions or impressions served. For flat rate promotions with a fixed term, we recognize revenue when all five revenue recognition criteria under FASB ASC 605 are met. For impressions served, we deliver a certain minimum number of impressions on the channel to the advertiser for which the advertiser pays a contractual CPM per impression. Impressions served are reported to us on a monthly basis, and revenue is reported in the month the impressions are served.

We recognize revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by FASB ASC 605 Revenue Recognition.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

23

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets unless those contracts are within the scope of other standards (e.g. insurance contracts). This ASU will supersede all revenue recognition requirements in Topic 605, Revenue Recognition, and industry-specific guidance throughout the industry topics of the codification. The guidance's core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity will identify the contract(s) with a customer, identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied (either over time or at a point in time). The ASU further states that an entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”, which approved a one-year deferral of the effective date of the ASU from the original effective date of annual reporting periods beginning after December 15, 2016, to annual reporting periods (including interim reporting periods) beginning after December 15, 2017, with an option for early adoption of the standard on the original effective date. Additionally, in March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which clarified the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”, that amended the revenue guidance on identifying performance obligations and accounting for licenses of intellectual property. In May 2016, the FASB issued ASU 2016-11 “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 805): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016, EITF Meeting”, which rescinded from the FASB Accounting Standards Codification certain SEC paragraphs as a result of two SEC Staff Announcements. The FASB also issued ASU 2016-12 “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which clarified guidance on assessment of collectability, presentation of sale taxes, measurement of noncash consideration, and certain transition matters. In the second and third quarters, the Company initiated and executed a project to evaluate the impact of these changes, which included a review of existing contracts with customers, an evaluation of the specific terms of those contracts and the appropriate treatment under the new standards, and a comparison of that new treatment to the Company’s existing accounting policies, to identify differences. The Company is currently evaluating the potential impact on the its internal controls to identify any necessary changes. The standard can be applied either retrospectively to each period presented or as a cumulative effect adjustment as of the date of adoption. The Company plans to implement these standards effective January 1, 2018 based on the modified retrospective method, but may opt for the full retrospective method depending on the final outcome of our evaluation. The Company believes that it is following an appropriate timeline to allow for proper adoption on the implementation date of January 1, 2018 and will continue to monitor new customer contracts through the remainder of 2017.

In February 2016, the FASB issued Accounting Standards Update 2016-02, “Leases”. The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet.  A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term.  The new guidance is effective for annual and interim reporting periods beginning after December 15, 2018. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period.  We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18, “Statement of Cash Flows - Restricted Cash a consensus of the FASB Emerging Issues Task Force.” This standard requires restricted cash and cash equivalents to be included with cash and cash equivalents on the statement of cash flows under a retrospective transition approach. The guidance will become effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. We have prospectively adopted ASU 2016-18. The impact to our consolidated financial position, results of operations and cash flows is minimal.

24

In January 2017, the FASB issued Accounting Standards Update 2017-04, “Simplifying the Test for Goodwill Impairment”, which requires an entity to perform a one-step quantitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value (not to exceed the total goodwill allocated to that reporting unit). It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The standard is effective January 1, 2020, with early adoption as of January 1, 2017, permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In May 2017, the FASB issued Accounting Standard Update 2017-09, “Compensation—Stock Compensation: Scope of Modification Accounting”, which clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. Under the new guidance, modification accounting is required if the fair value, vesting conditions or classification (equity or liability) of the new award are different from the original award immediately before the original award is modified. The standard is effective beginning January 1, 2018, with early adoption permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

25

DESCRIPTION OF BUSINESS

Overview

Genius Brands International, Inc. is a global content and brand management company that creates and licenses multimedia content. Led by industry veterans, our company distributes its content in all formats as well as a broad range of consumer products based on its characters. In the children's media sector, our portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment including the award-winning Baby Genius; new preschool property Rainbow Rangers; preschool property debuting on Netflix Llama Llama; tween music-driven brand SpacePop; adventure comedy Thomas Edison's Secret Lab® available on public broadcast stations and the Company’s Kid Genius Carton Channel on Comcast's Xfinity on Demand, Roku, AppleTV, and Amazon Prime; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company is also co-producing an all-new adult-themed animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter.

In addition, we act as licensing agent for certain brands, leveraging our existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include Llama Llama and Celessence Technologies.

Our Products

Original Content

We own and produce original content that is meant to entertain and enrich toddlers to tweens as well as families. It is generally a three-year cycle from the inception of an idea, through production of the content and development and distribution of a range of consumer products to retail, creating an inevitable lag time between the creation of the intellectual property to the realization of economic benefit of those assets. Our goal is to maintain a robust and diverse portfolio of brands, appealing to various interests and ages, featuring evergreen topics with global appeal. Our portfolio of intellectual property can be licensed, re-licensed, and exploited for years to come, with revenue derived from multiple sources and territories. Our portfolio of original content includes:

Content in Production

Llama Llama: We are currently in production on fifteen half-hour animated episodes to premiere on Netflix in early 2018. Llama Llama’s creators include Oscar-winning director Rob Minkoff (The Lion King), director Saul Blinkoff (Doc McStuffins), showrunner Joe Purdy, art director Ruben Aquino (Frozen) and Emmy-winning producers Jane Startz and Andy Heyward. Based on the NY Times #1 best-selling children’s books of the same name, the animated series centers on young Llama Llama’s first steps in growing up and facing childhood milestones. Each episode will be structured around a childhood milestone coupled with a life lesson learned by Llama Llama and his friends, told with a sense of humor, vitality, and understanding. The global licensing program was unveiled in June 2016 at the Licensing Expo held in Las Vegas.

Rainbow Rangers: From Shane Morris, the writer of Frozen, and Rob Minkoff, the director of The Lion King, Rainbow Rangers is an animated series about the adventures of seven magical girls from Kaleidoscopia, a fantastic land on the other side of the rainbow. The Rangers serve as Earth’s guardians and first-responders. When there’s trouble for the people or animals of the Earth, the Rangers ride a rainbow across the sky to save the day. We have partnered with Mattel Inc.’s Fisher Price Toys as the master toy partner for the new series, and Viacom’s Nick Jr. has licensed the series for broadcast in the US. International broadcast agreements are currently being negotiated in numerous territories.

Content in Development

Stan Lee’s Cosmic Crusaders: Stan Lee’s Cosmic Crusaders is a co-production between us, Stan Lee’s POW! Entertainment, and The Hollywood Reporter of an adult-themed animated series whose launch coincided with “Stan Lee’s 75 Years in Business” salute in The Hollywood Reporter’s Comic-Con issue. Stan Lee’s Cosmic Crusaders is based on a concept by Stan Lee and written by Deadpool co-creator Fabian Nicieza. With 52 eleven-minute episodes greenlit for production, the first four episodes premiered exclusively on THR.com with one episode that aired during Comic-Con International 2016. Stan Lee’s Cosmic Crusaders is the first series to launch on THR.com and will be promoted through The Hollywood Reporter’s YouTube channel, Facebook, Twitter and Instagram pages.

26

Already Released Content

SpacePop: SpacePop is music and fashion driven animated property that has garnered over 17 million views and over 63,000 subscribers since its launch in May 2016. With 108 three-minute webisodes produced, SpacePop had a best-in-class production team which included Steve Banks (head writer and story editor of Sponge Bob Square Pants) as content writer; Han Lee (Pink Fizz, Bobby Jack) for original character designs; multiple Grammy Award-winning producer and music veteran Ron Fair (Fergie, Mary J. Blige, Black Eyed Peas, Pussycat Dolls, Christina Aguilera and more), singer-songwriter Stefanie Fair (founding member of RCA’s girl group Wild Orchid with Fergie) for the original SpacePop theme music; and veteran music producer and composer John Loeffler (Kidz Bop, Pokemon) for original songs. SpacePop products range from apparel and accessories, to beauty, cosmetics, candy, books and music.

Thomas Edison’s Secret Lab: Thomas Edison’s Secret Lab is a STEM-based comedy adventure series by Emmy-nominated writer Steve Banks (SpongeBob Square Pants), multi-Emmy Award-winning writer Jeffrey Scott (Dragon Tales), and Emmy Award-winning producer Mark Young (All Dogs Go To Heaven 2). The series includes 52 eleven-minute episodes as well as 52 ninety-second original music videos produced by Grammy Award-winning producer Ron Fair. The animated series follows the adventures of Angie, a 12-year-old prodigy who, along with her young science club, discovers Thomas Edison’s secret lab.

Warren Buffett’s Secret Millionaire’s Club: With 26 thirty-minute episodes and 26 four-minute webisodes, this animated series features Warren Buffett who acts as a mentor to a group of entrepreneurial kids who have international adventures lead them to encounter neighborhood and community problems to solve. Secret Millionaire’s Club empowers kids by helping them learn about the business of life and the importance of developing healthy life habits at an early age.

Baby Genius: For more than ten years, Baby Genius has earned worldwide recognition for creating award-winning products for toddlers. Its catalogue of 500 songs, 125 music videos, and toys feature classic nursery rhymes, learning songs, classical music, holiday favorites and more.

Licensed Content

Augmenting our original content, we act as an agent for established brands which attempts to maximize our existing infrastructure while creating incremental sources of revenue for us without additional overhead. These brands include Llama Llama and Celessence Technologies, a microencapsulation technology that releases fragrance and is used to scent products.

Kid Genius Cartoon Channel

In April 2015, we partnered with Comcast to launch the new Kid Genius Cartoon Channel on Xfinity on Demand. With Xfinity, Kid Genius Cartoon Channel is currently in over 22 million homes. In November 2016, we partnered with a leading kids’ app distributor adding Over-The-Top (“OTT”) distribution expanding the channel onto platforms such as Roku, Apple TV, Amazon Fire and Google thus reaching an additional 40 million homes. Our plans are to continue this roll-out into 2017 adding additional reach with the goal of being in over 80 million homes. Kid Genius Cartoon Channel combines the powerful value of owning a channel in its own right with the ability to promote our brands and products. In September 2017, we announced that we had partnered with Amazon Prime to launch Kid Genius Cartoon Channel Plus, a subscription video on demand channel available to the approximately 80 million subscribers to Amazon Prime for $3.99 per month. In December 2017, we announced the launch of a second children’s content destination on the Xfinity On Demand Platform featuring our Baby Genius ® programming. The new Baby Genius destination complements our existing Kid Genius Cartoon Channel on Xfinity on Demand.

Distribution

Content

Today’s global marketplace and the manner in which content is consumed has evolved to a point where we believe there is only one viable strategy, ubiquity. Kids today expect to be able to watch what they want whenever they want and wherever they want. They, the kids, are their own programmers and therefore as content creators we now must offer direct access on multiple fronts. This includes digital distribution as well as linear broadcast. We, through our partnership with Comcast’s Xfinity platform, launched the all-digital on demand network Kid Genius Cartoon Channel Originally debuting in approximately 22 million households via Comcast, the reach of the Kid Genius Cartoon Channel and therefore all of the Genius Brands content expanded in November 2016 to approximately 40 million households through a distribution deal that brought Kid Genius Cartoon Channel into homes via AppleTV, Roku, Samsung TV, and Amazon Fire. In these homes, Genius Brands programs are always available to kids when they want it. Genius Brands also distributes its content via leading digital providers such as Netflix and Amazon giving additional instant availability to consumers of its shows. In September 2017, we announced that we had partnered with Amazon Prime to launch Kid Genius Cartoon Channel Plus, a subscription video on demand channel available to the approximately 80 million subscribers to Amazon Prime for $3.99 per month.

27

We also have strong ties to and actively solicit placement for our content from the largest linear broadcasters such as Nickelodeon, The Disney Channel, Cartoon Network, Sprout, and PBS. Finally, we are a preferred partner of YouTube having successfully launched an original series with YouTube in May 2016 and making YouTube a focal point of the distribution of some of our shows. We replicate this model of ubiquity around the world defining content distribution strategies by market that blends the best of linear, VOD, and digital distribution.

Finally, we expanded our long term strategic partnership with Sony Pictures Home Entertainment from domestic to a global partnership in January 2017.

Consumer Products

A source of our revenue is our licensing and merchandising activities from our underlying intellectual property content. We work directly licensing properties to a variety of manufacturers, wholesalers, and retailers. We currently have across all brands in excess of 50 licensees and hundreds of licensed products in the market. Products bearing our marks can be found in a wide variety of retail distribution outlets reaching consumers in over 10,000 retail doors. Our licensees sell to best-in-class retailers including Wal Mart, Target, Claire’s, Kohl’s, Best Buy, Hudson News, Barnes & Noble, Amazon.com and many more. We often negotiate dedicated retail space on a direct basis with retailers that will include branded signage to give our brands prominence and clear communication with the consumer. License agreements that we enter into often include financial guarantees and commitments from the manufacturers guaranteeing a minimum stream of revenue for us. As licensed merchandise is sold at retail, these advances and/or minimum guarantees are paid out, and we then earn additional revenue.

Marketing

We believe that generating awareness and consumer interest in our brands requires a dedicated 360-degree approach to marketing which we regularly deploy. Beyond the content creation and achieving distribution, consumers must become engaged with the content in all aspects of their lives. Successful marketing campaigns for our brands have included utilizing influencers (individuals with a strong, existing social media presence who drive awareness of our brands to their followers) and influencer marketing, participating in fast casual restaurant promotions, on-pack promotions with leading consumer packaged goods companies, and national live events at theme parks with companies like Six Flags. We also deploy digital and print advertising to support the brands. Finally, we work with a leading PR agency to promote our efforts to both consumer and trade. We regularly initiate grass roots marketing campaigns and strategic partnerships with brands that align and offer value to us.

Competition

We compete against other creators of children’s content including Disney, Nickelodeon, Cartoon Network, and Sesame Street as well as other small and large creators. In the crowded children’s entertainment space, we compete with these other creators for both content distribution across linear, VOD, and digital platforms as well as retail shelf space for our licensed products. To compete, we are focused on our strategic positioning of “content with a purpose” which we believe is a point of differentiation embraced by the industry, as well as parents and educators. Additionally, the Kid Genius Cartoon Channel and Kid Genius Cartoon Channel Plus enables us to increase the awareness of our brands through an owned platform.

Customers and Licensees

Our business is not reliant on one or a few major customers. As of December 31, 2016, we had partnered with over 50 consumer products licensees going to market with over 500 stock keeping units (“SKU”). As of the same date, we licensed our content to over 20 broadcasters in nearly 90 territories globally as well as a number of VOD and online platforms that have a global reach. This broad cross-section of customers includes companies such as Comcast, Netflix, Sony, YouTube, Mattel, Target, Kohls, Claire’s, Penguin Publishing, Manhattan Toys, Roku, Apple TV, Amazon, Google, Bertelsmann Music Group, Discovery International, and others both domestically and internationally. In 2016, approximately 19% of our revenue was attributable to the recognition of revenues earned from one customer that paid advances in 2013 and 2014 for the administration of certain music publishing right on our behalf.

28

Government Regulation

The FCC requires broadcast networks to air a required number of hours of Educational and Informational content (E/I). We are subject to online distribution regulations, namely the FTC’s Children’s Online Privacy Protection Act (COPPA) which regulates the collection of information of children younger than 13 years old.

We are currently subject to regulations applicable to businesses generally, including numerous federal and state laws that impose disclosure and other requirements upon the origination, servicing, enforcement and advertising of credit accounts, and limitations on the maximum amount of finance charges that may be charged by a credit provider. Although credit to some of our customers is provided by third parties without recourse to us based upon a customer’s failure to pay, any restrictive change in the regulation of credit, including the imposition of, or changes in, interest rate ceilings, could adversely affect the cost or availability of credit to our customers and, consequently, our results of operations or financial condition.

Licensed toy products are subject to regulation under the Consumer Product Safety Act and regulations issued thereunder. These laws authorize the Consumer Product Safety Commission (the “CPSC”) to protect the public from products which present a substantial risk of injury. The CPSC can require the manufacturer of defective products to repurchase or recall such products. The CPSC may also impose fines or penalties on manufacturers or retailers. Similar laws exist in some states and other countries in which we plan to market our products. Although we do not manufacture and may not directly distribute toy products, a recall of any of the products may adversely affect our business, financial condition, results of operations and prospects.

We also maintain websites which include our corporate website located at www.gnusbrands.com, as well as www.spacepopgirls.com, www.kidgeniustv.com, www.babygenius.com, www.smckids.com, www.slam7.com, and www.edisonsecretlab.com. These websites are subject to laws and regulations directly applicable to Internet communications and commerce, which is a currently developing area of the law. The United States has enacted Internet laws related to children’s privacy, copyrights and taxation. However, laws governing the Internet remain largely unsettled. The growth of the market for Internet commerce may result in more stringent consumer protection laws, both in the United States and abroad, that place additional burdens on companies conducting business over the Internet. We cannot predict with certainty what impact such laws will have on our business in the future.  In order to comply with new or existing laws regulating Internet commerce, we may need to modify the manner in which we conduct our website business, which may result in additional expense.

Because our products are manufactured by third parties and licensees, we are not significantly impacted by federal, state and local environmental laws and do not have significant costs associated with compliance with such laws and regulations.

Employees

As of December 31, 2017, we had 19 full-time equivalent employees and an additional seven temporary, contracted part-time or full-time equivalents in certain functions, such as legal, accounting and production management. We employ on an outsourced, as-needed basis, contractors in the fields of investor relations, public relations and production.

Intellectual Property

As of December 31, 2016, we own the following properties and related trademarks: Secret Millionaires Club, Thomas Edison’s Secret Lab, “Baby Genius”, “Kid Genius”, “Wee Worship”, “A Squared,” “Kaflooey,” and “Ready, Play, Learn” as well as several other names and trademarks on characters that had been developed for our content and brands. Additionally, we have trademark applications pending for Rainbow Rangers and SpacePop.

As of December 31, 2016, we hold 12 registered trademarks in multiple classes in the United States as well as additional trademarks in the United States that are associated with our other brands. We also have a number of registered and pending trademarks in Europe and other countries in which our products are sold.

As of December 31, 2016, we also held 96 motion picture, 13 sound recording and one literary work copyrights related to our video, music and written work products.

29

We have a two-third ownership interest in Stan Lee Comics, LLC which owns the publishing brand Stan Lee Comics and all properties produced therein. Stan Lee Comics, LLC is a joint venture with Stan Lee’s POW! Entertainment. Stan Lee Comics, LLC is the owner of the Stan Lee’s Mighty 7 and the Stan Lee’s Cosmic Crusaders properties.

We have 50/50 ownership agreements with the following partners and their related brands: Martha Stewart’s Martha & Friends; and Gisele Bündchen’s Gisele & the Green Team.

In addition to the wholly-owned or partially-owned properties listed above, we have agreements with certain intellectual property owners to represent their content as a licensing agent. We act as a licensing agent for the following established brands: Llama Llama and Celessence Technologies.

Company Information

We were incorporated in California on January 3, 2006 and reincorporated in Nevada in October 2011. We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which we obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California, and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, we changed our trading symbol from “PENT” to “GNUS.”

On November 15, 2013, we entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and the sole member of A Squared (the “Parent Member”), and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became our wholly-owned subsidiary. As a result of the Merger, we acquired the business and operations of A Squared.

Our principal executive offices are located at 301 North Canon Drive, Suite 305, Beverly Hills, California 90210. Our telephone number is 310-273-4222. We maintain an Internet website at www.gnusbrands.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

30

BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information about our directors and executive officers as of January 12, 2018:

Name	Age	Position

Andy Heyward	68	Chief Executive Officer and Chairman of the Board/Director
Rebecca D. Hershinger	44	Chief Financial Officer
Gregory B. Payne	63	Chief Operating Officer, Corporate Secretary
Bernard Cahill *	52	Director
Joseph “Gray” Davis *	75	Director
P. Clark Hallren *	56	Director
Amy Moynihan Heyward	50	Director
Margaret Loesch *	71	Director
Lynne Segall*	65	Director
Anthony Thomopoulos *	79	Director

_______

* Denotes directors who are “independent” under applicable SEC and NASDAQ rules.

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been elected and qualified.

Background Information

Andy Heyward, 68, has been the Company’s Chief Executive Officer since November 2013 and the Company’s Chairman of the Board since December 2013. Mr. Heyward co-founded DIC Animation City in 1983 and served as its Chief Executive Officer until its sale in 1993 to Capital Cities/ ABC, Inc. which was eventually bought by The Walt Disney Company in 1995. Mr. Heyward ran the company while it was owned by The Walt Disney Company until 2000 when Mr. Heyward purchased DIC Entertainment L.P. and DIC Productions L.P, corporate successors to the DIC Animation City business, with the assistance of Bain Capital and served as the Chairman and Chief Executive Officer of their acquiring company DIC Entertainment Corporation, until he took the company public on the AIM. He sold the company in 2008. Mr. Heyward co-founded A Squared Entertainment LLC in 2009 and has served as its Co-President since inception. Mr. Heyward earned a Bachelor of Arts degree in Philosophy from UCLA and is a member of the Producers Guild of America, the National Academy of Television Arts and the Paley Center (formerly the Museum of Television and Radio). Mr. Heyward gave the Commencement address in 2011 for the UCLA College of Humanities, and was awarded the 2002 UCLA Alumni Association's Professional Achievement Award. He has received multiple Emmys and other awards for Children’s Entertainment.  He serves on the Board of Directors of the Cedars Sinai Medical Center. Mr. Heyward has produced over 5,000 half hour episodes of award winning entertainment, among them Inspector Gadget; The Real Ghostbusters; Strawberry Shortcake; Care Bears; Alvin and the Chipmunks; Hello Kitty’s Furry Tale Theater; The Super Mario Brothers Super Show; The Adventures of Sonic the Hedgehog; Sabrina The Animated Series; Captain Planet and the Planeteers; Liberty’s Kids, and many others. Mr. Heyward was chosen as a director because of his extensive experience in children’s entertainment and as co-founder of A Squared Entertainment.

Rebecca D. Hershinger, 44, has been the Chief Financial Officer since April 2016. She served as the Chief Financial Officer of the Company from October 2014 through June 2015 and as a consultant to the Company beginning in March 2014. In 2012, she founded CFO Advisory Services Inc., an accounting and business advisory services firm, headquartered in Park City, UT. From 2008 through 2012, Ms. Hershinger was Chief Financial Officer and Vice President, Finance & Corporate Development for SpectrumDNA, Inc., formerly a social media marketing and application development company that had been located in Park City, UT. Ms. Hershinger was an independent financial consultant in San Francisco between 2007 and 2008. Ms. Hershinger was employed by Metro-Goldwyn-Mayer, Inc. in Los Angeles, California from 1999 to 2005, holding various positions ultimately rising to the level of Vice President, Finance & Corporate Development. Between 1995 and 1998, Ms. Hershinger worked as an analyst for JP Morgan Chase & Co in Los Angeles and New York. Ms. Hershinger received her Bachelor of Science in Business Administration from Georgetown University, McDonough School of Business, in Washington, D.C. and a Master in Business Administration (MBA) from The Wharton School, University of Pennsylvania. She also completed studies at the International Finance & Comparative Business Policy Program at Oxford University, Oxford England.

31

Gregory B. Payne, 63, has been the Corporate Secretary of the Company since November 2013, the Chief Operating Officer since July 2017, and the Chief Operating Officer and General Counsel to A Squared Entertainment LLC since October 2011 and A Squared Holdings LLC since March 2009. He was an attorney in private practice and the Chairman of Foothill Entertainment, Inc. from 2000 to present. Mr. Payne served as Senior Vice President Legal and Business Affairs to DIC Animation City, DIC Entertainment L.P. and DIC Productions L.P. variously during the period from 1986 to 1998 and was an attorney in private practice from 1978 until 1986. Mr. Payne is a director and 50% shareholder of Foothill Entertainment Inc. Mr. Payne received his Juris Doctorate from Stanford Law School.

Bernard Cahill, 52, has been a Director of the Company since December 2013. Mr. Cahill is the founding partner of ROAR, LLC, an entertainment consulting firm, which he founded in 2004 and is the founding partner of Cahill Law Offices, an entertainment law firm, which he founded in 1995. Mr. Cahill is the founder of Unicorn Games LLC, which was sold to Hasbro, Inc. in 2000. Mr. Cahill holds a Bachelor’s of Science degree in Biology from Illinois State University and a Juris Doctorate from the John Marshall Law School. Mr. Cahill is a member of the Tennessee State and Illinois State Bar. Mr. Cahill was chosen to be a director based on his expertise in the entertainment field.

Joseph “Gray” Davis, 75, has been a Director of the Company since December 2013. Mr. Davis served as the 37th governor of California from 1998 until 2003. Mr. Davis currently serves as “Of Counsel” in the Los Angeles, California office of Loeb & Loeb LLP. Mr. Davis has served on the Board of Directors of DIC Entertainment and is a member of the bi-partisan Think Long Committee, a Senior Fellow at the UCLA School of Public Affairs and Co-Chair of the Southern California Leadership Counsel. Mr. Davis received his undergraduate degree from Stanford University and received his Juris Doctorate from Columbia Law School. Mr. Davis served as lieutenant governor of California from 1995-1998, California State Controller from 1987-1995 and California State Assemblyman from 1982-1986. Mr. Davis was chosen as a director of the Company based on his knowledge of corporate governance.

P. Clark Hallren, 56, has been a Director of the Company since May 2014. Since August 2013, Mr. Hallren has been a realtor with HK Lane/Christie’s International Real Estate and since August 2012, Mr. Hallren has served as an outside consultant to individuals and entities investing or operating in the entertainment industry. From August 2012 to August 2014, Mr. Hallren was a realtor with Keller Williams Realty and from August 2009 to August 2012, Mr. Hallren founded and served as managing partner of Clear Scope Partners, an entertainment advisory company. From 1986 to August 2009, Mr. Hallren was employed by JP Morgan Securities Inc. in various capacities, including as Managing Director of the Entertainment Industries Group. In his roles with JP Morgan Securities, Mr. Hallren was responsible for marketing certain products to his clients, including but not limited to, syndicated senior debt, public and private subordinated debt, public and private equity, securitized and credit enhanced debt, interest rate derivatives, foreign currency and treasury products. Mr. Hallren holds Finance, Accounting and Economics degrees from Oklahoma State University. He also currently holds Series 7, 24 and 63 securities licenses. Mr. Hallren was chosen as a director of the Company based on his knowledge and experience in the entertainment industry as well as in banking and finance.

Amy Moynihan Heyward, 50, has been a Director of the Company since December 2013. Ms. Heyward is the co-founder and served as the President of A Squared from 2009 until 2016. Prior to the formation of A Squared, Ms. Heyward served as the Vice President of Marketing at the Los Angeles Times from 2006 to 2008 and from 2003 to 2006. Ms. Heyward served as the director of global marketing for McDonald’s Corporation. From 2002 to 2003, Ms. Moynihan handled promotions and sponsorships for Hasbro, Inc. and from 1994 to 2000, Ms. Heyward worked in various marketing posts for Disney. Ms. Heyward received degrees in Marketing Communications and Journalism from Northeastern University and sits on the Boards of Directors of LA’s Best and After School All-Stars. Ms. Heyward was chosen as a director because of her commercial and trade experience in creating and managing international brands and as co-founder of A Squared Entertainment.

Margaret Loesch, 71, has been a Director of the Company since March 2015 and the Executive Chairman of the Kid Genius Channel since December 2016. Beginning in 2009 through 2014, Ms. Loesch, served as Chief Executive Officer and President of The Hub Network, a cable channel for children and families, including animated features. The Company has, in the past, provided The Hub Network with certain children’s programming. From 2003 through 2009 Ms. Loesch served as Co-Chief Executive Officer of The Hatchery, a family entertainment and consumer product company. From 1998 through 2001 Ms. Loesch served as Chief Executive Officer of the Hallmark Channel, a family related cable channel. From 1990 through 1997 Ms. Loesch served as the Chief Executive Officer of Fox Kids Network, a children’s programming block and from 1984 through 1990 served as the Chief Executive Officer of Marvel Productions, a television and film studio subsidiary of Marvel Entertainment Group. Ms. Loesch obtained her bachelors of science from the University of Southern Mississippi. Ms. Loesch was chosen to be a director based on her 40 years of experience at the helm of major children and family programming and consumer product channels.

32

Lynne Segall, 64, has been a Director of the Company since December 2013. Ms. Segall has served as the Senior Vice President and Publisher of The Hollywood Reporter since June 2011. From 2010 to 2011, Ms. Segall was the Senior Vice President of Deadline Hollywood. From June 2006 to May 2010, Ms. Segall served as the Vice President of Entertainment, Fashion & Luxury advertising at the Los Angeles Times. In 2005, Ms. Segall received the Women of Achievement Award from The Hollywood Chamber of Commerce and the Women in Excellence Award from the Century City Chamber of Commerce. In 2006, Ms. Segall was recognized by the National Association of Women with its Excellence in Media Award. Ms. Segall was chosen to be a director based on her expertise in the entertainment industry.

Anthony Thomopoulos, 79, has been a Director of the Company since February 2014. Mr. Thomopoulos served as the Chairman of United Artist Pictures from 1986 to 1989 and formed Thomopoulos Pictures, an independent production company of both motion pictures and television programs in 1989 and has served as its Chief Executive Officer since 1989. From 1991 to 1995, Mr. Thomopoulos was the President of Amblin Television, a division of Amblin Entertainment. Mr. Thomopoulos served as the President of International Family Entertainment, Inc. from 1995 to 1997. From June 2001 to January 2004, Mr. Thomopoulos served as the Chairman and Chief Executive Officer of Media Arts Group, a NYSE listed company. Mr. Thomopoulos served as a state commissioner of the California Service Corps. under Governor Schwarzenegger from 2005 to 2008. Mr. Thomopoulos is also a founding partner of Morning Light Productions. Since he founded it in 2008, Mr. Thomopoulos has operated Thomopoulos Productions and has served as a consultant to BKSems, USA, a digital signage company. Mr. Thomopoulos is an advisor and a member of the National Hellenic Society and holds a degree in Foreign Service from Georgetown University and sat on its Board of Directors from 1978 to 1988. Mr. Thomopoulos was chosen as a director of the Company based on his entertainment industry experience.

Family Relationships

There are no family relationships between any of our directors and our executive officers with the exception of Andy Heyward and Amy Moynihan Heyward, who are married.

Corporate Governance

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interest of the Company and its shareholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officers positions combined.

The Company currently has eight directors, including Mr. Heyward, its Chairman, who also serves as the Company’s Chief Executive Officer. The Chairman and the Board are actively involved in the oversight of the Company’s day to day activities.

33

16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and any persons who own more than 10% of common stock, to file reports of ownership of, and transactions in, our common stock with the SEC and furnish copies of such reports to us. Based solely on our review of the copies of such forms and amendments thereto furnished to us and on written representations from our officers, directors, and any person whom we understand owns more than 10% of our common stock, we found that during 2016, Andy Heyward failed to file one Form 4 report with the SEC on a timely basis, and Rebecca D. Hershinger failed to file one Form 4 report with the SEC on a timely basis.

Code of Conduct and Ethics

We have adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all of our officers, directors and employees. A copy of the Code of Conduct and Ethics may be obtained, free of charge, by submitting a written request to the Company or on our website at www.gnusbrands.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on the “Investor Relations-Corporate Governance” section of our website at www.gnusbrands.com or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

Board Committees

During 2016, our Board of Directors held four meetings.

The following table sets forth the three standing committees of our Board and the members of each committee and the number of meetings held by our Board of Directors and the committees during 2016:

Director	Board	Audit Committee	Compensation Committee	Nominating Committee
Andy Heyward	Chair
Bernard Cahill	X	X
Joseph “Gray” Davis	X
P. Clark Hallren	X	Chair	X
Amy Moynihan Heyward	X
Margaret Loesch	X
Lynne Segall	X			Chair
Anthony Thomopoulos	X	X	Chair

Meetings in 2016:	4	4	4	1

To assist it in carrying out its duties, the Board of Directors has delegated certain authority to an Audit Committee, a Compensation Committee and a Nominating Committee as the functions of each are described below.

34

Audit Committee

Messrs. Hallren, Cahill, and Thomopoulos serve on our Audit Committee. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:

•	selecting, hiring, and compensating our independent auditors;
•	evaluating the qualifications, independence and performance of our independent auditors;
•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	approving the audit and non-audit services to be performed by our independent auditor;
•	reviewing with the independent auditor the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies; and
•	preparing the report that the SEC requires in our annual proxy statement.

The Board of Directors has adopted an Audit Committee Charter and the Audit Committee reviews and reassesses the adequacy of the Charter on an annual basis. The Audit Committee members meet NASDAQ’s financial literacy requirements and are independent under applicable SEC and NASDAQ rules, and the board has further determined that Mr. Hallren (i) is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and (ii) also meets NASDAQ’s financial sophistication requirements.

Compensation Committee

Messrs. Thomopoulos and Hallren serve on the Compensation Committee and are independent under the applicable SEC and NASDAQ rules. Our Compensation Committee’s main functions are assisting our Board of Directors in discharging its responsibilities relating to the compensation of outside directors, the Chief Executive Officer and other executive officers, as well as administering any stock incentive plans we may adopt. The Compensation Committee’s responsibilities include the following:

•	reviewing and recommending to our board of directors the compensation of our Chief Executive Officer and other executive officers, and the outside directors;
•	conducting a performance review of our Chief Executive Officer;
•	reviewing our compensation policies; and
•	if required, preparing the report of the Compensation Committee for inclusion in our annual proxy statement.

The Board of Directors has adopted a Compensation Committee Charter and the Compensation Committee reviews and reassesses the adequacy of the Charter on an annual basis.

The Compensation Committee’s policy is to offer our executive officers competitive compensation packages that will permit us to attract and retain highly qualified individuals and to motivate and reward these individuals in an appropriate fashion aligned with the long-term interests of our Company and our stockholders.

Compensation Committee Risk Assessment. We have assessed our compensation programs and concluded that our compensation practices do not create risks that are reasonably likely to have a material adverse effect on us.

Nominating Committee

Ms. Segall serves on our Nominating Committee. The Nominating Committee’s responsibilities include:

•	identify qualified individuals to serve as members of the Company’s board of directors;
•	review the qualifications and performance of incumbent directors;
•	review and consider candidates who may be suggested by any director or executive officer or by any stockholder of the Company;
•	review considerations relating to board composition, including size of the board, term and age limits, and the criteria for membership on the board;

The Board of Directors has adopted a Nominating Committee Charter which the Nominating Committee reviews and reassesses the adequacy of the Charter on an annual basis.

35

EXECUTIVE COMPENSATION

Executive Compensation

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal year indicated by our named officers for fiscal year 2017 and 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Andy Heyward (2)	2017	200,000	500	–	–	140,000	340,500
Chief Executive Officer	2016	200,000	500	–	–	46,000	246,500

Rebecca D. Hershinger (3)	2017	190,000	500	–	–	–	190,500
Chief Financial Officer	2016	190,000	500	–	322,884	–	513,384

Gregory B. Payne (4)	2017	225,000	500	–	–	–	225,500
Chief Operating Officer	2016	190,000	500	–	–	–	190,500
and Corporate Secretary

___________________

(1)	The aggregate fair value of the stock awards and stock option awards on the date of grant was computed in accordance with FASB ASC Topic 718.

(2)

In association with the Merger, Mr. Heyward was appointed Chief Executive Officer of the Company on November 15, 2013. Per his employment agreement, Mr. Heyward is entitled to an annual salary of $200,000.

On October 1, 2016, Llama Productions LLC entered into an animation production services agreement with Mr. Heyward for services as a producer for which he is to receive $186,000 through the course of production of the Company’s animated series Llama Llama.

(3)

On April 18, 2016, the Company entered into an employment agreement with Ms. Hershinger, whereby Ms. Hershinger agreed to serve as the Company’s Chief Financial Officer for a period of one year, with a mutual option for an additional one year period, in consideration for an annual salary of $175,000, which salary was to be increased to $190,000 per year not later than October 1, 2016. On April 17, 2017, the Company and Ms. Hershinger extended the employment agreement for one additional year.

On September 13, 2016, the Company granted Ms. Hershinger 85,088 stock options with strike prices of $6.00 to $12.00, a term of five years, and vesting ranging from immediate to between seven months to two years and seven months after the grant date anniversary.

(4)

In association with the Merger, Mr. Payne was appointed Corporate Secretary of the Company for which he is entitled to an annual salary of $175,000. Mr. Payne’s annual compensation was increased to $190,000 on October 1, 2016. On July 13, 2017, the Company entered into an employment agreement with Mr. Payne, whereby Mr. Payne agreed to serve as the Company’s Chief Operating Officer for a period of one year, with a mutual option for an additional one year period, in consideration for an annual salary of $225,000.

36

Outstanding Equity Awards at Fiscal Year

The following table sets forth outstanding stock option awards as of December 31, 2017. As of December 31, 2017, the Company has not granted any stock awards to its executive officers or any other employees.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Andy Heyward (1)	125,000	-	-	$6.00	12/14/20
	250,000	-	-	$9.00	12/14/20
	-	68,750	-	$12.00	12/14/20

Rebecca D. Hershinger	20,003	-	-	$6.00	9/13/21
	18,334	-	-	$6.00	9/13/21
	-	36,667	-	$9.00	9/13/21
	-	10,084	-	$12.00	9/13/21

Gregory B. Payne	20,003	-	-	$2.82	10/19/20
	18,334	-	-	$6.00	12/14/20
	36,667	-	-	$9.00	12/14/20
	-	10,084	-	$12.00	12/14/20

______________________

(1)	Excluded from this table is 5,000 stock options granted to Mr. Heyward on October 19, 2015, with immediate vesting, at a strike price of $2.82 with a five-year term for his service on the Board of Directors.

37

Retirement Benefits

As of December 31, 2017, the Company did not provide any retirement plans to its executive officers or employees.

Potential Payments upon Termination or Change-in-Control

As of December 31, 2017, the Company did not provide for any potential payments upon termination or change of control.

Employment Agreements

On November 15, 2013, the Company entered into an employment agreement with Andy Heyward (the “Andy Heyward Employment Agreement”), whereby Mr. Heyward agreed to serve as the Company’s Chief Executive Officer for a period of five years, subject to renewal, in consideration for an annual salary of $200,000. Additionally, under the terms of the Andy Heyward Employment Agreement, Mr. Heyward shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Heyward shall be entitled to reimbursement of reasonable expenses incurred in connection with his employment and the Company may take out and maintain during the term of his tenure a life insurance policy in the amount of $1,000,000. During the term of his employment and under the terms of the Andy Heyward Employment Agreement, Mr. Heyward shall be entitled to be designated as composer on all music contained in the programming produced by the Company and to receive composer’s royalties from applicable performing rights societies.

On April 18, 2016, the Company entered into an employment agreement with Rebecca D. Hershinger (the “Rebecca D. Hershinger Employment Agreement”), whereby Ms. Hershinger agreed to serve as the Company’s Chief Financial Officer for a period of one year, with a mutual option for an additional one year period, in consideration for an annual salary of $175,000, which salary was to be increased to $190,000 per year not later than October 1, 2016. On April 17, 2017, the Company and Ms. Hershinger extended the employment agreement for one additional year. Under the terms of the Rebecca D. Hershinger Employment Agreement, Ms. Hershinger shall be entitled to receive a grant of stock options commensurate with those given to the Company’s Executive Vice President and an annual discretionary bonus based on her performance. Additionally, the Rebecca D. Hershinger Employment Agreement may be terminated either (i) upon the end of the term, (ii) at any time by the Company for Cause (as defined in the Employment Agreement) or (iii) upon an event of retirement, death or disability. Upon the termination or expiration of the Rebecca D. Hershinger Employment Agreement and for a period of three years thereafter, certain amounts paid to Ms. Hershinger, including any discretionary bonus and stock based compensation, but excluding her base salary, reimbursement of certain expenses, and paid time off days, will be subject to the Company’s clawback right upon the occurrence of certain events which are adverse to the Company.

On July 13, 2017, the Company entered into an employment agreement with Gregory B. Payne (the “Gregory B. Payne Employment Agreement”), whereby Mr. Payne agreed to serve as the Company’s Chief Operating Officer for a period of one year, with a mutual option for an additional one year period, in consideration for an annual salary of $225,000. Under the terms of the Gregory B Payne Employment Agreement, Mr. Payne shall be entitled to an annual discretionary bonus based on his performance. Additionally, the Gregory B. Payne Employment Agreement may be terminated either (i) upon the end of the term, (ii) at any time by the Company for Cause (as defined in the Employment Agreement) or (iii) upon an event of retirement, death or disability. Upon the termination or expiration of the Gregory B. Payne Employment Agreement and for a period of three years thereafter, certain amounts paid to Mr. Payne, including any discretionary bonus and stock based compensation, but excluding his base salary, reimbursement of certain expenses, and paid time off days, will be subject to the Company’s clawback right upon the occurrence of certain events which are adverse to the Company.

38

Director Compensation

The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made for the fiscal years ended December 31, 2017 and 2016 in the director's capacity as director.

Name	Year	Fees Earned ($) (1)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Andy Heyward	2017	20,000	-		-		-		20,000
	2016	20,000	-		-		-		20,000

Bernard Cahill	2017	10,000	-		-		-		10,000
	2016	15,000	-		-		-		15,000

Joseph “Gray” Davis	2017	20,000	-		-		-		20,000
	2016	20,000	-		-		-		20,000

P. Clark Hallren	2017	20,000	-		-		-		20,000
	2016	20,000	-		-		10,000		30,000

Amy Moynihan Heyward	2017	20,000	-		-		-		20,000
	2016	17,500	-		-		-		17,500

Margaret Loesch	2017	17,500	-		-		-		17,500
	2016	20,000	-		-		-		20,000

Lynne Segall	2017	12,500		-		-		-	12,500
	2016	20,000	-		-		-		20,000

Anthony Thomopoulos	2017	20,000	-		-		-		20,000
	2016	20,000	-		-		-		20,000

______________________

(1)	Directors earn $5,000 for each meeting attended physically, $2,500 per meeting for each meeting attended telephonically, and nothing for non-attendance. These cash payments are paid to the Board member at the subsequent board meeting.
(2)	On August 15, 2016, Mr. Hallren received $10,000 for consulting services provided to the Company.

39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of our $0.001 par value common stock as of January 12, 2018 known by us through transfer agent and other records held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. To our knowledge and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage ownership is based on 8,202,794 shares of common stock outstanding as January 12, 2018. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o 301 N Canon Drive #305, Beverly Hills, CA 90210.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
Directors and Named Executive Officers
Andy Heyward	2,329,200	(2)	25.4%
Rebecca D. Hershinger	38,337	(3)	*
Gregory B. Payne	75,088	(4)	*
Bernard Cahill	29,230	(5)	*
Joseph “Gray” Davis	11,251	(6)	*
P. Clark Hallren	11,251	(6)	*
Amy Moynihan Heyward	2,329,200	(2)	25.4%
Margaret Loesch	11,251	(6)	*
Lynne Segall	11,251	(6)	*
Anthony Thomopoulos	11,366	(7)	*

All current executive officers and directors as a group (consisting of 10 persons)	2,528,225		27.1%

5% Stockholders
A Squared Holdings LLC	990,728		12.1%
Bard Associates, Inc. (8)	923,051	(9)	10.9%
Brio Capital Management LLC (10)	856,048	(11)	9.99%
Anson Investments Master Fund, LP (12)	746,478	(13)	8.9%
Wolverine Flagship Fund Trading Limited (14)	764,183	(15)	8.8%
Iroquois Capital Management LLC and related entities (16)	610,956	(17)	8.6%

___________________

* Indicates ownership less than 1%

(1)

Applicable percentage ownership is based on 8,202,794 shares of common stock outstanding as of January 12, 2018, together with securities exercisable or convertible into shares of common stock within 60 days of January 12, 2018. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of January 12, 2018 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

40

(2)

Consists of (i) 990,728 shares of common stock held by A Squared Holdings LLC over which Andy Heyward and Amy Moynihan Heyward hold voting and dispositive power; (ii) 33,334 shares of common stock issuable upon conversion of 100 shares of the Company’s Series A Convertible Preferred Stock; (iii) 377,237 shares of common stock held by Andy Heyward; (iv) 1,234 shares held by Heyward Living Trust; (v) 166,667 shares issuable upon exercise of warrants held by Andy Heyward; (vi) 380,000 shares of common stock issuable now or within 60 days of January 12, 2018, upon the exercise of stock options granted to Andy Heyward, and (vii) 380,000 shares of common stock issuable now or within 60 days of December 31, 2017, upon the exercise of stock options granted to Amy Moynihan Heyward. Andy Heyward and Amy Moynihan Heyward are spouses who own such shares jointly, and thus both maintain joint voting and dispositive power over such shares.

(3)	Consists of 38,337 shares of common stock issuable now or within 60 days of January 12, 2018 upon exercise of stock options granted to Ms. Hershinger.
(4)	Consists of (i) 84 shares held by Mr. Payne’s spouse and (ii) 75,004 shares of common stock issuable now or within 60 days of January 12, 2018 upon the exercise of stock options granted to Mr. Payne.
(5)

Includes (i) 13,812 shares of common stock owned directly by Bernard Cahill; (ii) 4,167 shares of common stock owned by Mr. Cahill’s spouse, and (iii) 11,251 shares of common stock issuable now or within 60 days of January 12, 2018 upon the exercise of stock options granted to Mr. Cahill.

(6)	Consists of 11,251 shares of common stock issuable now or within 60 days of January 12, 2018 upon the exercise of stock options granted.
(7)	Consists of (i) 115 shares of common stock and (ii) 11,251 shares of common stock issuable now or within 60 days of January 12, 2018 upon the exercise of stock options granted to Mr. Thomopoulos.
(8)

The address of this beneficial owner is 135 South LaSalle Street, Suite 3700, Chicago, Illinois 60603. Bard Associates, Inc. has the sole voting and dispositive power over the shares. This beneficial owner acts as an investment adviser in accordance with Section 340.13d-1(b)(1)(ii)(E).

(9)

Consists of (i) 623,037 shares of common stock and (ii) 300,014 shares issuable upon exercise of warrants. The warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 4.99% of the outstanding common stock of the Company after such exercise. The number of shares deemed beneficially owned is limited accordingly.

(10)	The address of this beneficial owner is 100 Merrick Road, Suite, 401 W. Rockville Center, NY 11570. Brio Capital Master Fund Ltd. has sole voting and dispositive power over the shares.
(11)	Consists of (i) 489,784 shares of common stock, (ii) 100,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, (iii) 150,000 shares of common stock issuable upon exercise of the Warrants sold in the Private Placement, and (iv) 216,667 shares of common stock issuable upon the exercise of other warrants. The stockholder owns 300 shares of the Company’s Series A Convertible Preferred Stock which are convertible into 100,000 shares of common stock. The Series A Convertible Preferred Stock may not be converted to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such conversion, and the Series A Convertible Preferred Stock may not be voted to the extent that the holder or any of its affiliates would control more than 9.99% of the voting power of the Issuer. The number of shares deemed beneficially is limited accordingly. The warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such exercise. The number of shares deemed beneficially owned is limited accordingly.
(12)	The address of this beneficial owner is 155 University Avenue, Suite 207, Toronto, Ontario, Canada, M5H 3B7. Anson Investments Master Fund LP has sole voting and dispositive power over the shares.
(13)	Consists of (i) 546,478 shares of common stock, (ii) 500,000 shares of common stock issuable upon exercise of the Warrants sold in the Private Placement, and (iii) 350,001 shares of common stock issuable upon the exercise of other warrants. The 500,000 Warrants sold in the Private Placement and 150,001 of the other warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 4.99% of the outstanding common stock of the Company after such exercise. The number of shares deemed beneficially owned is limited accordingly. 200,000 of the other warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such exercise. The number of shares deemed beneficially owned is limited accordingly.
(14)

The address of this beneficial owner is 175 West Jackson Blvd., Suite 340, Chicago, Illinois 60604.  Wolverine Asset Management, LLC (“WAM”) is the investment manager of Wolverine Flagship Fund Trading Limited and has voting and dispositive power over the securities described above. The sole member and manager of WAM is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of Wolverine Holdings.

(15)

Consists of (i) 294,183 shares of common stock and (ii) 470,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The stockholder owns 1,410 shares of the Company’s Series A Convertible Preferred Stock which are convertible into 470,000 shares of common stock. The Series A Convertible Preferred Stock may not be converted to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such conversion, and the Series A Convertible Preferred Stock may not be voted to the extent that the holder or any of its affiliates would control more than 9.99% of the voting power of the Issuer. The number of shares deemed beneficially owned is limited accordingly.

41

(16)

The address of this beneficial owner is 205 East 42nd Street, 20th Floor, New York, New York 10017. Based on the Schedule 13G jointly filed with the SEC by Iroquois Capital Management L.L.C. (“Iroquois”), Richard Abbe and Kimberly Page on February 14, 2017 and subsequent information known to the Company, (i) Iroquois Master Fund Ltd. (the “Fund”) held 145,318 shares of Common Stock, 80,000 shares of Common Stock underlying 240 shares of Series A Convertible Preferred Stock and warrants to purchase 246,858 shares of Common Stock, (ii) Iroquois Capital Investment Group LLC (“ICIG”) held 36,740 shares of Common Stock and warrants to purchase 55,000 shares of Common Stock, and (iii) American Capital Management (“American Capital”) held 16,667 shares of Common Stock, 33,334 shares of Common Stock underlying 100 shares of Series A Convertible Preferred Stock and warrants to purchase 16,667 shares of Common Stock. Mr. Richard Abbe has the sole authority and responsibility for the investments made on behalf of ICIG as its managing member and shares authority and responsibility for the investments made on behalf of the Fund with Ms. Kimberly Page, each of whom is a director of the Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of Common Stock held by and underlying the Series A Convertible Preferred Stock and warrants, subject to certain limitations by which the Series A Convertible Preferred Stock and warrants may not be converted to the extent that the holder or any of its affiliates would own more than 9.99% and 4.99% of the outstanding common stock of the Company, respectively, after such conversion (“Blockers”), the Fund and ICIG. Iroquois Capital Management, LLC (“Iroquois”), is the investment manager for the Fund and Mr. Abbe is the President of Iroquois. Ms. Page has sole authority and responsibility for the investments made on behalf of American Capital by virtue of her relationship as manager of American Capital. As such, Ms. Page may be deemed to be the beneficial owner of all shares of Common Stock held by, and underlying the Reported Preferred Stock and Reported Warrants (subject to the Blockers) held by, the Fund and American Capital.

(17)

Consists of (i) 393,725 shares of common stock, (ii) 113,334 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, (iii) 16,413 shares of common stock issuable upon the exercise of Warrants sold in the Private Placement, and (iv) 211,413 shares of common stock issuance upon the exercise of other warrants. The stockholder owns 340 shares of the Company’s Series A Convertible Preferred Stock which are convertible into 113,334 shares of common stock. The Series A Convertible Preferred Stock and 195,000 of the warrants may not be converted or exercised to the extent that the holder or any of its affiliates would own more than 9.99% of the outstanding common stock of the Company after such conversion or exercise. The Series A Convertible Preferred Stock may not be voted to the extent that the holder or any of its affiliates would control more than 9.99% of the voting power of the Issuer. The number of shares deemed beneficially is limited accordingly. 32,827 warrants may not be exercised to the extent that the holder or any of its affiliates would own more than 4.99% of the outstanding common stock of the Company after such exercise. The number of shares deemed beneficially owned is limited accordingly.

42

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Commission regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control. Described below are certain transactions or relationships between us and certain related persons.

Our Chief Executive Officer, Andy Heyward, is the spouse of our Director, Amy Moynihan Heyward.

Bernard Cahill, a director of the Company appointed on December 9, 2013, is the founder of ROAR LLC (“ROAR”) which owns 65% of Girlilla Marketing LLC (“Girlilla”). In connection with the Merger, the Company entered into a marketing consultation agreement with Girlilla pursuant to which Girlilla agreed to provide certain strategic digital marketing services through November 2014 in consideration for 10,000 shares of common stock. Additionally, the Company entered into an engagement letter with ROAR pursuant to which ROAR agreed to provide the Company services, including the development of a business development strategy, through May 2015. In consideration for its services, the Company agreed to pay ROAR 67,492 shares of common stock.

On November 15, 2013, as part of the Merger, the Company acquired these liabilities from A Squared Entertainment, LLC. From time to time, A Squared Entertainment, LLC required short-term advances to fund its operations and provide working capital from its founder, the Company’s current Chief Executive Officer, Andy Heyward. As of December 31, 2015, these advances totaled $410,535. No interest is due on these advances. These advances were interest free and had no stated maturity. The Company applied an imputed interest rate of 6% in accordance with FASB ASC 835-30-45. During years ended December 31, 2016 and 2015, the Company recognized imputed interest expense of $8,503 and $24,757 as a contribution to additional paid-in capital, respectively. On May 4, 2016, the Company issued to Mr. Heyward 79,561 shares of common stock valued at $5.16 per share, the day’s closing stock price, in full payment and satisfaction of these advances.

On July 25, 2016, the Company entered into a consulting agreement with Foothill Entertainment, Inc. (“Foothill”), an entity whose Chairman is Gregory B. Payne, our Corporate Secretary. The Company has engaged Foothill Entertainment, Inc. for a term of six months to assist in the distribution and commercial exploitation of its audiovisual content as well as for the preparation and attendance on behalf of the Company at the MIPJR and MIPCOM markets in Cannes and was extended on a month to month basis. Foothill receives $12,500 per month for these services. The Company has notified Foothill that the consulting agreement will not be extended beyond January 31, 2018.

On October 1, 2016, Llama Productions LLC entered into an animation production services agreement with Mr. Heyward for services as a producer for which he is to receive $186,000 through the course of production of the Company’s animated series Llama Llama.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

43

SELLING SECURITY HOLDERS

The shares of common stock being offered by the selling security holders are those issuable upon the exercise of the Warrants. For additional information regarding the issuance of these securities, see “Prospectus Summary—Offering of Common Stock and Concurrent Private Placement of Warrants” on page 2 of this prospectus. We are registering the shares of common stock in order to permit the selling security holders to offer the shares for resale from time to time. Except for the ownership of the Warrants, the transactions contemplated pursuant to the Purchase Agreement, the selling security holders have not had any material relationship with us within the past three years.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by the selling stockholder prior to this offering, (ii) the number of shares being offered by the selling stockholder pursuant to this prospectus and (iii) the selling stockholder’s beneficial ownership after completion of this offering. The registration of the shares of common stock issuable to the selling stockholders upon the exercise of the Warrants does not necessarily mean that the selling stockholders will sell all or any of such shares, but the number of shares and percentages set forth in the final two columns below assume that all shares of common stock being offered by the Selling Stockholders are sold.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of common stock subject to warrants held by that selling stockholder that are exercisable within 60 days after January 12, 2018, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 8,202,794 shares of Common Stock outstanding on January 12, 2018.

This prospectus covers the resale of 1,647,691 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders. Such shares are issuable to the selling stockholders upon the exercise of the Warrants. Each Warrant is immediately exercisable on the date of its issuance and expires five years from that date. All of the Warrants have an exercise price of $3.90 per share. See “Prospectus Summary —Offering of Common Stock and Concurrent Private Placement of Warrants” above for a complete description of the Warrants. The selling security holders may sell all, some or none of their shares in this offering, but the number of shares and percentages set forth in the final two columns below assume that all shares of common stock being offered by the Selling Stockholders are sold. See “Plan of Distribution.”

Selling Security Holder (1)	Number of Shares of Common Stock Beneficially Owned Prior to Offering (2)		Number of Shares of Common Stock Underlying Warrants Offered Hereby (3)	Number of Shares of Common Stock Beneficially Owned After Offering	% of Shares of Common Stock Beneficially Owned After Offering

Richard Molinsky	50,596	(4)	15,000	35,596	*%

Anson Investments Master Fund LP (5)	1,396,479	(6)	500,000	896,479	10.5%

Kerry Propper	100,000	(7)	50,000	50,000	*%

Scot Cohen	330,000	(8)	65,000	265,000	3.2%

CVI Investments, Inc. (9)	302,600	(10)	200,000	102,600	1.3%

Iroquois Master Fund Ltd. (11)	722,176	(12)	180,191	541,985	6.4%

Iroquois Capital Investment Group LLC (13)	231,740	(14)	30,000	201,740	2.4%

Empery Tax Efficient, LP (15)	137,516	(16)	81,062	56,454	*%

Empery Tax Efficient II, LP (17)	222,964	(18)	134,770	88,194	1.1%

Empery Asset Master, LTD (19)	155,023	(20)	84,168	70,855	*%

Intracoastal Capital, LLC (21)	252,446	(22)	150,000	102,446	1.2%

Brio Capital Master Fund, Ltd. (23)	956,451	(24)	150,000	806,451	9.5%

Michael Donnelly (25)	23,334	(26)	7,500	15,834	*%

_______________

* Less than 1%.

44

(1)	This table and the information in the notes below are based upon information supplied by the selling security holders, including reports and amendments thereto filed with the SEC on Schedule 13D and Schedule 13G.

(2)	Includes shares of common stock underlying warrants and Series A Convertible Preferred Stock that are exercisable or convertible within 60 days of January 12, 2018, including all of the shares of common stock issuable upon exercise of the Warrants issued in the Private Placement being offered for resale pursuant to this prospectus.

(3)	The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the common stock.

(4)	Includes (i) 15,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 16,667 shares of common stock issuable upon exercise of additional warrants.

(5)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Adam Spears are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(6)	Includes (i) 500,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 350,001 shares of common stock issuable upon exercise of other warrants. The terms of the 500,000 warrants issued in the Private Placement and 150,001 of the other warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Anson Investments Master Fund LP, in the aggregate, does not exceed 4.99% of our common stock. The terms of 200,000 of the other warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 9.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Anson Investments Master Fund LP, in the aggregate, does not exceed 9.99% of our common stock. The number of shares included in this table does not reflect the limitations described above.

(7)	Includes 50,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement.

(8)	Includes (i) 65,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 100,000 shares of common stock issuable upon exercise of other warrants.

(9)	Heights Capital Management, Inc. (“Heights”), the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. CVI and Heights Capital Management, Inc. disclaim any such beneficial ownership of the shares, except for their pecuniary interest therein. Mr. Kobinger disclaims any such beneficial ownership of the shares. The address of CVI is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address of Heights is 101 California Street, Suite 3250, San Francisco, CA 94111.

(10)	Includes 200,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement.

(11)	Iroquois Capital Management, L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Mr. Richard Abbe shares authority and responsibility for the investments made on behalf of IMF with Ms. Kimberly Page, each of whom is a director of IMF. In addition, Mr. Abbe is President of Iroquois Capital. As a result of the foregoing, Mr. Abbe and Ms. Page may be deemed to have beneficial ownership (as determined under Section 13d of the Exchange Act) of the securities held by IMF. The selling stockholder owns shares of Series A Preferred Stock which may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 9.99% of the outstanding common stock.

45

(12)	Includes (i) 180,191 shares of common stock issuable upon exercise of Warrants issued in the Private Placement, (ii) 66,667 shares of common stock issuable upon exercise of other warrants, and (iii) 80,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock. The terms of these warrants include two tranches with a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, which may only be exercised to the extent beneficial ownership by Iroquois Master Fund Ltd., in the aggregate, does not exceed 4.99% of our common stock. In addition, the terms of the Series A Preferred Stock include a blocker provision that restricts conversion to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 9.99% of shares of our common stock outstanding immediately after giving effect to such conversion, which may only be exercised to the extent beneficial ownership by Iroquois Master Fund Ltd., in the aggregate, does not exceed 9.99% of our common stock. The number of shares included in this table does not reflect the limitations described above.

(13)	Richard Abbe, as its managing member, has voting and dispositive power over the securities held by the selling stockholder.

(14)	Includes (i) 30,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 95,000 shares of common stock issuable upon exercise of other warrants. The terms of the 30,000 warrants issued in the Private Placement and 25,000 of the other warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 4.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Iroquois Capital Investment Group LLC, in the aggregate, does not exceed 4.99% of our common stock. The terms of 70,000 of the other warrants include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 9.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Iroquois Capital Investment Group LLC, in the aggregate, does not exceed 9.99% of our common stock. The number of shares included in this table does not reflect the limitations described above.

(15)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(16)	Includes (i) 81,062 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 25,241 shares of common stock issuable upon exercise of other warrants.

(17)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP ("ETE II"), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(18)	Includes (i) 134,770 shares of common stock issuable upon exercise of Warrants issued in the Private Placement (ii) 36,309 shares of common stock issuable upon exercise of other warrants.

(19)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd. (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(20)	Includes (i) 84,168 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 38,451 shares of common stock issuable upon exercise of other warrants.

46

(21)	The selling stockholder is an affiliate of a broker-dealer. The selling stockholder purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities. Michael P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(22)	Includes (i) 150,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 8,334 shares of common stock issuable upon exercise of other warrants.

(23)	Shaye Hirsch has voting and dispositive power over the securities held by the selling stockholder.

(24)	Includes (i) 150,000 shares of common stock issuable upon exercise of Warrants issued in the Private Placement (ii) 216,667 shares of common stock issuable upon exercise of other warrants, and (iii) 100,000 shares of common stock issuable upon conversion of Series A Preferred Stock. The terms of warrants and Series A Convertible Preferred Stock include a blocker provision that restricts exercise to the extent the securities beneficially owned by the selling stockholder and its affiliates would represent beneficial ownership in excess of 9.99% of shares of our common stock outstanding immediately after giving effect to such exercise, subject to the holder’s option, which may only be exercised to the extent beneficial ownership by Brio Capital Master Fund, Ltd., in the aggregate, does not exceed 9.99% of our common stock. The number of shares included in this table does not reflect the limitations described above.

(25)	The selling stockholder is an affiliate of a broker-dealer. The selling stockholder purchased the securities in the ordinary course of business, and at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any purchase to distribute the securities.

(26)	Includes (i) 7,500 shares of common stock issuable upon exercise of Warrants issued in the Private Placement and (ii) 8,334 shares of common stock issuable upon exercise of other warrants.

47

PLAN OF DISTRIBUTION

Each selling stockholder of the shares of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

48

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

49

DESCRIPTION OF OUR CAPITAL STOCK

General

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement summarizes some of the terms and provisions of the shares of our common stock and preferred stock that we may offer under this prospectus. These summary descriptions of our common stock and preferred stock are not meant to be complete descriptions of each security. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock that may be authorized from time to time, and our bylaws, as amended from time to time. The Nevada Revised Statutes may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer under this prospectus, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. The applicable prospectus supplement for a particular offering of our common stock or preferred stock may specify different or additional terms.

Our authorized capital stock consists of 243,333,334 shares of capital stock, of which 233,333,334 are shares of common stock, par value $0.001 per share, and 10,000,000 are shares of preferred stock, par value $0.001.

Capital Stock Issued and Outstanding

As of January 12, 2018, we have issued and outstanding:

•	8,202,794 shares of common stock; and

•	3,530 shares of shares of Series A Convertible Preferred Stock which are convertible into 1,176,667 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Convertible Preferred Stock

We have designated six thousand (6,000) shares of preferred stock as Series A Convertible Preferred Stock. Each share of Series A Preferred Stock is convertible into shares of our common stock based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Preferred Stock is $1,000 and the initial conversion price is $6.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event we issue shares of our common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. Any reduction in the conversion price could result in substantial dilution to our then-existing common stockholders as well as give rise to a beneficial conversion feature reported on our statement of operations.

50

Accordingly, in connection with the closing of the October 2015 Private Placement, the conversion price of the Series A Preferred Stock was reduced to $3.00. We are prohibited from effecting a conversion of the Series A Preferred Stock to the extent that as a result of such conversion, the holder would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of our common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. The shares of Series A Preferred Stock possess no voting rights.

Options

On September 18, 2015, the Company adopted the Genius Brands International, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders in September 2015. The 2015 Plan, as approved by the stockholders, authorized the issuance up to an aggregate of 150,000 shares of common stock. On December 14, 2015, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 1,293,334 from 150,000 shares to 1,443,334 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on February 3, 2016. On May 18, 2017, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan from 1,443,334 shares to 1,666,667 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on July 25, 2017.

As of December 31, 2017, there are 1,303,215 options outstanding under the 2015 Plan.

Warrants

In connection with the sale of the Company’s Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which it received a cash fee of $535,000 and a warrant to purchase up to 100,002 shares of the Company’s Common Stock. These warrants are exercisable immediately, have an exercise price of $6.00 per share, and have a five-year term.

In connection with the 2015 Private Placement, the Company issued to accredited investors the Original Warrants to purchase up to an aggregate of 1,443,362 shares of Common Stock for a purchase price of $3.00 per share. The Original Warrants are exercisable into shares of Common Stock for a period of five (5) years from issuance at an initial exercise price of $3.30 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The Original Warrants are exercisable immediately. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of Common Stock, calculated immediately after giving effect to the issuance of shares of Common Stock upon exercise of the warrant.

In connection with the 2015 Private Placement, Chardan acted as sole placement agent in consideration for which it received a cash fee of $300,000 and a warrant to purchase up to 141,668 shares of the Company’s Common Stock. These warrants are exercisable immediately, have an exercise price of $3.60 per share, and have a five-year term.

On February 9, 2017, the Company entered into the Private Transaction pursuant to the Agreement with certain holders of the Original Warrants. Pursuant to the Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full, and the Company would issue to each such holder new warrants, with the new warrants being identical to the Original Warrants except that the termination date of such new warrants is February 10, 2022 (the “Reload Warrants”). In addition, depending on the number of Original Warrants exercised by all holders of the Original Warrants, the Company also agreed to issue to the holders another new warrant, identical to the Original Warrant except that the exercise price of such warrant is $5.30 and such warrant is not exercisable until August 10, 2017 (the “Market Price Warrants” and together with the Reload Warrants, the “New Warrants”).

The Company received gross proceeds of $3,866,573 from the exercise of the Original Warrants and issued Reload Warrants to purchase an aggregate of 799,991 shares of the Company’s Common Stock and Market Price Warrants to purchase an aggregate of 371,699 shares of the Company’s Common Stock. In association with the Private Transaction, the Company recorded $1,402,174, representing the difference in the fair market value of the Original Warrants and the New Warrants, as an adjustment to additional paid-in capital.

51

In a concurrent private placement to a registered direct offering in October 2017, we sold warrants to purchase 1,647,691 shares of our Common Stock (the “October 2017 Warrants”). The October 2017 Warrants were immediately exercisable at an exercise price of $3.90 per share, subject to adjustment, and will remain exercisable for five years from issuance, but not thereafter. A holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the Warrants will have the right to participate in any rights offering or distribution of assets (such as a spinoff) together with the holders of our Common Stock on an as-exercised basis. The exercise price and number of the shares of our Common Stock issuable upon the exercise of the October 2017 Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

In connection with our private placement consummated in January 2018, we issued warrants to purchase 592,000 shares of our Common Stock at an exercise price of $3.00 per share. In addition, we issued to Chardan Capital Markets, LLC, the placement agent, a warrant to purchase 93,000 shares of our Common Stock at an exercise price of $3.00 per share.

As of January 12, 2018, the Company has warrants outstanding to purchase up to 2,451,698 shares of common stock, excluding the warrants to purchase 1,647,691 shares of common stock contemplated by this Registration Statement.

Nevada Anti-Takeover Law and Certain Charter and Bylaw Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, or an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;

•	33 1/3% or more but less than or equal to 50%; or

•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•	does business in Nevada directly or through an affiliated corporation.

52

On November 20, 2013, we amended our bylaws to provide that the provisions of NRS 78.378 and 78.3793 (“Acquisition of a Controlling Interest”) shall not apply to the Company or to any acquisition of a controlling interest in the Company by any existing or future stockholder.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of December 31, 2017, we had 249 stockholders of record, not including persons or entities that hold our stock in nominee or “street name” through various brokerage firms.

A corporation affected by these provisions may not engage in a combination within two years after the interested stockholder first became an interested stockholder, unless either (i) the combination or transaction by which the interested stockholder first became an interested stockholder is approved by the board of directors before the interested stockholder first became an interested stockholder, or (ii) the combination is approved by the board of directors and by the affirmative vote of the corporation’s stockholders representing at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the interested stockholder’s affiliates. Generally, if approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated with the approval of the board of directors of the combination or transaction by which the interested stockholder first became an interested stockholder before the person became an interested stockholder, or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or within two years immediately before, or in the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

Pursuant to our Articles of Incorporation, the existence of authorized but unissued common stock and undesignated preferred stock may enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management.  If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Articles of Incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598.

NASDAQ Capital Market Listing

Our common stock is publicly traded on the NASDAQ Capital Market under the symbol “GNUS.”

53

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the shares of common stock being offered by this prospectus.

EXPERTS

The consolidated financial statements of Genius Brands International, Inc. as of December 31, 2016, and for the year then ended included in this Prospectus have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their report thereon, and have been included in this Prospectus and Registration Statement in reliance upon such report and upon authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Genius Brands International, Inc. as of December 31, 2015, and for the year then ended, included in this Prospectus have been audited by Haynie and Company, an independent registered public accounting firm, as stated in their report thereon, and have been included in this Prospectus and Registration Statement in reliance upon such report and upon authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.gnusbrands.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website is not part of this prospectus.

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act to register the resale of shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

54

GENIUS BRANDS INTERNATIONAL, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Genius Brands International, Inc.

We have audited the accompanying consolidated statements of financial condition of Genius Brands International, Inc. and subsidiaries (collectively, the “Company”) as of December 31, 2016, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genius Brands International, Inc. and subsidiaries as of December 31, 2016, and the results of their operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

We also have audited the adjustments to the 2015 financial statements to correct the errors, as described in Note 2. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2015 financial statements of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2015 financial statements taken as a whole.

/s/ Squar Milner LLP

Los Angeles, California

March 31, 2017

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Genius Brands International, Inc.

Beverly Hills, California

We have audited, before the effects of the adjustments described in Note 2, the accompanying consolidated balance sheet of Genius Brands International, Inc. and subsidiaries as of December 31, 2015, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (the consolidated financial statements before the effects of the adjustments discussed in Note 2 are not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, except for the effects of the adjustments described in Note 2, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genius Brands International, Inc. and subsidiaries as of December 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

We were not engaged to audit, review, or apply any procedures to the adjustments described in Note 2 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Squar Milner LLP.

/s/ Haynie and Company

Haynie and Company

Salt Lake City, UT

March 30, 2016

F-3

Genius Brands International, Inc.

Consolidated Balance Sheets

As of December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
		(As Revised - See Note 2)
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,887,921	$5,187,620
Restricted Cash	1,000,000	–
Accounts Receivable, net	122,910	171,867
Inventory, net	6,562	7,080
Prepaid and Other Assets	359,395	65,464
Total Current Assets	3,376,788	5,432,031

Property and Equipment, net	90,461	150,948
Film and Television Costs, net	2,260,964	1,003,546
Intangible Assets, net	1,845,650	1,918,206
Goodwill	10,365,805	10,365,805
Total Assets	$17,939,668	$18,870,536

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$648,638	$359,433
Accrued Expenses	249,482	509,477
Deferred Revenue	410,662	305,850
Accrued Salaries and Wages	132,827	96,385
Disputed Trade Payable	925,000	925,000
Service Advance	1,489,583	–
Short Term Debt - Related Party	–	410,535
Total Current Liabilities	3,856,192	2,606,680

Long Term Liabilities:
Deferred Revenue	2,695,946	652,689
Production Loan Facility	1,332,004	–
Service Advance	–	1,489,583
Total Liabilities	7,884,142	4,748,952

Stockholders’ Equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, respectively; 4,895 and 5,290 shares issued and outstanding, respectively	5	6
Common Stock, $0.001 par value, 233,333,334 shares authorized, respectively; 4,010,649 and 3,753,179 shares issued and outstanding, respectively	4,011	3,753
Common Stock to Be Issued	24	24
Additional Paid in Capital	46,697,005	44,547,427
Accumulated Deficit	(36,642,761)	(30,429,626)
Accumulated Other Comprehensive Income (Loss)	(2,758)	–
Total Equity	10,055,526	14,121,584

Total Liabilities and Stockholders’ Equity	$17,939,668	$18,870,536

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Genius Brands International, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2016 and 2015

	Year Ended
	December 31, 2016	December 31, 2015
		(As Revised - See Note 2)
Revenues:
Licensing & Royalties	$469,527	$492,134
Television & Home Entertainment	356,150	400,676
Advertising Sales	27,330	–
Product Sales	13,868	15,173
Total Revenues	866,875	907,983

Expenses:
Marketing and Sales	1,035,128	420,399
Direct Operating Costs	279,217	200,418
General and Administrative	6,017,391	3,823,510
Total Expenses	7,331,736	4,444,327

Loss from Operations	(6,464,861)	(3,536,344)

Other Income (Expense):
Other Income	6,651	18,870
Interest Expense	(2,675)	(2,576)
Interest Expense - Related Party	(8,503)	(24,757)
Gain on Distribution Contracts	258,103	115,811
Loss on Impairment of Assets	(1,850)	(7,500)
Loss on Deferred Financing Costs	–	(9,313)
Unrealized Loss on Foreign Currency Translation	–	(37,313)
Other Income	251,726	53,222

Loss before Income Taxes	(6,213,135)	(3,483,122)

Income Tax Expense	–	–

Net Loss	(6,213,135)	(3,483,122)

Beneficial Conversion Feature on Preferred Stock	–	(3,783,850)

Net Loss Applicable to Common Shareholders	(6,213,135)	(7,266,972)

Net Loss per Common Share (Basic And Diluted)	$(1.59)	$(2.91)

Weighted Average Shares Outstanding (Basic and Diluted)	3,915,178	2,500,854

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Genius Brands International, Inc.

Consolidated Statements of Comprehensive Loss

Years Ended December 31, 2016 and 2015

	Year Ended
	December 31, 2016	December 31, 2015
		(As Revised- See Note 2)
Net Loss Applicable to Common Shareholders	$(6,213,135)	$(7,266,972)

Other Comprehensive Income (Loss), Net of Tax:
Unrealized Loss on Foreign Currency Translation	(2,758)	–
Other Comprehensive Loss	(2,758)	–
Comprehensive Loss	$(6,215,893)	$(7,266,972)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Genius Brands International, Inc.

Consolidated Statements of Stockholders' Equity

Years Ended December 31, 2016 and 2015

	Common Stock		Preferred Stock		Common Stock To Be Issued		Additional Paid In	Accumulated	Other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Total
Balance, December 31, 2014	2,124,817	$2,125	6,000	$6	–	$–	$36,880,771	$(23,162,654)	$–	$13,720,248

Common Stock Issued for Cash, Net of Offering costs	1,443,362	1,443	–	–	–	–	3,826,339	–	–	3,827,782
Conversion of Preferred Shares	185,000	185	(710)	–	–	–	(185)	–	–	–
Value of beneficial conversion feature upon conversion of preferred shares	–	–	–	–	–	–	3,783,850	(3,783,850)		–
Share-based compensation	–	–	–	–	–	–	31,919	–	–	31,919
Shares to be issued	–	–	–	–	–	24	(24)	–	–	–
Imputed Interest for Short Term Debt – Related Party	–	–	–	–	–	–	24,757	–	–	24,757
Net Loss	–	–	–	–	–	–	–	(3,483,122)	–	(3,483,122)
Balance, December 31, 2015 (As Revised - See Note 2)	3,753,179	3,753	5,290	6	–	24	44,547,427	(30,429,626)	–	14,121,584

Exercise of Warrants	33,334	33	–	–	–	–	109,967	–	–	110,000
Conversion of Preferred Shares	131,667	132	(395)	(1)	–	–	(131)	–	–	–
Conversion of Short Term Debt - Related Party	79,561	80	–	–	–	–	410,455	–	–	410,535
Issuance of Common Stock for Services	12,500	13	–	–	–	–	38,987	–	–	39,000
Adjustment to reconcile shares common shares outstanding due to reverse stock split	408	0	–	–	–	–	–	–	–	–
Share-based compensation	–	–	–	–	–	–	1,581,797	–	–	1,581,797
Imputed Interest for Short Term Debt – Related Party	–	–	–	–	–	–	8,503	–	–	8,503
Net Loss	–	–	–	–	–	–	–	(6,213,135)	–	(6,213,135)
Other Comprehensive Loss	–	–	–	–	–	–	–	–	(2,758)	(2,758)
Balance, December 31, 2016	4,010,649	$4,011	4,895	$5	–	$24	$46,697,005	$(36,642,761)	$(2,758)	$10,055,526

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Genius Brands International, Inc.

Consolidated Statements of Cash Flows

Years ended December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Cash Flows from Operating Activities:
Net Loss	$(6,213,135)	$(3,483,122)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Amortization of Film and Television Costs	167,788	127,552
Depreciation and Amortization Expense	142,687	133,911
Imputed Interest Expense – Related Party	8,503	24,757
Bad Debt Expense / (Recovery)	–	42,739
Stock Issued for Services	39,000	–
Share-based Compensation Expense	1,581,797	31,919
(Gain) Loss on Distribution Contracts	(258,103)	(115,811)
(Gain) Loss on Impairment of Assets	1,850	7,500
(Gain) Loss on Deferred Financing Asset	–	9,313
(Gain) Loss on Foreign Currency Translation	–	37,313

Change in Operating Assets:
Accounts Receivable	294,792	65,317
Inventory	518	4,611
Prepaid Expenses & Other Assets	(314,754)	142,846
Film and Television Costs	(1,390,450)	(827,145)
Accounts Payable	289,205	(946)
Accrued Salaries and Wages	36,442	46,097
Deferred Revenue and Advances	2,146,998	117,212
Other Accrued Expenses	(249,415)	239,356
Net Cash Used in Operating Activities	(3,716,277)	(3,396,581)

Cash Flows from Investing Activities:
Investment in Intangible Assets	(5,650)	(111,221)
Investment in Fixed Assets	(5,844)	(182,986)
Net Cash Used in Investing Activities	(11,494)	(294,207)

Cash Flows from Financing Activities:
Proceeds from Exercise of Warrants	110,000	–
Proceeds from Production Loan Facility	1,318,072	–
Sale of Common Stock	–	3,827,782
Proceeds from Service Advance	–	750,000
Proceeds of Short-Term Debt - Related Party	–	1,661
Payments to Short-Term Debt - Related Party	–	(2,134)
Net Cash Provided by Financing Activities	1,428,072	4,577,309

Net (Decrease) Increase in Cash, Cash Equivalents, and Restricted Cash	(2,299,699)	886,521
Cash, Cash Equivalents, and Restricted Cash – Beginning of Period	5,187,620	4,301,099
Cash, Cash Equivalents, and Restricted Cash – End of Period	$2,887,921	$5,187,620

F-8

Genius Brands International, Inc.

Consolidated Statements of Cash Flows - Continued

Years Ended December 31, 2016 and 2015

	December 31, 2016	December 31, 2015

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$2,675	$2,576

Schedule of Non-Cash Financing and Investing Activities:
Issuance of Common Stock in Satisfaction of Short Term Debt - Related Party	$410,535	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-9

Genius Brands International, Inc.

Notes to Consolidated Financial Statements

December 31, 2016

Note 1: Organization and Business

Organization and Nature of Business

Genius Brands International, Inc. (“we”, “us”, “our”, or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by industry veterans, the Company distributes its content in all formats as well as a broad range of consumer products based on its characters. In the children's media sector, the Company’s portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment, including tween music-driven brand SpacePop; Rainbow Rangers, a girls mission-based adventure series; preschool property debuting on Netflix Llama Llama; award-winning Baby Genius, re-launched with new entertainment and over 40 new products; adventure comedy Thomas Edison's Secret Lab®, available on Netflix, public broadcast stations and the Company’s Kid Genius Carton Channel on Comcast's Xfinity on Demand; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company is also co-producing an all-new adult-themed animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter.

In addition, the Company acts as licensing agent for certain brands, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include Llama Llama; From Frank, a humor greeting card and product line; and Celessence Technologies, the world's leading microencapsulation company.

The Company commenced operations in January 2006, assuming all the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, the Company changed its trading symbol from “PENT” to “GNUS”.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

On November 4, 2016, the Company filed a certificate to change its Articles of Incorporation to effect a reverse split on a one-for-three basis (the “2016 Reverse Split”). The 2016 Reverse Split became effective on November 9, 2016. All common stock (“Common Stock”) share and per share information in this Annual Report on Form 10-K (“Form 10-K”), including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the 2016 Reverse Split, unless otherwise indicated.

Liquidity

Historically, the Company has incurred net losses. For the years ended December 31, 2016 and 2015, the Company reported a net loss of $6,213,135 and $3,483,122, respectively, and reported net cash used in operating activities $3,716,277 and $3,396,581, respectively. As of December 31, 2016, the Company had an accumulated deficit of $36,642,761 and total stockholders’ equity of $10,055,526. At December 31, 2016, the Company had current assets of $3,376,788, including cash, cash equivalents, and restricted cash of 2,887,921 and current liabilities of $3,856,192, including certain trade payables of $925,000 to which the Company disputes the claim and a service advance of $1,489,583, resulting in a working capital deficit of $479,404.

F-10

During 2016 and subsequent to the end of the year, the Company completed several key transactions that enhanced cash and working capital balances:

•	During the first quarter of 2016, we entered into a home entertainment distribution agreement (“Distribution Agreement”) with Sony Pictures Home Entertainment Inc. (“Sony”), pursuant to which we agreed to grant Sony certain rights for the marketing and distribution of our animated feature-length motion pictures and animated television series in the United States and Canada, and potentially additional countries. In consideration for such rights, and subject to certain conditions, Sony has paid us an advance in the amount of $2,000,000, against future royalties.
•	Additionally, during the third quarter of 2016, Llama Productions LLC, a wholly-owned subsidiary of the Company (“Llama Productions”), closed a $5,275,000 multiple draw-down, secured, non-recourse, non-revolving credit facility with Bank Leumi USA for the production of its animated series Llama Llama. The credit facility matures in December 2019.
•	Subsequent to the end of the period, on January 10, 2017, the Company entered into an amendment of our home entertainment Distribution Agreement with Sony pursuant to which, among other things, Sony agreed to pay Sony DADC US Inc. (“DADC”), its sister company, the service advance of $1,489,583, the amount which was owed and payable by us to DADC. In connection with the transaction, we issued to Sony 301,231 shares of our Common Stock at $4.945 per share (See Note 8 for additional information about this transaction).
•	Subsequent to the end of the period, on February 9, 2017, the Company entered into a private transaction (the “Private Transaction”) pursuant to a Warrant Exercise Agreement (the “Agreement”) with certain holders of the Company’s existing warrants (the “Original Warrants”) for which it received gross proceeds of $3,866,573 from the exercise of the Original Warrants and issued additional warrants to these holders (See Note 19 for additional information about the Private Transaction).

While the Company believes that its proforma cash balances and working capital combined with its production facility and deal pipeline will be sufficient to fund operations for the next twelve months, there can be no assurance that cash flows from operations will continue to improve in the near future. If the Company is unable to attain profitable operations and attain positive operating cash flows, it may need to (i) seek additional funding, (ii) scale back its development or production plans, or (iii) reduce certain operations.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying 2016 and 2015 consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Our consolidated financial statements for the year ended December 31, 2015, include an immaterial revision to additional paid in capital as well as retained earnings related to the beneficial conversion feature of certain preferred securities. The effect of the revision was to increase additional paid in capital by $3,383,850 and to reduce retained earnings by the same amount with no net effect to total stockholders’ equity. In accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99” and “SAB 108”), the Company has evaluated this error and, based on an analysis of quantitative and qualitative factors, has determined that it was not material to any of the reporting periods affected and no amendments to previously filed 10-Q or 10-K reports with the SEC are required.

F-11

The following table summarizes impact of these errors on the Company’s consolidated financial statement, principally the consolidated balance sheet and the consolidated statement of operations as the errors and corrections are both non-cash items. All information has been adjusted for the 2016 Reverse Split.

Impact of Errors on the Consolidated Balance Sheet
	As of December 31, 2015		As of December 31, 2015
	As Presented	Adjustment	As Revised
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, respectively; 5,290 shares issued and outstanding	$6	$–	$6
Common Stock, $0.001 par value, 233,333,334 shares authorized, respectively; 3,753,179 shares issued and outstanding	3,753	–	3,753
Common Stock to Be Issued	24	–	24
Additional Paid in Capital	41,163,577	3,383,850	44,547,427
Accumulated Deficit	(27,045,776)	(3,383,850)	(30,429,626)
Total Equity	$14,121,584	$–	$14,121,584

Impact of Errors on the Consolidated Statement of Operations
	For the Year Ended December 31, 2015		For the Year Ended December 31, 2015
	As Presented	Adjustment	As Revised
Net Loss	$(3,483,122)	$–	$(3,483,122)
Beneficial Conversion Feature on Preferred Stock	(400,000)	(3,383,850)	(3,783,850)
Net Loss Applicable to Common Shareholders	$(3,883,122)	$(3,383,850)	$(7,266,972)
Net Loss per Common Share	$(1.55)	$(1.36)	$(2.91)
Weighted Average Shares Outstanding	2,500,854	–	2,500,854

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc., its wholly-owned subsidiaries A Squared and Llama Productions as well as its interest in Stan Lee Comics, LLC (“Stan Lee Comics”). All significant inter-company balances and transactions have been eliminated in consolidation.

Business Combination

On November 15, 2013, the Company entered into a Merger Agreement with A Squared, the Member, and the Acquisition Sub. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

The financial statements have been prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 Business Combinations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these consolidated financial statements to conform to current period classifications.

F-12

Cash, Cash Equivalents, and Restricted Cash

The Company considers all highly liquid debt instruments with initial maturities of three months or less to be cash equivalents. Restricted Cash includes $1,000,000 that the Company deposited into a cash account to be used solely for the production of its series Llama Llama as a condition of its loan agreement with Bank Leumi.

Allowance for Doubtful Accounts

Accounts receivable are presented on the balance sheets net of estimated uncollectible amounts. The Company assesses its accounts receivable balances on a quarterly basis to determine collectability and records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses based on historical experience and future expectations. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. The Company recorded an allowance for doubtful accounts of $110,658 as of each of December 31, 2016 and 2015.

Inventories

Inventories are stated at the lower of cost (average) or market and consist of finished goods such as DVDs, CDs and other products. A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable by management in the period in which it is determined to be potentially non-saleable. The current inventory is considered properly valued and saleable. The Company concluded that there was an appropriate reserve for slow moving and obsolete inventory of $26,097 and $28,813 at December 31, 2016 and 2015, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from any dispositions of property and equipment are reflected in the statement of operations.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with FASB ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary method is discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill or indefinite lived intangible assets in future periods.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. In accordance with FASB ASC 350 Intangible Assets, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

Film and Television Costs

The Company capitalizes production costs for episodic series produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

F-13

The Company capitalizes production costs for films produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates its capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Additionally, for both episodic series and films, from time to time, the Company develops additional content, improved animation and bonus songs/features for its existing content. After the initial release of the film or episodic series, the costs of significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 926-605 Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with a customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

The Company’s licensing and royalty revenue represents revenue generated from license agreements that are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees. Licensing income the Company recognizes as an agent is in accordance with FASB ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services.

The Company sells advertising on its Kid Genius channel in the form of either flat rate promotions or impressions served. For flat rate promotions with a fixed term, the Company recognizes revenue when all five revenue recognition criteria under FASB ASC 606 are met. For impressions served, the Company delivers a certain minimum number of impressions on the channel to the advertiser for which the advertiser pays a contractual CPM per impression. Impressions served are reported to the Company on a monthly basis, and revenue will be reported in the month the impressions are served.

The Company recognizes revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by FASB ASC 605 Revenue Recognition.

Share-Based Compensation

As required by FASB ASC 718 - Stock Compensation, the Company recognizes an expense related to the fair value of our share-based compensation awards, including stock options, using the Black-Scholes calculation as of the date of grant.

Earnings Per Share

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of Common Stock outstanding for the period. Diluted EPS is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of Common Stock outstanding, plus the assumed exercise of all dilutive securities using the treasury stock or “as converted” method, as appropriate. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive.

F-14

Income Taxes

Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.

Concentration of Risk

The Company’s cash is maintained at two financial institutions and from time to time the balances for this account exceed the Federal Deposit Insurance Corporation’s (“FDIC”) insured amount. Balances on interest bearing deposits at banks in the United States are insured by the FDIC up to $250,000 per account. As of December 31, 2016, the Company had one account with an uninsured balance of $789,318, another with an uninsured balance of $11,947, and a third with an uninsured balance of $335,418. As of December 31, 2015, the Company had one account with an uninsured balance of $4,900,000.

For fiscal year 2016, the Company had one customer whose total revenue exceeded 10% of the total consolidated revenue. This customer accounts for 19% of total revenue but represents 0% accounts receivable. For fiscal year 2015, the Company had three customers whose total revenue exceeded 10% of the total consolidated revenue. These customers account for 15%, 19%, and 16% of total revenue, respectively. Those three accounts made up 56%, 0%, and 0% of accounts receivable, respectively. The major customers for the year ended December 31, 2016 are not necessarily the same as the major customers at December 31, 2015. There is significant financial risk associated with a dependence upon a small number of customers. The Company periodically assesses the financial strength of these customers and establishes allowances for any anticipated bad debt. At December 31, 2016 and 2015, no allowance for bad debt has been established for the major customers as these amounts are believed to be fully collectible.

Fair value of financial instruments

The carrying amounts of cash, receivables, accounts payable, and accrued liabilities approximate fair value due to the short-term maturity of the instruments. The carrying amount of the Production Loan Facility approximates fair value since the debt carries a variable interest rate that is tied to either the current Prime or LIBOR rates plus an applicable spread.

We adopted FASB ASC 820 as of January 1, 2008, for financial instruments measured at fair value on a recurring basis. FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-15

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets unless those contracts are within the scope of other standards (e.g. insurance contracts). This ASU will supersede all revenue recognition requirements in Topic 605, Revenue Recognition, and industry-specific guidance throughout the industry topics of the codification. The guidance's core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity will identify the contract(s) with a customer, identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied (either over time or at a point in time). The ASU further states that an entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”, which approved a one-year deferral of the effective date of the ASU from the original effective date of annual reporting periods beginning after December 15, 2016, to annual reporting periods (including interim reporting periods) beginning after December 15, 2017, with an option for early adoption of the standard on the original effective date. Additionally, in March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which clarified the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”, that amended the revenue guidance on identifying performance obligations and accounting for licenses of intellectual property. In May 2016, the FASB issued ASU 2016-11 “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 805): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting”, which rescinded from the FASB Accounting Standards Codification certain SEC paragraphs as a result of two SEC Staff Announcements. The FASB also issued ASU 2016-12 “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which clarified guidance on assessment of collectability, presentation of sale taxes, measurement of noncash consideration, and certain transition matters. The Company is still evaluating the impact that the provisions of ASU 2014-09 and related subsequent updates will have on the Company's consolidated financial position, results of operations and cash flows.

In February 2016, the FASB issued Accounting Standards Update 2016-02, “Leases”. The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet.  A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2018.  The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18, “Statement of Cash Flows - Restricted Cash a consensus of the FASB Emerging Issues Task Force.” This standard requires restricted cash and cash equivalents to be included with cash and cash equivalents on the statement of cash flows under a retrospective transition approach. The guidance will become effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. Early adoption is permitted. We have prospectively adopted ASU 2016-18. The impact to our consolidated financial position, results of operations and cash flows is minimal.

Various other accounting pronouncements have been recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries, and are not expected to have a material effect on our financial position, results of operations, or cash flows.

F-16

Note 3: Inventory

During 2014, the Company began a strategic initiative to restructure its product sales business by phasing out the direct sale of physical products including DVDs and CDs and shifting to a licensing model. In addition to nominal changes to the reserve made during the normal course of business, the Company determined that a portion of its inventory may not be saleable and recorded an additional reserve of $174,963 which was recorded as a loss on inventory. As of December 31, 2016, and 2015, the Company had recorded a total reserve of $26,097 and $28,813, respectively.

Note 4: Property and Equipment, Net

The Company has property and equipment as follows as of December 31, 2016, and 2015:

	December 31. 2016	December 31, 2015
Furniture and Equipment	$12,385	$12,385
Computer Equipment	42,654	36,810
Leasehold Improvements	176,903	176,903
Software	15,737	15,737
Property and Equipment, Gross	247,679	241,835
Less Accumulated Depreciation	(157,218)	(90,887)
Property and Equipment, Net	$90,461	$150,948

During the years ended December 31, 2016 and 2015, the Company recorded depreciation expense of $66,331 and $64,458, respectively.

Note 5: Film and Television Costs, Net

As of December 31, 2016, the Company had net Film and Television Costs of $2,260,964 compared to $1,003,546 at December 31, 2015. The increase relates primarily to the production and development of SpacePop, Llama Llama, Rainbow Rangers, and Stan Lee’s Cosmic Crusaders offset by the amortization of film costs associated with the revenue recognized for Thomas Edison’s Secret Lab and SpacePop.

During the years ended December 31, 2016 and 2015, the Company recorded Film and Television Cost amortization expense of $167,788 and $127,552, respectively.

The following table highlights the activity in Film and Television Costs as during the years ended December 31, 2016 and 2015:

Total
Film and Television Costs, Net as of 12/31/2014	$303,953
Additions to Film and Television Costs	827,145
Film Amortization Expense	(127,552)
Film and Television Costs, Net as of 12/31/2015	1,003,546
Additions to Film and Television Costs	1,390,450
Capitalized Interest	34,756
Film Amortization Expense	(167,788)
Film and Television Costs, Net as of 12/31/2016	$2,260,964

F-17

Note 6: Goodwill and Intangible Assets, Net

Goodwill

In connection with the Merger in 2013, the Company recognized $10,365,805 in Goodwill, representing the excess of the fair value of the consideration for the Merger over net identifiable assets acquired. Pursuant to FASB ASC 350-20, Goodwill is not subject to amortization but is subject to annual review to determine if certain events warrant impairment to the Goodwill asset. Through December 31, 2016, the Company has not recognized any impairment to Goodwill.

Intangible Assets, Net

The Company had the following intangible assets as of December 31, 2016, and 2015:

	12/31/2016	12/31/2015
Identifiable Artistic-Related Assets (a)	$1,740,000	$1,740,000
Trademarks (b)	129,831	129,831
Product Masters (b)	64,676	64,676
Other Intangible Assets (b)	185,020	181,220
Intangible Assets, Gross	2,119,527	2,115,727
Less Accumulated Amortization (c)	(273,877)	(197,521)
Intangible Assets, Net	$1,845,650	$1,918,206

(a)	In connection with the Merger in 2013, the Company acquired $1,740,000 of Identifiable Artistic-Related Assets. These assets, related to certain properties owned by A Squared and assumed by the Company, were valued using an independent firm. Based on certain legal, regulatory, contractual, and economic factors, the Company has deemed these assets to be indefinite-lived. Hence, pursuant to FASB ASC 350-30, these assets are not subject to amortization and are tested annually for impairment. Through December 31, 2016, the Company has not recognized any impairment expense related to these assets.
(b)	Pursuant to FASB ASC 350-30-35, the Company reviews these intangible assets periodically to determine if the value should be retired or impaired due to recent events. Through December 31, 2016, the Company has not recognized any impairment expense related to these assets.
(c)	During the years ended December 31, 2016 and 2015, the Company recognized $76,356 and $69,453, respectively, in amortization expense related to the Trademarks, Product Masters, and Other Intangible Assets.

Expected future intangible asset amortization as of December 31, 2016 is as follows:

Fiscal Year:
2017	$55,520
2018	26,119
2019	9,236
2020	8,655
2021	2,059
Remaining	4,061
Total	$105,650

F-18

Note 7: Deferred Revenue

As of December 31, 2016, and 2015, the Company had total short term and long term deferred revenue of $3,106,608 and $958,539, respectively. Deferred revenue includes both (i) variable fee contracts with licensees and customers in which the Company had collected advances and minimum guarantees against future royalties and (ii) fixed fee contracts. The Company recognizes revenue related to these contracts when all revenue recognition criteria have been met. Included in the deferred revenue balance as of December 31, 2016 is the $2,000,000 advance against future royalty that Sony paid to the Company in the first quarter of 2016.

Note 8: Accrued Liabilities – Current

As of December 31, 2016, and 2015, the Company has the following current accrued liabilities:

	December 31, 2016	December 31, 2015
Accrued Salaries and Wages (a)	$132,827	$96,385
Disputed Trade Payables (b)	925,000	925,000
Services Advance - Current Portion (c)	1,489,583	–
Other Accrued Expenses	249,482	509,477
Total Accrued Liabilities - Current	$2,796,892	$1,530,862

(a)	Accrued Salaries and Wages represent accrued vacation payable to employees.

(b)	As part of the Merger in 2013, the Company assumed certain liabilities from a previous member of A Squared which has claimed certain liabilities totaling $925,000. The Company disputes the basis for this liability. As of December 31, 2016, the Company believes that the statute of limitations applicable to the assertion of any legal claim relating to the collection of these liabilities has expired and therefore believes this liability is uncollectible. The Company is working with the counterparty to extinguish this liability.

(c)

During the first quarter of 2014, the Company entered into an exclusive three-year agreement with DADC to provide all CD, DVD and BD replication, packaging and distribution to the Company’s direct customers. Under the terms of the long-term, exclusive supply chain services agreement, the Company will order a minimum level of disk replication, packaging and distribution services for its content across all physical media, including DVD, CD, and Blu-ray from DADC. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015. At the end of the term, the Company is obligated to repay a pro-rata portion of the advance if it has not ordered a minimum number of DVD/CD units during the term.

Subsequent to the end of the fiscal year, on January 10, 2017, the Company entered into an amendment of our home entertainment Distribution Agreement with Sony pursuant to which, among other things, Sony agreed to pay DADC $1,489,583, the amount which was owed and payable by us to DADC for the disk replication, packaging and distribution services.

In connection with such transaction, we issued Sony 301,231 shares of our Common Stock at $4.945 per share, Sony’s exclusive territory for exercising its home entertainment distribution rights under the Distribution Agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by Sony out of royalty payments that would otherwise be due to us under the Distribution Agreement was increased by the amount of the payment to DADC. (See Note 7 for additional information about the advance.)

F-19

Note 9: Short Term Debt - Related Party

As part of the Merger, the Company acquired certain liabilities from A Squared. From time to time, A Squared required short-term advances to fund its operations and provide working capital from its founder, the Company’s current Chief Executive Officer, Andy Heyward. As of December 31, 2015, these advances totaled $410,535. On May 4, 2016, the Company issued to Mr. Heyward 79,561 shares of common stock valued at $5.16 per share, the day’s closing stock price, in full payment and satisfaction of these advances.

These advances were interest free and had no stated maturity. The Company applied an imputed interest rate of 6% in accordance with FASB ASC 835-30-45. During years ended December 31, 2016 and 2015, the Company recognized imputed interest expense of $8,503 and $24,757 as a contribution to additional paid-in capital, respectively.

Note 10: Production Loan Facility

On August 8, 2016, Llama Productions closed a $5,275,000 multiple draw-down, secured, non-recourse, non-revolving credit facility (the “Facility”) with Bank Leumi USA for the production of its animated series Llama Llama, (the “Series”) which is configured as fifteen half-hour episodes comprised of thirty 11 minute programs to be delivered to Netflix in fall 2017. The Facility is secured by the license fees the Company will receive from Netflix for the delivery of the Series as well as the Company’s copyright in the Series. The Facility has a term of 40 months and has an interest rate of either Prime plus 1% or one, three, or six month LIBOR plus 3.25%. As a condition of the loan agreement with Bank Leumi, the Company deposited $1,000,000 into a cash account to be used solely for the production of the Series. Additionally, the Facility contains certain standard affirmative and negative non-financial covenants such as maintaining certain levels of production insurance and providing standard financial reports. As of December 31, 2016, the Company was in compliance with these covenants.

As of December 31, 2016, the Company had gross outstanding borrowing under the facility of $1,505,307 against which financing costs of $173,303 were applied resulting in net borrowings of $1,332,004.

Note 11: Stockholders’ Equity

Common Stock

As of December 31, 2016, the total number of authorized shares of common stock was 233,333,334.

On April 2, 2014, we filed a certificate of change to our Articles of Incorporation to effect a reverse split on a 1-for-100 basis (the “2014 Reverse Split.”). The 2014 Reverse Split was effective with FINRA on April 7, 2014. All common stock share and per share information in this Form 10-K, including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect application of the 2014 Reverse Split, unless otherwise indicated. The total number of authorized shares of common stock was not adjusted in conjunction with the 2014 Reverse Split.

On October 29, 2015, the Company entered into securities purchase agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1,443,362 shares of its common stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 1,443,362 shares of common stock for a purchase price of $3.00 per share and the associated warrants for gross proceeds to the Company of $4,330,000 (“2015 Private Placement”). The closing of the 2015 Private Placement occurred on November 3, 2015. Stock offering costs were $502,218. (See Note 13 for additional information about these warrants.)

On October 6, 2016, the Board of Directors of the Company authorized a reverse stock split in preparation for the Company’s anticipated uplisting on the NASDAQ Capital Market.

F-20

On November 4, 2016, the Company filed a certificate of change to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to effect a one-for-three reverse stock split of the Company’s issued and outstanding common stock. As a result of the 2016 Reverse Split, every three shares of the Company’s issued and outstanding common stock were automatically combined and reclassified into one share of the Company’s common stock. The 2016 Reverse Split affected all issued and outstanding shares of common stock, as well as common stock underlying stock options and warrants outstanding. No fractional shares were issued in connection with the 2016 Reverse Split. Stockholders who would otherwise hold a fractional share of common stock will receive an increase to their common stock as the common stock will be rounded up to a full share. The total number of authorized shares of common stock was reduced from 700,000,000 to 233,333,334 in conjunction with the 2016 Reverse Split. The 2016 Reverse Split became effective on November 9, 2016. All disclosures of shares and per share data in these consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split for all periods presented.

As of December 31, 2016, and 2015, there were 4,010,649 and 3,753,179 shares of common stock outstanding, respectively. Below are the changes to the Company’s common stock during the year ended December 31, 2016:

•	On various dates during the year ended December 31, 2016, the Company issued 131,668 shares of the Company’s common stock as a conversion of 395 shares of Series A Convertible Preferred Stock at a conversion price of $3.00.
•	On various dates during the year ended December 31, 2016, the Company issued 33,334 shares of the Company’s common stock for the exercise of 33,334 warrants each with an exercise price of $3.30 for total cash proceeds of $110,000.
•	On March 12, 2016, the Company issued 10,000 shares of the Company’s common stock valued at $2.40 per share as part of a settlement agreement with an entity that had provided music production services to the Company.
•	On May 4, 2016, the Company issued to Mr. Heyward 79,561 shares of common stock valued at $5.16 per share, the day’s closing stock price, in satisfaction of certain short term advances.
•	On July 19, 2016, the Company issued 2,500 shares of common stock valued at $6.00 per share, the day’s closing stock price, to a vendor for services rendered.

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

As of December 31, 2016, and 2015, there were 4,895 and 5,290 shares of Series A Convertible Preferred Stock outstanding, respectively.

On May 12, 2014, the Board of Directors authorized the designation of a class of preferred stock as “Series A Convertible Preferred Stock”. On May 14, 2014, the Company filed the Certificate of Designation, Preferences and Rights of the 0% Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada.

Each share of the Series A Convertible Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 per share, based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Convertible Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Convertible Preferred Stock is $1,000 and the initial conversion price is $6.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event the Company issues shares of its common stock or common stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Series A Convertible Preferred Stock to the extent that as a result of such conversion, the investor would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of the Company’s common stock, calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock possess no voting rights.

F-21

On May 14, 2014, we entered into securities purchase agreements with certain accredited investors pursuant to which we sold an aggregate of 6,000 shares of our then newly designated Series A Convertible Preferred Stock at a price of $1,000 per share for gross proceeds to us of $6,000,000. Related to the sale, we incurred offering costs of $620,085 resulting in net proceeds of $5,379,915. The transaction closed on May 15, 2014.

As the conversion price of the Series A Convertible Preferred Stock on a converted basis was below the market price of the common shares on the closing date, this resulted in a beneficial conversion feature recorded as an “imputed” dividend of $2,010,000. In addition, during the fourth quarter of 2015, in connection with the 2015 Private Placement in which the Company’s common stock was sold at $3.00 per share, the conversion price of the Series A Convertible Preferred Stock decreased to $3.00. This decrease resulted in an additional beneficial conversion feature of $3,383,850 which has now been recognized as of the time of the 2015 Private Placement as opposed to at the time of each investor’s conversion of the Series A Convertible Preferred Stock into common stock. (See Basis of Presentation in Note 2, herein).

Note 12: Stock Options

The Company has adopted the provisions of FASB ASC 718 - Compensation which requires companies to measure the cost of employee services received in exchange for equity instruments based on the grant date fair value of those awards and to recognize the compensation expense over the requisite service period during which the awards are expected to vest.

On December 29, 2008, the Company adopted the 2008 Stock Option Plan (the “Plan”), which provides for the issuance of qualified and non-qualified stock options to officers, directors, employees and other qualified persons. The Plan is administered by the Board of Directors of the Company or a committee appointed by the Board of Directors. The number of shares of the Company’s common stock initially reserved for issuance under the Plan was 36,667. On September 2, 2011, the stockholders holding a majority of the Company’s outstanding common stock adopted an amendment to the Company’s 2008 Stock Option Plan to increase the number of shares of common stock issuable under the plan to 166,667.

On September 18, 2015, the Company adopted the Genius Brands International, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders in September 2015. The 2015 Plan as approved by the stockholders authorized the issuance up to an aggregate of 150,000 shares of common stock. On December 14, 2015, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 1,293,334 from 150,000 shares to 1,443,334 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on February 3, 2016.

The following table summarizes the changes in the Company’s stock option plan during the year ended December 31, 2016:

	Options Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value	Weighted Average Exercise Price per Share
Balance at December 31, 2015	1,407,775	$2.82 - 12.00	4.94 years	$58,512	$8.10
Options Granted	85,088
Options Exercised	–
Options Cancelled	119,309
Options Expired	–
Balance at December 31, 2016	1,373,554	$2.82 - 12.00	3.99 years	$280,642	$8.14

Exercisable December 31, 2015	100,021	$2.82	4.80 years	$58,512	$2.82
Exercisable December 31, 2016	452,535	$2.82 - 6.00	3.95 years	$263,375	$5.29

F-22

During the year ended December 31, 2015, the Company granted options to purchase 1,407,775 shares of common stock to officers, directors, employees, and consultants. These stock options generally vest between one and three years, while a portion vested upon grant. The fair value of these options was determined to be $2,402,460 using the Black-Scholes option pricing model based on the following assumptions:

Exercise Price	$2.82 - $12.00
Dividend Yield	0%
Volatility	100% - 137%
Risk-free interest rate	0.89% - 1.25%
Expected life of options	2.5 - 3.5 years

During the three months ended March 31, 2016, the Company recognized share-based compensation expense of $564,985. The expense recognized reflects revisions to (i) align with the graded vesting of the majority of the options granted in 2015, (ii) make adjustments in certain accounting estimates utilized in the Black Scholes model, and (iii) reflect the accurate number of options granted in 2015. As such, included in the total share-based compensation expense recognized in this first quarter of 2016 is $220,564 of true-up expenses from prior periods. The Company has assessed these adjustments individually and in aggregate and considers them immaterial to the current and prior periods.

During the years ended December 31, 2016 and 2015, the Company recognized $1,581,797 and $31,919 in share-based compensation expense, respectively. The unvested share-based compensation as of December 31, 2016 was $1,111,629 which will be recognized through the second quarter of 2019 assuming the underlying grants are not cancelled or forfeited.

Note 13: Warrants

The Company has warrants outstanding to purchase up to 1,651,698 and 1,685,032 at each of December 31, 2016 and 2015, respectively.

In connection with the sale of the Company’s Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which it received a cash fee of $535,000 and a warrant to purchase up to 100,002 shares of the Company’s common stock. These warrants are exercisable immediately, have an exercise price of $6.00 per share, and have a five-year term.

In connection with the 2015 Private Placement, the Company issued to accredited investors warrants to purchase up to an aggregate of 1,443,362 shares of common stock for a purchase price of $3.00 per share. The warrants are exercisable into shares of common stock for a period of five (5) years from issuance at an initial exercise price of $3.30 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The warrants are exercisable immediately. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of common stock, calculated immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant.

In connection with the 2015 Private Placement, Chardan acted as sole placement agent in consideration for which it received a cash fee of $300,000 and a warrant to purchase up to 141,668 shares of the Company’s common stock. These warrants are exercisable immediately, have an exercise price of $3.60 per share, and have a five-year term.

F-23

The following table summarizes the changes in the Company’s outstanding warrants during the year ended December 31, 2016:

	Warrants Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price per Share	Aggregate Intrinsic Value
Balance at December 31, 2015	1,685,032	$3.30 - 6.00	4.75 years	$3.48	$–
Warrants Granted	–	–	–	–	–
Warrants Exercised	33,334	–	–	–	–
Warrants Expired	–	–	–	–	–
Balance at December 31, 2016	1,651,698	$3.30 - 6.00	3.75 years	$3.49	$3,301,913
Exercisable December 31, 2015	1,685,032	$3.30 - 6.00	4.75 years	$3.48	$–
Exercisable December 31, 2016	1,651,698	$3.30 - 6.00	3.75 years	$3.49	$3,301,913

Note 14: Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2016 and 2015:

	2016	2015
Deferred tax assets:
NOL Carryover	$7,544,300	$5,808,100
Bad Debt Reserve	44,100	–
Inventory Reserve	10,400	11,200
Amortization	61,500	–
Accrued Compensated Absences	52,900	37,600
Charitable Contributions	5,000	400
Subtotal	7,718,200	5,857,300
Valuation Allowance	(7,647,300)	(5,857,300)
Deferred tax liabilities:
Depreciation	(42,700)	–
Prepaid Expenses	(28,200)	–
Net Deferred Tax Asset	$–	$–

F-24

The income tax provision differs from the amount of income tax determined by applying the U.S. federal tax rate to pretax income from continuing operations for the years ended December 31, 2016 and 2015 due to the following:

	2016	2015
Book Loss	$(2,113,000)	$(1,184,300)
Meals and Entertainment	10,300	5,400
Stock Options	537,800	10,900
Stock Issued for Debt Extinguishment	–	14,300
Other	4,700	–
Valuation Allowance	1,560,200	1,153,700
	$–	$–

At December 31, 2016, the Company had net operating loss carry forwards of approximately $19,209,000 that may be offset against future taxable income from the year 2017 through 2036. No tax benefit has been reported in the December 31, 2016 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes (“Topic 740”), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of December 31, 2016, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of California. The Company is currently subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities since inception of the Company.

Note 15: Employment Agreements

On November 15, 2013, as a closing condition to the Merger, the Company entered into five-year employment agreements with Andy Heyward, to serve as Chief Executive Officer, and Amy Moynihan Heyward, to serve as President of the Company, for which each was to receive an annual base salary of $200,000 and $180,000, respectively. Effective August 28, 2016, Amy Moynihan Heyward resigned from her position as President of the Company but will remain on the Board of Directors.

Effective July 14, 2014, the Company employed Stone Newman in the newly created operating position of President - Worldwide Consumer Products and executed a three-year employment agreement which either party may terminate on the twelfth and twenty-fourth month anniversary upon thirty (30) days’ notice. Mr. Newman has oversight over all consumer products, licensing and merchandising sales and rights for the Company’s brands and programming as well as certain brands he previously managed prior to his employment by the Company. The agreement provides Mr. Newman with an annual salary of $275,000.

Effective April 18, 2016, the Company entered into an employment agreement with Rebecca Hershinger for the position of Chief Financial Officer. Ms. Hershinger will be entitled to be paid a salary at the annual rate of $175,000 per year, which salary will be increased to $190,000 per year not later than October 1, 2016. The term of the agreement is one year with a mutual option for an additional one-year period. Ms. Hershinger was reimbursed for certain moving and related expenses associated with her relocation from Park City, Utah to Los Angeles, California. In addition, Ms. Hershinger is received a grant of stock options commensurate with those given to the Company’s Executive Vice President and is entitled to receive an annual discretionary bonus based on her performance.

F-25

Note 16: Lease Commitments

Rental expenses incurred for operating leases during the years ended December 31, 2016 and 2015 were $140,144 and $140,407, respectively.

The Company leased approximately 2,807 square feet of office space at 9401 Wilshire Boulevard, Beverly Hills, California pursuant to a standard office lease dated February 3, 2012. The lease had a term of 3 years, from May 1, 2012 through April 30, 2015. The monthly rent was $10,807 which was to be adjusted upward 3% each year on the anniversary of the lease. The Company did not renew this lease.

During the first quarter of 2015, the Company entered into an agreement for new office space to which it relocated its operations upon the expiration of its prior lease. Effective May 1, 2015, the Company began leasing approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, California 90210 pursuant to a 35-month sub-lease that commenced on May 1, 2015. The Company will pay $136,542 annually subject to annual escalations of 3%.

The following is a schedule of future minimum lease payments required by the non-cancelable operating lease agreement:

Year	Amount
2017	$143,451
2018	36,214
$179,665

Note 17: Commitment and Contingencies

In the normal course of its business, the Company enters into various agreements which call for the potential future payment of royalties or “profit” participations associated with its individual properties. These profit participations can be for the use of third party intellectual property, such as the case with Stan Lee and the Mighty 7 and Llama Llama among others, in which the Company is obligated to share net profits with the underlying rights holders on a certain basis as defined in the respective agreements.

In addition, in the normal course of its business, the Company enters into agreements with various service providers such as animation studios, post-production studios, writers, directors, musicians or other creative talent. Pursuant to these agreements, the Company is obligated to share with these service providers a portion of the net profits of the properties on which they have rendered services, as defined in each respective agreement.

Note 18: Related Party

On April 21, 2016, the Company entered into a merchandising and licensing agreement with Andy Heyward Animation Art (“AHAA”), whose principal is Andy Heyward, the Company’s Chief Executive Officer. The Company entered into a customary merchandise license agreement with AHAA for the use of characters and logos related to Warren Buffett’s Secret Millionaires Club and Stan Lee’s Mighty 7 in connection with certain products to be sold by AHAA. The terms and conditions of such license are customary within the industry, and the Company earns an arm-length industry standard royalty on all sales made by AHAA utilizing the licensed content. During the second quarter of 2016, the Company earned $247 in royalties from this agreement.

F-26

On July 25, 2016, the Company entered into a consulting agreement with Foothill Entertainment, Inc. (“Foothill”), an entity whose Chairman is Gregory Payne, our corporate secretary. The Company has engaged Foothill Entertainment, Inc. for a term of six months to assist in the distribution and commercial exploitation of its audiovisual content as well as for the preparation and attendance on behalf of the Company at the MIPJR and MIPCOM markets in Cannes. Foothill receives $12,500 per month for these services.

Note 19: Subsequent Events

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from December 31, 2016 through the date of issuance of these financial statements. During this period, we did not have any significant subsequent events, except as disclosed below:

•

Subsequent to the end of the fiscal year, on January 10, 2017, the Company entered into an amendment of our home entertainment Distribution Agreement with Sony pursuant to which, among other things, Sony agreed to pay DADC $1,489,583, the amount which was owed and payable by us to DADC for the disk replication, packaging and distribution services.

In connection with such transaction, we issued Sony 301,231 shares of our common stock at $4.945 per share, Sony’s exclusive territory for exercising its home entertainment distribution rights under the Distribution Agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by Sony out of royalty payments that would otherwise be due to us under the Distribution Agreement was increased by the amount of the payment to DADC. (See Notes 7 and 8 for additional information about this transaction.)

•

On February 9, 2017, the Company entered into the Private Transaction pursuant to the Agreement with certain holders of the Company’s Original Warrants. The Original Warrants were originally issued on November 3, 2015, to purchase an aggregate of 1,443,362 shares of the Company’s common stock at an exercise price of $3.30 per share and were to expire on November 3, 2020.

Pursuant to the Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full and the Company would issue to each such holder new warrants, with the new warrants being identical to the Original Warrants except that the termination date of such new warrants is February 10, 2022 (the “Reload Warrants”). In addition, depending on the number of Original Warrants exercised by all holders of the Original Warrants, the Company also agreed to issue to the holders another new warrant, identical to the Original Warrant except that the exercise price of such warrant is $5.30 and such warrant is not exercisable until August 10, 2017 (the “Market Price Warrants” and together with the Reload Warrants, the “New Warrants”).

The Company received gross proceeds of $3,866,573 from the exercise of the Original Warrants and issued Reload Warrants to purchase an aggregate of 799,991 shares of the Company’s common stock and Market Price Warrants to purchase an aggregate of 371,699 shares of the Company’s common stock.

Chardan acted as financial advisor on the Private Transaction in consideration for which Chardan received $363,617 and will be issued New Warrants for 115,000 shares of the Company’s common stock.

•	On various dates subsequent to December 31, 2016, an investor converted 450 shares of Series A Convertible Preferred Stock into 150,000 shares of the Company’s common stock at a conversion price of $3.00.

•	On various dates subsequent to December 31, 2016, the Company issued 18,522 shares of Common Stock to certain consultants for services rendered totaling $100,000.

F-27

Genius Brands International, Inc.

Consolidated Balance Sheets

As of September 30, 2017 and December 31, 2016

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$2,247,402	$1,887,921
Restricted Cash	1,000,000	1,000,000
Accounts Receivable, net	130,179	122,910
Other Receivables	160,545	–
Inventory, net	18,502	6,562
Prepaid and Other Assets	433,272	359,395
Total Current Assets	3,989,900	3,376,788

Property and Equipment, net	86,295	90,461
Other Receivables	96,327	–
Film and Television Costs, net	4,232,632	2,260,964
Intangible Assets, net	1,801,878	1,845,650
Goodwill	10,365,805	10,365,805
Total Assets	$20,572,837	$17,939,668

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$336,122	$648,638
Accrued Expenses	225,178	249,482
Deferred Revenue	489,394	410,662
Accrued Salaries and Wages	151,150	132,827
Disputed Trade Payable	925,000	925,000
Service Advance	–	1,489,583
Total Current Liabilities	2,126,844	3,856,192

Long Term Liabilities:
Deferred Revenue	4,583,455	2,695,946
Production Facility	3,495,524	1,332,004
Total Liabilities	10,205,823	7,884,142

Commitments & Contingencies (Note 13)

Stockholders’ Equity
Preferred Stock, $0.001 par value, 10,000,000 shares authorized; 3,605 and 4,895 shares issued and outstanding, respectively	4	5
Common Stock, $0.001 par value, 233,333,334 shares authorized; 5,938,103 and 4,010,649 shares issued and outstanding, respectively	5,939	4,011
Common Stock to Be Issued	24	24
Additional Paid in Capital	50,741,109	46,697,005
Accumulated Deficit	(40,374,944)	(36,642,761)
Accumulated Other Comprehensive Loss	(5,118)	(2,758)
Total Stockholders’ Equity	10,367,014	10,055,526

Total Liabilities and Stockholders’ Equity	$20,572,837	$17,939,668

The accompanying notes are an integral part of these financial statements.

F-28

Genius Brands International, Inc.

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues:
Licensing & Royalties	$94,430	$85,660	$365,993	$347,128
Television & Home Entertainment	155,003	34,826	263,142	285,433
Advertising Sales	7,008	–	13,027	–
Product Sales	60	–	8,561	16,150
Total Revenues	256,501	120,486	650,723	648,711

Operating Expenses:
Marketing and Sales	86,715	220,627	361,761	686,577
Direct Operating Costs	186,226	44,220	254,243	252,688
General and Administrative	1,150,147	1,389,360	3,772,643	4,325,703
Total Operating Expenses	1,423,088	1,654,207	4,388,647	5,264,968

Loss from Operations	(1,166,587)	(1,533,721)	(3,737,924)	(4,616,257)

Other Income (Expense):
Other Income	2,975	3,238	8,568	3,298
Interest Expense	(794)	(417)	(2,827)	(2,570)
Interest Expense - Related Parties	–	–	–	(6,141)
Gain on Distribution Contracts	–	–	–	258,103
Net Other Income (Expense)	2,181	2,821	5,741	252,690

Loss before Income Tax Expense	(1,164,406)	(1,530,900)	(3,732,183)	(4,363,567)

Income Tax Expense	–	–	–	–

Net Loss Applicable to Common Shareholders	$(1,164,406)	$(1,530,900)	$(3,732,183)	$(4,363,567)

Net Loss per Common Share (Basic And Diluted)	$(0.20)	$(0.38)	$(0.67)	$(1.12)

Weighted Average Shares Outstanding (Basic and Diluted)	5,923,838	3,988,626	5,591,492	3,889,108

The accompanying notes are an integral part of these financial statements.

F-29

Genius Brands International, Inc.

Consolidated Statements of Comprehensive Loss

Three and Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Loss Applicable to Common Shareholders	$(1,164,406)	$(1,530,900)	$(3,732,183)	$(4,363,567)

Other Comprehensive Loss, Net of Tax:
Unrealized Loss on Foreign Currency Translation	–	(6)	(2,360)	(839)
Other Comprehensive Loss, Net of Tax:	–	(6)	(2,360)	(839)
Comprehensive Loss	$(1,164,406)	$(1,530,906)	$(3,734,543)	$(4,364,406)

The accompanying notes are an integral part of these financial statements.

F-30

Genius Brands International, Inc.

Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2017 and 2016

(Unaudited)

	September 30, 2017	September 30, 2016
Cash Flows from Operating Activities:
Net Loss	$(3,732,183)	$(4,363,567)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Amortization of Film and Television Costs	37,935	158,168
Depreciation Expense	51,527	49,637
Amortization Expense	43,771	57,763
Imputed Interest Expense	–	6,141
Stock Issued for Services	130,000	39,000
Stock Compensation Expense	514,108	1,236,880
Gain on Distribution Contracts	–	(258,103)
Loss on Impairment of Assets	–	1,850

Decrease (Increase) in Operating Assets:
Accounts Receivable	(9,626)	220,285
Other Receivables	(256,872)	–
Inventory	(11,940)	518
Prepaid Expenses & Other Assets	(73,877)	(253,678)
Film and Television Costs, Net	(1,880,811)	(754,770)

Increase (Decrease) in Operating Liabilities:
Accounts Payable	(312,516)	66,247
Accrued Expenses	(24,304)	(274,042)
Deferred Revenue	476,655	2,159,120
Accrued Salaries and Wages	18,323	23,223
Net Cash Used in Operating Activities	(5,029,810)	(1,885,328)

Cash Flows from Investing Activities:
Investment in Intangible Assets	–	(5,650)
Purchase of Fixed Assets	(47,361)	(1,542)
Net Cash Used in Investing Activities	(47,361)	(7,192)

Cash Flows from Financing Activities:
Proceeds from Warrant Exchange, Net	3,401,924	–
Proceeds from Exercise of Warrants	–	110,000
Proceeds from Production Facility, Net	2,034,728	237,567
Net Cash Provided by Financing Activities	5,436,652	347,567

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	359,481	(1,544,953)
Beginning Cash, Cash Equivalents, and Restricted Cash	2,887,921	5,187,620
Ending Cash, Cash Equivalents, and Restricted Cash	$3,247,402	$3,642,667

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$2,827	$1,450

Schedule of Non-Cash Financing and Investing Activities
Issuance of Common Stock in Relation to Sony Transaction	$1,489,583	$–
Issuance of Common Stock in Satisfaction of Short Term Advances	$–	$410,535

The accompanying notes are an integral part of these financial statements.

F-31

Genius Brands International, Inc.

Notes to Financial Statements

September 30, 2017 (unaudited)

Note 1: Organization and Business

Organization and Nature of Business

Genius Brands International, Inc. (“we”, “us”, “our”, or the “Company”) is a global content and brand management company that creates and licenses multimedia content. Led by industry veterans, the Company distributes its content in all formats as well as a broad range of consumer products based on its characters. In the children's media sector, the Company’s portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment including the award-winning Baby Genius; new preschool property Rainbow Rangers; preschool property debuting on Netflix Llama Llama; tween music-driven brand SpacePop; adventure comedy Thomas Edison's Secret Lab® available on public broadcast stations and the Company’s Kid Genius Carton Channel on Comcast's Xfinity on Demand, Roku, AppleTV, and Amazon Prime; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company is also co-producing an all-new adult-themed animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter.

In addition, the Company acts as licensing agent for certain brands, leveraging its existing licensing infrastructure to expand these brands into new product categories, new retailers, and new territories. These include Llama Llama and Celessence Technologies.

The Company commenced operations in January 2006, assuming all the rights and obligations of its then Chief Executive Officer, under an Asset Purchase Agreement between the Company and Genius Products, Inc., in which the Company obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, the Company (i) changed its domicile to Nevada from California, and (ii) changed its name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, the Company changed its trading symbol from “PENT” to “GNUS”.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with A Squared Entertainment LLC, a Delaware limited liability company (“A Squared”), A Squared Holdings LLC, a California limited liability company and sole member of A Squared (the “Parent Member”) and A2E Acquisition LLC, its newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), which occurred concurrently with entering into the Merger Agreement, the Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

On November 4, 2016, the Company filed a certificate to change its Articles of Incorporation to effect a reverse split on a one-for-three basis (the “2016 Reverse Split”). The 2016 Reverse Split became effective on November 9, 2016. All common stock (“Common Stock”) share and per share information in this Quarterly Report on Form 10-Q (“Form 10-Q”), including the accompanying consolidated financial statements and notes thereto, have been adjusted to reflect retrospective application of the 2016 Reverse Split, unless otherwise indicated.

Liquidity

Historically, the Company has incurred net losses. For the three months ended September 30, 2017 and 2016, the Company reported net losses of $1,164,406 and $1,530,900, respectively. For the nine months ended September 30, 2017 and 2016, the Company reported net losses of $3,732,183 and $4,363,567, respectively. The Company reported net cash used in operating activities of $5,029,810 and $1,885,328 for the nine months ended September 30, 2017 and 2016, respectively. As of September 30, 2017, the Company had an accumulated deficit of $40,374,944 and total stockholders’ equity of $10,367,014. At September 30, 2017, the Company had current assets of $3,989,900, including cash, cash equivalents, and restricted cash of $3,247,402 and current liabilities of $2,126,844, including certain trade payables of $925,000 to which the Company disputes the claim. The Company had working capital of $1,863,056 as of September 30, 2017, compared to a working capital deficit of $479,404 as of December 31, 2016.

F-32

During the first quarter of 2017, the Company completed two key transactions that enhanced cash and working capital balances:

•	On January 10, 2017, the Company entered into an amendment of its home entertainment distribution agreement with Sony Pictures Home Entertainment Inc. (“SPHE”) pursuant to which, among other things, SPHE paid $1,489,583 which was owed and payable by the Company to SPHE’s sister company Sony DADC US Inc. (“DADC”) for certain disk manufacturing and replication services. In connection with such transaction, the Company issued SPHE 301,231 shares of its Common Stock at $4.945 per share, SPHE’s exclusive territory for exercising its home entertainment distribution rights under the Distribution Agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by SPHE out of royalty payments that would otherwise be due to the Company under the Distribution Agreement was increased by the amount of the payment to DADC. In connection with the above issuance of our shares, the Company entered into a subscription agreement with SPHE, effective as of January 17, 2017. Collectively, these transactions are referred to as the “January 2017 Sony Transactions.”
•	On February 9, 2017, the Company entered into a private transaction (the “Private Transaction”) pursuant to a Warrant Exercise Agreement (the “Agreement”) with certain holders of the Company’s existing warrants (the “Original Warrants”) for which it received gross proceeds of $3,866,573 from the exercise of the Original Warrants and issued additional warrants to these holders (see Notes 9 and 11 for additional information about the Private Transaction).

Subsequent to the end of the period, on October 3, 2017, the Company sold, in a registered direct offering, 1,647,691 shares of Common Stock at an offering price of $3.90 per share and, in a concurrent private placement, warrants to purchase an aggregate of 1,647,691 shares of Common Stock for gross proceeds of approximately $6,425,995 before deducting the placement agent fee and related offering expenses (See Note 15).

While the Company believes that its anticipated cash balances and working capital combined with its production facility and deal pipeline will be sufficient to fund operations for the next twelve months, there can be no assurance that cash flows from operations will continue to improve in the near future. If the Company is unable to attain profitable operations and attain positive operating cash flows, it may need to (i) seek additional funding, (ii) scale back its development or production plans, or (iii) reduce certain operations.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying 2017 and 2016 consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Genius Brands International, Inc., its wholly-owned subsidiaries A Squared and Llama Productions as well as its interest in Stan Lee Comics, LLC (“Stan Lee Comics”). All significant inter-company balances and transactions have been eliminated in consolidation.

Business Combination

On November 15, 2013, the Company entered into a Merger Agreement with A Squared, the Parent Member, and the Acquisition Sub. Upon closing of the Merger, which occurred concurrently with entering into the Merger Agreement, our Acquisition Sub merged with and into A Squared, and A Squared, as the surviving entity, became a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business and operations of A Squared.

The financial statements have been prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 Business Combinations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

F-33

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these consolidated financial statements to conform to current period classifications.

Cash, Cash Equivalents, and Restricted Cash

The Company considers all highly liquid debt instruments with initial maturities of three months or less to be cash equivalents. Restricted Cash includes $1,000,000 that the Company deposited into a cash account to be used solely to produce its series Llama Llama as a condition of its loan agreement with Bank Leumi USA.

Allowance for Doubtful Accounts

Accounts receivable are presented on the balance sheets net of estimated uncollectible amounts. The Company assesses its accounts receivable balances on a quarterly basis to determine collectability and records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses based on historical experience and future expectations. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. The Company had an allowance for doubtful accounts of $110,658 at both September 30, 2017 and December 31, 2016.

Inventories

Inventories are stated at the lower of average cost or market and consist of finished goods such as DVDs, CDs and other products. A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable by management in the period in which it is determined to be potentially non-saleable. The current inventory is considered properly valued and saleable. The Company concluded that there was an appropriate reserve for slow moving and obsolete inventory of $26,097 at both September 30, 2017 and December 31, 2016.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Maintenance, repairs, and renewals, which neither materially add to the value of the assets nor appreciably prolong their lives, are charged to expense as incurred. Gains and losses from any dispositions of property and equipment are reflected in the statement of operations.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired in business combinations accounted for by the purchase method. In accordance with FASB ASC 350 Intangibles Goodwill and Other, goodwill and certain intangible assets are presumed to have indefinite useful lives and are thus not amortized, but subject to an impairment test annually or more frequently if indicators of impairment arise. The Company completes the annual goodwill and indefinite-lived intangible asset impairment tests at the end of each fiscal year. To test for goodwill impairment, we are required to estimate the fair market value of each of our reporting units, of which we have one. While we may use a variety of methods to estimate fair value for impairment testing, our primary method is discounted cash flows. We estimate future cash flows and allocations of certain assets using estimates for future growth rates and our judgment regarding the applicable discount rates. Changes to our judgments and estimates could result in a significantly different estimate of the fair market value of the reporting units, which could result in an impairment of goodwill or indefinite lived intangible assets in future periods.

Other intangible assets have been acquired, either individually or with a group of other assets, and were initially recognized and measured based on fair value. In accordance with FASB ASC 350 Intangible Assets, the costs of new product development and significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred. Annual amortization of these intangible assets is computed based on the straight-line method over the remaining economic life of the asset.

F-34

Film and Television Costs

The Company capitalizes production costs for episodic series produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

The Company capitalizes production costs for films produced in accordance with FASB ASC 926-20 Entertainment-Films - Other Assets - Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates its capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Additionally, for both episodic series and films, from time to time, the Company develops additional content, improved animation and bonus songs/features for its existing content. After the initial release of the film or episodic series, the costs of significant improvement to existing products are capitalized while routine and periodic alterations to existing products are expensed as incurred.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 926-605 Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with a customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

The Company’s licensing and royalty revenue represents revenue generated from license agreements that are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees. Licensing income the Company recognizes as an agent is in accordance with FASB ASC 605-45 Revenue Recognition - Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services.

The Company sells advertising on its Kid Genius Cartoon Channel in the form of either flat rate promotions or impressions served. For flat rate promotions with a fixed term, the Company recognizes revenue when all five revenue recognition criteria under FASB ASC 605 are met. For impressions served, the Company delivers a certain minimum number of impressions on the channel to the advertiser for which the advertiser pays a contractual CPM per impression. Impressions served are reported to the Company on a monthly basis, and revenue is reported in the month the impressions are served.

The Company recognizes revenue related to product sales when (i) the seller’s price is substantially fixed, (ii) shipment has occurred causing the buyer to be obligated to pay for product, (iii) the buyer has economic substance apart from the seller, and (iv) there is no significant obligation for future performance to directly bring about the resale of the product by the buyer as required by FASB ASC 605 Revenue Recognition.

Share-Based Compensation

As required by FASB ASC 718 - Stock Compensation, the Company recognizes an expense related to the fair value of our share-based compensation awards, including stock options, using the Black-Scholes calculation as of the date of grant.

Earnings Per Share

Basic earnings (loss) per common share (“EPS”) is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of Common Stock outstanding for the period. Diluted EPS is calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of shares of Common Stock outstanding, plus the assumed exercise of all dilutive securities using the treasury stock or “as converted” method, as appropriate. During periods of net loss, all Common Stock equivalents are excluded from the diluted EPS calculation because they are antidilutive.

F-35

Income Taxes

Deferred income tax assets and liabilities are recognized based on differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates. At each balance sheet date, the Company evaluates the available evidence about future taxable income and other possible sources of realization of deferred tax assets, and records a valuation allowance that reduces the deferred tax assets to an amount that represents management’s best estimate of the amount of such deferred tax assets that more likely than not will be realized.

Fair value of financial instruments

The carrying amounts of cash, receivables, accounts payable, and accrued liabilities approximate fair value due to the short-term maturity of the instruments. The carrying amount of the Production Loan Facility approximates fair value since the debt carries a variable interest rate that is tied to either the current Prime or LIBOR rates plus an applicable spread.

We previously adopted FASB ASC 820 for financial instruments measured at fair value on a recurring basis. FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets unless those contracts are within the scope of other standards (e.g. insurance contracts). This ASU will supersede all revenue recognition requirements in Topic 605, Revenue Recognition, and industry-specific guidance throughout the industry topics of the codification. The guidance's core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity will identify the contract(s) with a customer, identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied (either over time or at a point in time). The ASU further states that an entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”, which approved a one-year deferral of the effective date of the ASU from the original effective date of annual reporting periods beginning after December 15, 2016, to annual reporting periods (including interim reporting periods) beginning after December 15, 2017, with an option for early adoption of the standard on the original effective date. Additionally, in March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which clarified the implementation guidance on principal versus agent considerations. In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” that amended the revenue guidance on identifying performance obligations and accounting for licenses of intellectual property. In May 2016, the FASB issued ASU 2016-11 “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 805): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016, EITF Meeting,” which rescinded from the FASB Accounting Standards Codification certain SEC paragraphs as a result of two SEC Staff Announcements. The FASB also issued ASU 2016-12 “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients,” which clarified guidance on assessment of collectability, presentation of sale taxes, measurement of noncash consideration, and certain transition matters. In the second and third quarters, the Company initiated and executed a project to evaluate the impact of these changes, which included a review of existing contracts with customers, an evaluation of the specific terms of those contracts and the appropriate treatment under the new standards, and a comparison of that new treatment to the Company’s existing accounting policies, to identify differences. The Company is currently evaluating the potential impact on the its internal controls to identify any necessary changes. The standard can be applied either retrospectively to each period presented or as a cumulative effect adjustment as of the date of adoption. The Company plans to implement these standards effective January 1, 2018 based on the modified retrospective method, but may opt for the full retrospective method depending on the final outcome of our evaluation. The Company believes that it is following an appropriate timeline to allow for proper adoption on the implementation date of January 1, 2018 and will continue to monitor new customer contracts through the remainder of 2017.

F-36

In February 2016, the FASB issued Accounting Standards Update 2016-02, “Leases.” The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2018. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18, “Statement of Cash Flows - Restricted Cash a consensus of the FASB Emerging Issues Task Force.” This standard requires restricted cash and cash equivalents to be included with cash and cash equivalents on the statement of cash flows under a retrospective transition approach. The guidance will become effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. We have prospectively adopted ASU 2016-18. The impact to our consolidated financial position, results of operations and cash flows is minimal.

In January 2017, the FASB issued Accounting Standards Update 2017-04, “Simplifying the Test for Goodwill Impairment”, which requires an entity to perform a one-step quantitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value (not to exceed the total goodwill allocated to that reporting unit). It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The standard is effective January 1, 2020, with early adoption as of January 1, 2017 permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

In May 2017, the FASB issued Accounting Standard Update 2017-09, “Compensation—Stock Compensation: Scope of Modification Accounting”, which clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. Under the new guidance, modification accounting is required if the fair value, vesting conditions or classification (equity or liability) of the new award are different from the original award immediately before the original award is modified. The standard is effective beginning January 1, 2018, with early adoption permitted. We are currently evaluating the potential impact of adopting this guidance on our consolidated financial statements.

Various other accounting pronouncements have been recently issued, most of which represented technical corrections to the accounting literature or were applicable to specific industries/transactions or special circumstances, and are not expected to have a material effect on our financial position, results of operations, or cash flows.

Note 3: Property and Equipment, Net

The Company has property and equipment as follows as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Furniture and Equipment	$12,385	$12,385
Computer Equipment	90,015	42,654
Leasehold Improvements	176,903	176,903
Software	15,737	15,737
Property and Equipment, Gross	295,040	247,679
Less Accumulated Depreciation	(208,745)	(157,218)
Property and Equipment, Net	$86,295	$90,461

During the three months ended September 30, 2017 and 2016, the Company recorded depreciation expense of $17,661 and $16,574, respectively. During the nine months ended September 30, 2017 and 2016, the Company recorded depreciation expense of $51,527 and $49,637, respectively.

F-37

Note 4: Film and Television Costs, Net

As of September 30, 2017, the Company had net Film and Television Costs of $4,232,632 compared to $2,260,964 at December 31, 2016. The increase relates primarily to the production and development of SpacePop, Llama Llama, and Rainbow Rangers offset by the amortization of film costs associated with the revenue recognized for Thomas Edison’s Secret Lab and SpacePop.

During the three months ended September 30, 2017 and 2016, the Company recorded Film and Television Cost amortization expense of $29,849 and $23,011, respectively. During the nine months ended September 30, 2017, and 2016, the Company recorded Film and Television Cost amortization expense of $37,935 and $158,168, respectively.

The following table highlights the activity in Film and Television Costs as of September 30, 2017 and December 31, 2016:

Total
Film and Television Costs, Net as of December 31, 2015	$1,003,546
Additions to Film and Television Costs	1,390,450
Capitalized Interest	34,756
Film Amortization Expense	(167,788)
Film and Television Costs, Net as of December 31, 2016	2,260,964
Additions to Film and Television Costs	1,880,811
Capitalized Interest	128,792
Film Amortization Expense	(37,935)
Film and Television Costs, Net as of September 30, 2017	$4,232,632

Note 5: Goodwill and Intangible Assets, Net

Goodwill

In connection with the Merger in 2013, the Company recognized $10,365,805 in Goodwill, representing the excess of the fair value of the consideration for the Merger over net identifiable assets acquired. Pursuant to FASB ASC 350-20, Goodwill is not subject to amortization but is subject to annual review to determine if certain events warrant impairment to the Goodwill asset. Through September 30, 2017, the Company has not recognized any impairment to Goodwill.

Intangible Assets, Net

The Company had the following intangible assets as of September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
Identifiable Artistic-Related Assets (a)	$1,740,000	$1,740,000
Trademarks (b)	129,831	129,831
Product Masters (b)	64,676	64,676
Other Intangible Assets (b)	185,020	185,020
Intangible Assets, Gross	2,119,527	2,119,527
Less Accumulated Amortization (c)	(317,649)	(273,877)
Intangible Assets, Net	$1,801,878	$1,845,650

F-38

(a)	In connection with the Merger in 2013, the Company acquired $1,740,000 of Identifiable Artistic-Related Assets. These assets, related to certain properties owned by A Squared and assumed by the Company, were valued using an independent firm. Based on certain legal, regulatory, contractual, and economic factors, the Company has deemed these assets to be indefinite-lived. Hence, pursuant to FASB ASC 350-30, these assets are not subject to amortization and are tested annually for impairment. Through September 30, 2017, the Company has not recognized any impairment expense related to these assets.
(b)	Pursuant to FASB ASC 350-30-35, the Company reviews these intangible assets periodically to determine if the value should be retired or impaired due to recent events. Through September 30, 2017, the Company has not recognized any impairment expense related to these assets.
(c)	During the three months ended September 30, 2017 and 2016, the Company recognized $12,756 and $19,448, respectively, in amortization expense related to the Trademarks, Product Masters, and Other Intangible Assets. During the nine months ended September 30, 2017 and 2016, the Company recognized $43,771 and $57,763, respectively, in amortization expense related to the Trademarks, Product Masters, and Other Intangible Assets.

Expected future intangible asset amortization as of September 30, 2017 is as follows:

Fiscal Year:
2017 (three months)	$11,752
2018	26,119
2019	9,236
2020	8,655
2021	2,059
Remaining	4,057
Total	$61,878

Note 6: Deferred Revenue

As of September 30, 2017 and December 31, 2016, the Company had total short term and long term deferred revenue of $5,072,849 and $3,106,608, respectively. Deferred revenue includes both (i) variable fee contracts with licensees and customers in which the Company had collected advances and minimum guarantees against future royalties and (ii) fixed fee contracts. The Company recognizes revenue related to these contracts when all revenue recognition criteria have been met. Included in the deferred revenue balance as of December 31, 2016 is the $2,000,000 advance against future royalty that Sony paid to the Company in the first quarter of 2016. Included in the deferred revenue balance as of September 30, 2017 is the $2,000,000 advance against future royalties that Sony paid to the Company in the first quarter of 2016 as well as $1,489,583 attributable to the expansion of distribution rights acquired by Sony through the January 2017 Sony Transactions.

Note 7: Accrued Liabilities – Current

As of September 30, 2017 and December 31, 2016, the Company had the following current accrued liabilities:

	September 30, 2017	December 31, 2016
Accrued Salaries and Wages (a)	$151,150	$132,827
Disputed Trade Payables (b)	925,000	925,000
Services Advance - Current Portion (c)	–	1,489,583
Other Accrued Expenses	225,178	249,482
Total Accrued Liabilities - Current	$1,301,328	$2,796,892

F-39

(a)	Accrued Salaries and Wages represent accrued vacation payable to employees.
(b)	As part of the Merger in 2013, the Company assumed certain liabilities from a previous member of A Squared which has claimed certain liabilities totaling $925,000. The Company disputes the basis for this liability. As of September 30, 2017, the Company believes that the statute of limitations applicable to the assertion of any legal claim relating to the collection of these liabilities has expired and therefore believes this liability is uncollectible. The Company is working with the counterparty to extinguish this liability.
(c)

During the first quarter of 2014, the Company entered into an exclusive three-year agreement with DADC to provide all CD, DVD and Blu-ray replication, packaging and distribution to the Company’s direct customers. Under the terms of the long-term, exclusive supply chain services agreement, the Company will order a minimum level of disk replication, packaging and distribution services for its content across all physical media, including DVD, CD, and Blu-ray from DADC. As consideration for these minimum order levels, the Company received a total of $1,500,000, $750,000 during the first quarter of 2014 and $750,000 during the first quarter of 2015. At the end of the term, the Company is obligated to repay a pro-rata portion of the advance if it has not ordered a minimum number of DVD/CD units during the term.

On January 10, 2017, the Company entered into an amendment of our home entertainment Distribution Agreement with Sony pursuant to which, among other things, Sony paid DADC $1,489,583, which was the total sum owed and payable by us to DADC for the disk replication, packaging and distribution services.

In connection with such transaction, we issued Sony 301,231 shares of our Common Stock at $4.945 per share, Sony’s exclusive territory for exercising its home entertainment distribution rights under the Distribution Agreement was extended from the United States and Canada to worldwide, and the amount of advances subject to recoupment by Sony out of royalty payments that would otherwise be due to us under the Distribution Agreement was increased by the amount of the payment to DADC

Note 8: Production Loan Facility

On August 8, 2016, Llama Productions closed a $5,275,000 multiple draw-down, secured, non-recourse, non-revolving credit facility (the “Facility”) with Bank Leumi USA to produce its animated series Llama Llama, (the “Series”) which is configured as fifteen half-hour episodes comprised of thirty 11-minute programs anticipated to be delivered to Netflix in the fourth quarter of 2017. The Facility is secured by the license fees the Company will receive from Netflix for the delivery of the Series as well as the Company’s copyright in the Series. The Facility has a term of 40 months and has an interest rate of either Prime plus 1% or one, three, or six-month LIBOR plus 3.25%. As a condition of the loan agreement with Bank Leumi, the Company deposited $1,000,000 into a cash account to be used solely to produce the Series. Additionally, the Facility contains certain standard affirmative and negative non-financial covenants such as maintaining certain levels of production insurance and providing standard financial reports. As of September 30, 2017, the Company was in compliance with these covenants.

As of September 30, 2017, the Company had gross outstanding borrowing under the facility of $3,624,263 against which financing costs of $128,739 were applied resulting in net borrowings of $3,495,524. As of December 31, 2016, the Company had gross outstanding borrowing under the facility of $1,505,307 against which financing costs of $173,303 were applied resulting in net borrowings of $1,332,004.

Note 9: Stockholders’ Equity

Common Stock

As of September 30, 2017, the total number of authorized shares of Common Stock was 233,333,334.

On October 29, 2015, the Company entered into securities purchase agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1,443,362 shares of its Common Stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 1,443,362 shares of Common Stock (the “Original Warrants”) for a purchase price of $3.00 per share and the associated warrants for gross proceeds to the Company of $4,330,000 (“2015 Private Placement”). The closing of the 2015 Private Placement occurred on November 3, 2015. Stock offering costs were $502,218. (See Note 11 for additional information about these warrants.)

F-40

On October 6, 2016, the Board of Directors of the Company authorized a reverse stock split in preparation for the Company’s anticipated uplisting on the NASDAQ Capital Market.

On November 4, 2016, the Company filed a certificate of change to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to effect a one-for-three reverse stock split of the Company’s issued and outstanding Common Stock. As a result of the 2016 Reverse Split, every three shares of the Company’s issued and outstanding Common Stock were automatically combined and reclassified into one share of the Company’s Common Stock. The 2016 Reverse Split affected all issued and outstanding shares of Common Stock, as well as Common Stock underlying stock options and warrants outstanding. No fractional shares were issued in connection with the 2016 Reverse Split. Stockholders who would otherwise have held a fractional share of Common Stock received an increase to their Common Stock as the Common Stock was rounded up to a full share. The total number of authorized shares of Common Stock was reduced from 700,000,000 to 233,333,334 in conjunction with the 2016 Reverse Split. The 2016 Reverse Split became effective on November 9, 2016. All disclosures of shares and per share data in these consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split for all periods presented.

On February 9, 2017, the Company entered into the Private Transaction pursuant to the Agreement with certain holders of the Original Warrants. Pursuant to the Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full, and the Company would issue to each such holder new warrants. (See Note 11 for additional information about these warrants.) In association with the Private Transaction, the Company issued 1,171,689 shares of Common Stock upon exercise of a portion of the Original Warrants for which it received gross proceeds of $3,866,573 and recording offering costs of $464,649 for net proceeds of $3,401,924.

As of September 30, 2017 and December 31, 2016, there were 5,938,103 and 4,010,649 shares of Common Stock outstanding, respectively. Below are the changes to the Company’s Common Stock during the nine months ended September 30, 2017:

•	In connection with the January 2017 Sony Transactions, we issued Sony 301,231 shares of our Common Stock at $4.945 per share.
•	On January 17, 2017, we issued to a consultant 10,112 shares of our Common Stock at $4.945 per share in connection with the January 2017 Sony Transactions.
•	On February 9, 2017, the Company issued 1,171,689 shares of Common Stock in connection with the Private Transaction.
•	On March 14, 2017, the Company issued 8,410 shares of Common Stock valued at $5.95 per share to a consultant for services rendered.
•	On August 1, 2017, the Company issued 6,012 shares of Common Stock valued at $4.99 per share to a consultant for services rendered.
•	On various dates during the nine months ended September 30, 2017, the Company issued 430,000 shares of the Company’s Common Stock pursuant to the conversion of 1,290 shares of Series A Convertible Preferred Stock at a conversion price of $3.00.

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

As of September 30, 2017 and December 31, 2016, there were 3,605 and 4,895 shares of Series A Convertible Preferred Stock outstanding, respectively.

On May 12, 2014, the Board of Directors authorized the designation of a class of preferred stock as “Series A Convertible Preferred Stock”. On May 14, 2014, the Company filed the Certificate of Designation, Preferences and Rights of the 0% Series A Convertible Preferred Stock with the Secretary of State of the State of Nevada.

F-41

Each share of the Series A Convertible Preferred Stock is convertible into shares of the Company’s Common Stock, par value $0.001 per share, based on a conversion calculation equal to the Base Amount divided by the conversion price. The Base Amount is defined as the sum of (i) the aggregate stated value of the Series A Convertible Preferred Stock to be converted and (ii) all unpaid dividends thereon. The stated value of each share of the Series A Convertible Preferred Stock is $1,000 and the initial conversion price is $6.00 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. Additionally, in the event the Company issues shares of its Common Stock or Common Stock equivalents at a per share price that is lower than the conversion price then in effect, the conversion price shall be adjusted to such lower price, subject to certain exceptions. The Company is prohibited from effecting a conversion of the Series A Convertible Preferred Stock to the extent that as a result of such conversion, the investor would beneficially own more than 9.99% in the aggregate of the issued and outstanding shares of the Company’s Common Stock, calculated immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock possess no voting rights.

On May 14, 2014, we entered into securities purchase agreements with certain accredited investors pursuant to which we sold an aggregate of 6,000 shares of our then newly designated Series A Convertible Preferred Stock at a price of $1,000 per share for gross proceeds to us of $6,000,000. Related to the sale, we incurred offering costs of $620,085 resulting in net proceeds of $5,379,915. The transaction closed on May 15, 2014.

As the conversion price of the Series A Convertible Preferred Stock on a converted basis was below the market price of the Common Stock on the closing date, this resulted in a beneficial conversion feature recorded as an “imputed” dividend of $2,010,000. In addition, during the fourth quarter of 2015, in connection with the 2015 Private Placement in which the Company’s Common Stock was sold at $3.00 per share, the conversion price of the Series A Convertible Preferred Stock decreased to $3.00. This decrease resulted in an additional beneficial conversion feature of $3,383,850 recognized as of the time of the 2015 Private Placement.

Note 10: Stock Options

On December 29, 2008, the Company adopted the 2008 Stock Option Plan (the “Plan”), which provides for the issuance of qualified and non-qualified stock options to officers, directors, employees and other qualified persons. The Plan is administered by the Board of Directors of the Company or a committee appointed by the Board of Directors. The number of shares of the Company’s Common Stock initially reserved for issuance under the Plan was 36,667. On September 2, 2011, the stockholders holding a majority of the Company’s outstanding Common Stock adopted an amendment to the Company’s 2008 Stock Option Plan to increase the number of shares of Common Stock issuable under the plan to 166,667.

On September 18, 2015, the Company adopted the Genius Brands International, Inc. 2015 Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by our stockholders in September 2015. The 2015 Plan as approved by the stockholders authorized the issuance up to an aggregate of 150,000 shares of Common Stock. On December 14, 2015, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 1,293,334 from 150,000 shares to 1,443,334 shares. The increase in shares available for issuance under the 2015 Plan was approved by stockholders on February 3, 2016. On May 18, 2017, the Board of Directors voted to amend the 2015 Plan to increase the total number of shares that can be issued under the 2015 Plan by 223,333 shares from 1,443,334 shares to an aggregate of 1,666,667 shares. The increase in shares available for issuance under the 2015 Plan was approved by the stockholders on July 25, 2017.

The following table summarizes the changes in the Company’s stock option plan during the nine months ended September 30, 2017:

	Options Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value	Weighted Average Exercise Price per Share
Balance at December 31, 2016	1,373,554	$2.82 - 12.00	3.99 years	$280,642	$8.14
Options Granted	–
Options Exercised	–
Options Cancelled	70,339
Options Expired	–
Balance at September 30, 2017	1,303,215	$2.82 - 12.00	3.24 years	$127,860	$8.11

Exercisable December 31, 2016	452,535	$2.82 - 6.00	3.95 years	$263,375	$5.29
Exercisable September 30, 2017	466,700	$2.82 - 6.00	3.23 years	$127,860	$5.33

F-42

During the year ended December 31, 2015, the Company granted options to purchase 1,407,775 shares of Common Stock to officers, directors, employees, and consultants. These stock options generally vest between one and three years, while a portion vested upon grant. The fair value of these options was determined to be $2,402,460 using the Black-Scholes option pricing model based on the following assumptions:

Exercise Price	$2.82 - $12.00
Dividend Yield	0%
Volatility	100% - 137%
Risk-free interest rate	0.89% - 1.25%
Expected life of options	2.5 - 3.5 years

During the three and nine months ended September 30, 2016, the Company recognized share-based compensation expense of $358,919 and $1,236,880, respectively. During the first quarter of 2016, the Company recognized $220,564 of true-up expenses from prior periods which reflected certain revisions meant to (i) align with the graded vesting of the majority of the options granted in 2015, (ii) make adjustments in certain accounting estimates utilized in the Black-Scholes model, and (iii) reflect the accurate number of options granted in 2015. The Company has assessed these adjustments individually and in aggregate and considers them immaterial to the current and prior periods.

During the three and nine months ended September 30, 2017, the Company recognized $108,476 and $514,108, respectively, in share-based compensation expense. The unvested share-based compensation as of September 30, 2017 was $278,819 which will be recognized through the second quarter of 2019 assuming the underlying grants are not cancelled or forfeited.

Note 11: Warrants

The Company has warrants outstanding to purchase up to 1,766,698 and 1,651,698 at September 30, 2017 and December 31, 2016, respectively.

In connection with the sale of the Company’s Series A Convertible Preferred Stock in May 2014, Chardan Capital Markets LLC (“Chardan”) acted as sole placement agent in consideration for which it received a cash fee of $535,000 and a warrant to purchase up to 100,002 shares of the Company’s Common Stock. These warrants are exercisable immediately, have an exercise price of $6.00 per share, and have a five-year term.

In connection with the 2015 Private Placement, the Company issued to accredited investors the Original Warrants to purchase up to an aggregate of 1,443,362 shares of Common Stock for a purchase price of $3.00 per share. The Original Warrants are exercisable into shares of Common Stock for a period of five (5) years from issuance at an initial exercise price of $3.30 per share, subject to adjustment in the event of stock splits, dividends and recapitalizations. The Original Warrants are exercisable immediately. The Company is prohibited from effecting an exercise of the warrants to the extent that as a result of such exercise, the holder would beneficially own more than 4.99% (subject to increase up to 9.99% upon 61 days’ notice) in the aggregate of the issued and outstanding shares of Common Stock, calculated immediately after giving effect to the issuance of shares of Common Stock upon exercise of the warrant.

In connection with the 2015 Private Placement, Chardan acted as sole placement agent in consideration for which it received a cash fee of $300,000 and a warrant to purchase up to 141,668 shares of the Company’s Common Stock. These warrants are exercisable immediately, have an exercise price of $3.60 per share, and have a five-year term.

On February 9, 2017, the Company entered into the Private Transaction pursuant to the Agreement with certain holders of the Original Warrants. Pursuant to the Agreement, the holders of the Original Warrants and the Company agreed that such Original Warrant holders would exercise their Original Warrants in full, and the Company would issue to each such holder new warrants, with the new warrants being identical to the Original Warrants except that the termination date of such new warrants is February 10, 2022 (the “Reload Warrants”). In addition, depending on the number of Original Warrants exercised by all holders of the Original Warrants, the Company also agreed to issue to the holders another new warrant, identical to the Original Warrant except that the exercise price of such warrant is $5.30 and such warrant is not exercisable until August 10, 2017 (the “Market Price Warrants” and together with the Reload Warrants, the “New Warrants”).

F-43

The Company received gross proceeds of $3,866,573 from the exercise of the Original Warrants and issued Reload Warrants to purchase an aggregate of 799,991 shares of the Company’s Common Stock and Market Price Warrants to purchase an aggregate of 371,699 shares of the Company’s Common Stock. In association with the Private Transaction, the Company recorded $1,402,174, representing the difference in the fair market value of the Original Warrants and the New Warrants, as an adjustment to additional paid-in capital.

Chardan acted as financial advisor on the Private Transaction in consideration for which Chardan received $363,617 and was issued New Warrants for 115,000 shares of the Company’s Common Stock.

The following table summarizes the changes in the Company’s outstanding warrants during the nine months ended September 30, 2017:

	Warrants Outstanding Number of Shares	Exercise Price per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price per Share	Aggregate Intrinsic Value
Balance at December 31, 2016	1,651,698	$3.30 - 6.00	3.75 years	$3.49	$3,301,913
Warrants Granted	1,286,690	3.30 - 5.30	–	–	ؘ–
Warrants Exercised	1,171,690	3.30	–	–	–
Warrants Expired	–
Balance at September 30, 2017	1,766,698	$3.30 - 6.00	3.94 years	$4.03	$925,097

Exercisable December 31, 2016	1,651,698	$3.30 - 6.00	3.75 years	$3.49	$3,301,913
Exercisable September 30, 2017	1,766,698	$3.30 - 6.00	3.94 years	$4.03	$925,097

Note 12: Income Taxes

The Company accounts for income taxes in accordance with ASC 740 Income Taxes, which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

At the adoption date of January 1, 2008, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of September 30, 2017 and December 31, 2016, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and in the state of California and Massachusetts. The Company is currently subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities since inception of the Company.

Note 13: Commitments and Contingencies

The Company has various contractual obligations, which are recorded as liabilities in our consolidated financial statements. Other items, such as certain purchase commitments and other executory contracts are not recognized as liabilities in our consolidated financial statements but are required to be disclosed in the footnotes to the financial statements. For example, the Company is contractually committed to make certain minimum lease payments for the use of property under its operating lease. In addition, the Company has contractual commitments for employment agreements of certain employees.

F-44

During the first quarter of 2015, the Company entered into an agreement for new office space to which it relocated its operations upon the expiration of its prior lease. Effective May 1, 2015, the Company began leasing approximately 3,251 square feet of general office space at 301 North Canon Drive, Suite 305, Beverly Hills, California 90210 pursuant to a 35-month sub-lease that commenced on May 1, 2015. The Company will pay $136,542 annually subject to annual escalations of 3%.

Rental expenses incurred for operating leases during the three months ended September 30, 2017 and 2016 were $35,862 and $34,818, respectively. Rental expenses incurred for operating leases during the nine months ended September 30, 2017 and 2016 were $71,022 and $69,825, respectively.

The following is a schedule of future minimum contractual obligations as of September 30, 2017, under the Company’s operating leases and employment agreements:

	2017	2018	2019	2020	2021	Thereafter
Operating Leases	$36,214	$36,214	$–	$–	$–	$–
Employment Contracts	258,360	580,413	–	–	–	–
Total	$294,574	$616,627	$–	$–	$–	$–

In addition to employment agreements and operating leases, in the normal course of its business, the Company enters into various agreements associated with its individual properties. Some of these agreements call for the potential future payment of royalties or “profit” participations for either (i) the use of third party intellectual property, such as the case with Stan Lee and the Mighty 7 and Llama Llama among others, in which the Company is obligated to share net profits with the underlying rights holders on a certain basis as defined in the respective agreements or (ii) services rendered by animation studios, post-production studios, writers, directors, musicians or other creative talent for which the Company is obligated to share with these service providers a portion of the net profits of the properties on which they have rendered services, as defined in each respective agreement. Other agreements contain options to acquire rights to intellectual property and would require payment to the rights holders contingent upon the Company securing minimum production, broadcast, or other financing commitments from third parties.

Note 14: Related Party Transactions

On April 21, 2016, the Company entered into a merchandising and licensing agreement with Andy Heyward Animation Art (“AHAA”), whose principal is Andy Heyward, the Company’s Chief Executive Officer. The Company entered into a customary merchandise license agreement with AHAA for the use of characters and logos related to Warren Buffett’s Secret Millionaires Club and Stan Lee’s Mighty 7 in connection with certain products to be sold by AHAA. The terms and conditions of such license are customary within the industry, and the Company earns an arm-length industry standard royalty on all sales made by AHAA utilizing the licensed content. During the three months ended September 30, 2017 and 2016, the Company earned $0 and $247 in royalties from this agreement, respectively. During the nine months ended September 30, 2017 and 2016, the Company earned $0 and $247 in royalties from this agreement, respectively.

On July 25, 2016, the Company entered into a consulting agreement with Foothill Entertainment, Inc. (“Foothill”), an entity whose Chairman is Gregory Payne, our corporate secretary. The Company has engaged Foothill Entertainment, Inc. for a term of six months to assist in the distribution and commercial exploitation of its audiovisual content as well as for the preparation and attendance on behalf of the Company at the MIPJR and MIPCOM markets in Cannes. The agreement continues on a month-to-month basis following the initial term. Foothill receives $12,500 per month for these services.

On October 1, 2016, Llama Productions LLC entered into an animation production services agreement with Mr. Heyward for services as a producer for which he is to receive $186,000 through the course of production of the Company’s animated series Llama Llama. From October 1, 2016 through September 30, 2017, Mr. Heyward has been paid $120,000.

F-45

Note 15: Subsequent Events

Pursuant to FASB ASC 855, Management has evaluated all events and transactions that occurred from September 30, 2017 through the date of issuance of these financial statements. During this period, we did not have any significant subsequent events, except as disclosed below:

•	On October 3, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investors (the “Registered Offering”), an aggregate of 1,647,691 shares Common Stock, at an offering price of $3.90 per share for gross proceeds of approximately $6,425,995 before deducting the placement agent fee and related offering expenses. The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-214805), which was filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2016 and was declared effective by the Commission on December 19, 2016 (the “Registration Statement”).
•	In a concurrent private placement (the “October 2017 Private Placement” and together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investors who participated in the Registered Offering warrants (the “Offering Warrants” and collectively with the Shares, the “Securities”) exercisable for one share of Common Stock for each Share purchased in the Registered Offering for an aggregate of 1,647,691 shares of Common Stock at an exercise price of $3.90 per share. Each Offering Warrant will be immediately exercisable on the date of its issuance and will expire five years from the date it becomes exercisable. Subject to limited exceptions, a holder of an Offering Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99%. The Offering Warrants and the shares of our Common Stock issuable upon the exercise of the Offering Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.
•	On October 2, 2017, the Company entered into an Engagement Letter (the “Engagement Letter”) with Chardan (the “Placement Agent”) pursuant to which the Company engaged Chardan as its placement agent in connection with the Offerings. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 9.0% of the gross proceeds from the sale of the Securities and to reimburse certain out-of-pocket expenses of up to $35,000. The Engagement Letter also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.
•	Subsequent to September 30, 2017, the Company issued 25,000 shares of Common Stock upon conversion of 75 shares of Series A Convertible Preferred Stock as a conversion prices of $3.00 per share.

F-46

GENIUS BRANDS INTERNATIONAL, INC.

1,647,691 Shares of Common Stock

PROSPECTUS

January 30, 2018